Exhibit 2.1

Execution Version

ASSET EXCHANGE AGREEMENT

By And Between

GEP Haynesville, LLC

As GEP

And

Vine Oil & Gas LP

As Vine

Dated as of January 31, 2018

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-ii-

-iii-

ANNEX; EXHIBITS AND SCHEDULES

Annex

Annex 1.1	Certain Defined Terms

Exhibits

Exhibit A
Exhibit A-1	GEP Leases
Exhibit A-2	GEP Units
Exhibit A-3	GEP Wells
Exhibit A-4	GEP Rights of Way
Exhibit B
Exhibit B-1	Vine Leases
Exhibit B-2	Vine Units
Exhibit B-3	Vine Wells
Exhibit B-4	Vine Rights of Way
Exhibit C-1	GEP Retained Wells
Exhibit C-2	Vine Retained Wells
Exhibit E-1	Form of Conveyance of GEP Assets
Exhibit E-2	Form of Conveyance of Vine Assets
Exhibit F-1	GEP Certificate of Non-Foreign Status
Exhibit F-2	Vine Certificate of Non-Foreign Status
Exhibit G-1	GEP Closing Certificate
Exhibit G-2	Vine Closing Certificate
Exhibit H-1	Shell Consent
Exhibit H-2	Encana Consent
Exhibit H-3	Enable Consent
Exhibit H-4	Landowner Consents
Exhibit I	Closing Letter
Exhibit J	Post-Closing Covenant Agreement

Schedules

Schedule 1.1(w)	Bucket 2 Wells
Schedule 1.1(x)	Bucket 3 Wells
Schedule 1.1(jjj)(ii)	GEP Surface Interests
Schedule 1.1(jjj)(iii)	Vine Surface Interests
Schedule 1.1(jjjj)	GEP Legacy Decommissioning Obligations
Schedule 1.1(ggggg)-1	GEP Knowledge Persons
Schedule 1.1(ggggg) -2	Vine Knowledge Persons
Schedule 1.1(uuu)(xi)-A	GEP Existing Audits
Schedule 1.1(uuu)(xi)-B	Vine Existing Audits
Schedule 1.1(rrrrr)	Operator Change Wells
Schedule 1.1(ffffff)-A	Required Consents for GEP Assets
Schedule 1.1(ffffff)-B	Required Consents for Vine Assets
Schedule 1.1(rrrrrrr)	Vine Legacy Decommissioning Obligations
Schedule 2.5	Allocated Values for Exchange Wells

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Disclosure Schedules

GEP Disclosure Schedules
Vine Disclosure Schedules

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INDEX OF TERMS

Accounting Referee	37
Adjustment Amount	64
Adjustment Payment	64
Affiliate	64
Agreement	1
Allocated Value	64
Asset Taxes	64
Assignee	64
Assignee Casualty Holdback Assets	19
Assignee Consent Holdback Assets	16
Assignee Defect Holdback Assets	11
Assignee Group	64
Assignee Preferential Right Holdback Assets	17
Assignor	65
Assignor Casualty Loss Assets	18
Assignor Casualty Loss Properties	18
Assignor Group	65
Assignor Hard Consent Assets	15
Assignor Preferential Right Assets	17
Assumed Obligations	65
Base Adjustment Amount	65
Base of the Cotton Valley Formation	65
Base of the Haynesville Formation	65
Bucket 2 Wells	65
Bucket 3 Wells	65
Business Day	65
Casualty Holdback Acreage	19
Casualty Loss	65
Casualty Loss Notice	18
CERCLA	68
Claim Date	7
Claim Notice	51
Closing	34
Closing Date	35
Closing Letter	66
Code	66
Confidentiality and Access Agreement	30
Consent Holdback Acreage	15
Contract	66
Conveyances	35
Conveyed SCADA Equipment	69
CPR	13
Credit Support	31
Cure Period	8

Customary Consents	66
Defect Amount	9
Defect Holdback Acreage	11
Defect Notice	7
Defensible Title	67
Deficit Exchange Unit	11
Direct Claim	53
Disclosure Schedules	68
Dispute	56
Disputed Matter	12
Effective Date	68
Enable	33
Enable Consent	33
Encana Consent	33
Encana PSA	68
Environmental Defect	68
Environmental Laws	68
Environmental Liabilities	68
Environmental Permits	23
Exchange Assets	69
Exchange Contracts	70
Exchange Equipment	70
Exchange Lands	70
Exchange Leases	70
Exchange Oil and Gas Properties	70
Exchange Records	70
Exchange Rights of Way	70
Exchange Transaction	39
Exchange Units	70
Exchange Wells	70
Exchanging Party	39
Excluded Assets	70
Excluded Records	73
Execution Date	1
Fraud	73
Fundamental Reps	74
Gas Purchase Agreement	32
GEP	1
GEP Assets	74
GEP Assumed Obligations	42
GEP Contracts	69
GEP Conveyances	35
GEP Disclosure Schedules	74
GEP Equipment	69
GEP Excluded Assets	74

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GEP Excluded Records	74
GEP Group	43
GEP Lands	74
GEP Leases	74
GEP Legacy Decommissioning Obligations	75
GEP Oil and Gas Properties	75
GEP Records	70
GEP Retained Leasehold Interests	71
GEP Retained Liabilities	45
GEP Retained Wells	71
GEP Rights of Way	69
GEP Surface Interests	69
GEP Taxes	75
GEP Units	75
GEP Wells	75
Governmental Authority	75
Hard Consent	75
Hard Consent Notice	14
Hard Consent Property	15
Hazardous Substances	76
Hydrocarbons	76
Imbalance	76
Income Taxes	76
Indemnified Person	51
Indemnifying Party	51
IPO	76
Knowledge	76
Laws	77
Lien	77
Loss	77
Net Mineral Acre	77
Net Revenue Acre	77
Net Revenue Acre Amount	10
Net Revenue Interest	78
Non-Exchanging Party	39
Non-Recourse Person	60
NORM	76
Operator Change Wells	78
Parties	1
Party	1
Permitted Encumbrances	78
Person	82
Post-Closing Covenant Agreement	82
Preferential Right Holdback Acreage	17
Preferential Right Notice	17

Preferential Right Property	17
Pricing Amendment	40
Proceeding	82
Property Costs	83
Reasonably Equivalent Acreage	83
Records	83
Registration Statement	76
Release	84
Remediate	84
Remediation	84
Required Consent	84
Required Consents	34
Requisite Financial Statement Information	31
Retained Leasehold Interests	71
Retained Liabilities	84
Retained Well	71
Retained Wells	71
Royalties	84
SEC	84
Shell Consent	33
Shell PSA	84
Specified Depths	84
Statement Date	37
Straddle Period	84
Suspense Funds	85
Target Depths	85
Tax Return	85
Taxes	85
Termination Date	40
Third Party	85
Third Party Claim	51
Title Defect	85
Title Referee	13
Title Threshold	85
Transaction Documents	85
Transfer Taxes	39
Treasury Regulations	86
Uncommon Contract	86
Uncommon Litigation	86
Undivided Interest	86
Vine	1
Vine Assets	86
Vine Assumed Obligations	41
Vine Contracts	69
Vine Conveyances	35

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Vine Disclosure Schedules	86
Vine Equipment	69
Vine Excluded Assets	86
Vine Excluded Records	86
Vine Group	45
Vine Lands	86
Vine Leases	87
Vine Legacy Decommissioning Obligations	87
Vine Oil and Gas Properties	87
Vine Records	70

Vine Resources	87
Vine Retained Leasehold Interests	71
Vine Retained Liabilities	43
Vine Retained Wells	71
Vine Rights of Way	69
Vine Surface Interests	69
Vine Taxes	87
Vine Units	88
Vine Wells	88
Wellbore Limited Title Defect	88
Working Interest	88

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ASSET EXCHANGE AGREEMENT

This ASSET EXCHANGE AGREEMENT (this “Agreement”) dated January 31, 2018 (“Execution Date”), is by and between GEP Haynesville, LLC, a Delaware limited liability company (“GEP”), and Vine Oil and Gas LP, a Delaware limited partnership (“Vine”), GEP and Vine are sometimes referred to collectively as the “Parties” and individually as a “Party”.

RECITALS:

GEP desires to transfer and exchange, and Vine desires to acquire, the GEP Assets.

Vine desires to transfer and exchange, and GEP desires to acquire, the Vine Assets.

To the extent permitted under applicable Law, GEP and Vine desire that the exchange and acquisition of the GEP Assets and the Vine Assets constitute a simultaneous tax-deferred exchange under Section 1031 of the Code.

In consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.    Certain Definitions. As used herein the terms set forth in Annex 1.1 shall have the meanings ascribed to such terms therein.

Section 1.2.    Louisiana Defined Terms. In this Agreement, (a) the term “real property” shall mean “immovable property” as that term is used in the Louisiana Civil Code; (b) the term “personal property” shall mean “movable property” as that term is used in the Louisiana Civil Code; (c) the term “easement” shall mean “servitude” as that term is used in the Louisiana Civil Code; (d) the term “building” shall also include “other constructions” as that term is used in the Louisiana Civil Code; (e) the term “tangible” shall mean “corporeal” as that term is used in the Louisiana Civil Code; (f) the term “intangible” shall mean “incorporeal” as that term is used in the Louisiana Civil Code; (g) the term “fee simple” shall mean “full ownership interest” as provided in Louisiana Civil Code Art. 477 unburdened by real rights in favor of others; and (h) the term “condemnation” shall include “expropriation” as that term is used in the Louisiana Civil Code.

ARTICLE 2.

EXCHANGE

Section 2.1.    Exchange. On the terms and conditions contained in this Agreement, effective as of the Effective Date, GEP agrees to assign the GEP Assets to Vine and Vine agrees to accept the GEP Assets and Vine agrees to assign the Vine Assets to GEP and GEP agrees to accept the Vine Assets.

Section 2.2.    Exchange Consideration. The consideration to be delivered (a) by Vine to GEP for the GEP Assets, shall be the simultaneous assignment of the Vine Assets by Vine to GEP at the Closing, (b) by GEP to Vine for the assignment of the Vine Assets, shall be the assignment of the GEP Assets by GEP to Vine at the Closing and (c) to the Party to whom the Adjustment Payment is due, shall be the payment of the Adjustment Payment by the other Party pursuant to Section 8.4.

Section 2.3.    Adjustment Payment. The Adjustment Payment payable under Section 8.4 shall be calculated by adjusting the Base Adjustment Amount (without duplication) as follows:

(a)    increased in accordance with Section 9.1 in the amount of GEP’s portion of (i) any Asset Taxes with respect to the GEP Assets not paid (or otherwise economically borne) by GEP as of the Closing Date and (ii) any Asset Taxes with respect to the Vine Assets paid (or otherwise economically borne) by Vine as of the Closing Date;

(b)    decreased in accordance with Section 9.1 in the amount of Vine’s portion of (i) of any Asset Taxes with respect to the Vine Assets not paid (or otherwise economically borne) by Vine as of the Closing Date and (ii) any Asset Taxes with respect to the GEP Assets paid (or otherwise economically borne) by GEP as of the Closing Date;

(c)    adjusted for Imbalances as of the Effective Date which are attributable to the Exchange Assets as follows:

(i)    increased by the aggregate amount owed by GEP to non-Affiliate Persons for Imbalances attributable to the GEP Assets, in the case of gaseous Hydrocarbons, on the basis of $3.00 per MMBtu;

(ii)    decreased by the aggregate amount owed by Vine to non-Affiliate Persons for Imbalances attributable to the Vine Assets, in the case of gaseous Hydrocarbons, on the basis of $3.00 per MMBtu;

(iii)    decreased by the aggregate amount owed by non-Affiliate Persons to GEP for Imbalances attributable to the GEP Assets, in the case of gaseous Hydrocarbons, on the basis of $3.00 per MMBtu;

(iv)    increased by the aggregate amount owed by non-Affiliate Persons to Vine for Imbalances attributable to the Vine Assets, in the case of gaseous Hydrocarbons, on the basis of $3.00 per MMBtu;

(d)    without prejudice to any Party’s rights under ARTICLE 11, adjusted for certain proceeds received and Property Costs paid, as follows:

(i)    increased by the aggregate amount of proceeds and revenues received by GEP or any Affiliate of GEP attributable to the ownership or operation of the GEP Assets during the period from and after the Effective Date (provided that no adjustment shall be made under this Section 2.3(d)(i) for funds received by GEP or any Affiliate of GEP for the account of any non-Affiliate Persons);

(ii)    decreased by the aggregate amount of proceeds and revenues received by Vine or any Affiliate of Vine attributable to the ownership or operation of the Vine Assets during the period from and after the Effective Date (provided that no adjustment shall be made under this Section 2.3(d)(ii) for funds received by Vine or any Affiliate of Vine for the account of any non-Affiliate Persons);

(iii)    increased by an amount equal to all Property Costs paid by or on behalf of Vine or any Affiliate of Vine attributable to the ownership and operation of the Vine Assets during the period from and after the Effective Date; and

(iv)    decreased by an amount equal to all Property Costs paid by or on behalf of GEP or any Affiliate of GEP attributable to the ownership and operation of the GEP Assets during the period from and after the Effective Date;

(e)    increased or decreased, as applicable, in accordance with Section 3.2(e);

(f)    with respect to the Operator Change Wells:

(i)    increased by the amount of all cash call payments received by GEP from non-Affiliate Persons as of the Closing related to the Operator Change Wells that are GEP Assets, to the extent not otherwise paid to Vine at Closing or previously expended for operations on such Operator Change Wells;

(ii)    decreased by the amount of all cash call payments received by Vine from non-Affiliate Persons as of the Closing related to the Operator Change Wells that are Vine Assets, to the extent not otherwise paid to GEP at Closing or previously expended for operations on such Operator Change Wells;

(g)    with respect to the Bucket 2 Wells and the Bucket 3 Wells (without duplication of any calculations set forth in Section 2.3(d)):

(i)    as to any Bucket 2 Wells or Bucket 3 Wells which are part of the Vine Assets, increased by the amount of all Property Costs and other costs and expenses charged to the joint account under applicable operating agreements with respect to such Exchange Wells, in each case, which were also paid by or on behalf of Vine prior to the Closing Date;

(ii)    as to any Bucket 2 Wells or Bucket 3 Wells which are part of the Vine Assets, decreased by the amount of all proceeds and revenues received by Vine or any Affiliate of Vine which are attributable to the ownership or operation of such Exchange Wells prior to the Closing Date (provided no adjustment shall be made under this Section 2.3(g)(ii) for funds received by Vine or any Affiliate of Vine for the account of any non-Affiliate Persons) with respect to such Exchange Wells;

(iii)    as to any Bucket 2 Wells or Bucket 3 Wells which are part of the GEP Assets, decreased by the amount of all Property Costs and other costs and expenses charged to the joint account under applicable operating agreements with respect to such Exchange Wells, in each case, which were also paid by or on behalf of GEP prior to the Closing Date; and

(iv)    as to any Bucket 2 Wells or Bucket 3 Wells which are part of the GEP Assets, increased by the amount of all proceeds and revenues received by GEP or any Affiliate of GEP which are attributable to the ownership or operation of such Exchange Wells prior to the Closing Date (provided no adjustment shall be made under this Section 2.3(g)(iv) for funds received by GEP or any Affiliate of GEP for the account of any non-Affiliate Persons) with respect to such Exchange Wells.

Section 2.4.    Ordinary Course Pre-Effective Date Costs Paid and Revenues Received Post-Closing.

(a)    Without duplication of any adjustments made pursuant to Section 2.3 and except for Property Costs incurred with respect to Bucket 2 Wells and Bucket 3 Wells (which shall be the sole responsibility of the applicable Assignee to which such Bucket 2 Wells and/or Bucket 3 Wells are conveyed hereunder), with respect to all other Property Costs incurred with respect to the applicable Exchange Assets prior to the Effective Date but paid after the Effective Date:

(i)    GEP shall be responsible for (and entitled to any refunds and indemnities with respect to) all such Property Costs incurred with respect to the GEP Assets prior to the Effective Date; and

(ii)    Vine shall be responsible for (and entitled to any refunds and indemnities with respect to) all such Property Costs incurred with respect to the Vine Assets prior to the Effective Date.

(b)    Without duplication of any adjustments made pursuant to Section 2.3 and during the period lasting until the one (1) year anniversary of the Closing Date, (a) should any Party or any Affiliate of any Party receive after Closing any proceeds or other income to which the other Party is entitled hereunder, such Party shall fully disclose, account for, and promptly remit the same to the other Party, and (b) should any Party, or any Affiliate of any Party, pay after Closing any Property Costs for which the other Party is responsible hereunder, such Party shall be reimbursed by the other Party promptly after receipt of such Party’s notice of such payment, accompanied by copies of the relevant vendor or other invoice and proof of payment.

Section 2.5.    Certain Allocated Values. Solely for purposes of determining the Defect Amount of any Wellbore Limited Title Defects under ARTICLE 3 of this Agreement, the Parties have assigned certain values to the Exchange Wells as set forth on Schedule 2.5. The value so allocated to a particular Exchange Well identified on Schedule 2.5 shall be referred to as the “Allocated Value” for that Exchange Well. The Parties have accepted such Allocated Values for the limited purposes set forth in this Section 2.5, but make no representation or warranty as to the accuracy of such values. Notwithstanding anything to the contrary contained herein, neither Party shall be bound by the Allocated Values set forth in this Agreement for Tax purposes.

Section 2.6.    Procedures.

(a)    All adjustments and payments made pursuant to this ARTICLE 2 shall be without duplication of any other amounts paid or received under this Agreement. Except for Property Costs incurred with respect to Bucket 2 Wells and Bucket 3 Wells (which shall be the sole responsibility of the applicable Assignee to which such Bucket 2 Wells and/or Bucket 3 Wells are conveyed hereunder), surface use or damage fees, insurance premiums, and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling on or before, or after, the Effective Date.

(b)    For purposes of allocating production (and accounts receivable with respect thereto) under Annex 1.1(uuu)(v), Section 2.3 and Section 2.4, gaseous Hydrocarbons shall be deemed “from or attributable to” the Exchange Oil and Gas Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are gathered or transported from the applicable Exchange Oil and Gas Property. Each Assignor shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings are not available.

(c)    After Closing, each Party shall be entitled to reasonably participate in all joint interest audits and other audits with respect to Property Costs for which such Party is responsible or proceeds to which such Party is entitled (whether entirely or in part) under the terms of Annex 1.1(uuu)(v), Section 2.3 and Section 2.4.

ARTICLE 3.

TITLE AND ENVIRONMENTAL MATTERS

Section 3.1.    Title and Environmental Matters.

(a)    General Disclaimer of Environmental Warranties and Representations. Subject to the representations and warranties of each Assignor made in Section 4.5 and Section 4.14 and the certificates delivered pursuant to Section 8.2(d) or Section 8.3(d) (to the extent applicable to the representations and warranties of each Assignor made in in Section 4.5 and Section 4.14), as applicable, with respect to the Exchange Assets, EACH ASSIGNOR DISCLAIMS, AND THE CORRESPONDING ASSIGNEE, ON BEHALF OF ITSELF AND EACH MEMBER OF THE APPLICABLE ASSIGNEE GROUP, AS APPLICABLE, WAIVES, RELEASES AND DISCHARGES THE CORRESPONDING ASSIGNOR AND EACH MEMBER OF THE APPLICABLE ASSIGNOR GROUP FROM, AS TO THE EXCHANGE ASSETS TO BE ACQUIRED HEREUNDER BY SUCH ASSIGNEE, ANY WARRANTY OR REPRESENTATION OF THE ASSIGNOR, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO (I) ANY MATTERS WITH RESPECT TO THE EXISTENCE OF ANY ENVIRONMENTAL DEFECT,

ENVIRONMENTAL LIABILITIES, RELEASE OF HAZARDOUS SUBSTANCES OR ANY OTHER ENVIRONMENTAL CONDITION WITH RESPECT TO THE OWNERSHIP OR OPERATION OF EXCHANGE ASSETS TO BE ACQUIRED HEREUNDER BY SUCH ASSIGNEE, OR (II) WHETHER THE ASSIGNOR OR ANY OF THE EXCHANGE ASSETS TO BE ACQUIRED HEREUNDER BY SUCH ASSIGNEE (OR THE OWNERSHIP OR OPERATION THEREOF) ARE IN COMPLIANCE WITH ANY ENVIRONMENTAL LAW.

(b)    General Disclaimer of Title Warranties and Representations. Subject to (i) Section 3.1(d), (ii) the representations and warranties of each Party made in Section 4.5, Section 4.11 or Section 4.15 (iii) the certificates delivered pursuant to Section 8.2(d) or Section 8.3(d) (to the extent applicable to the representations and warranties of each Party made in in Section 4.5, Section 4.11 and Section 4.15), as applicable, and (iv) the special warranty of Defensible Title as set forth in the Conveyances with respect to the Exchange Oil and Gas Properties and without limiting the Assignee’s remedies for Title Defects set forth in this ARTICLE 3, ASSIGNOR DOES NOT MAKE, AND THE ASSIGNEE, ON BEHALF OF ITSELF AND EACH MEMBER OF THE APPLICABLE ASSIGNEE GROUP HEREBY WAIVES, RELEASES AND DISCHARGES THE CORRESPONDING ASSIGNOR AND EACH MEMBER OF THE APPLICABLE ASSIGNOR GROUP FROM ANY WARRANTY OR REPRESENTATION OF THE ASSIGNOR, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ASSIGNOR’S OR ANY OTHER PERSON’S TITLE TO ANY OF THE EXCHANGE OIL AND GAS PROPERTIES TO BE ACQUIRED HEREUNDER BY THE ASSIGNEE. Assignor’s title to all Exchange Oil and Gas Properties to be acquired hereunder by the Assignee shall be presumed to be Defensible Title unless Assignee can prove through actual affirmative evidence submitted with a valid Defect Notice that Assignor’s title to any such Exchange Oil and Gas Property is less than Defensible Title. Assignee shall have the burden of proof in proving the existence of each alleged Title Defect and Defect Amount with respect thereto. Assignee hereby acknowledges and agrees that except as to any breach or failure of the representations and warranties of each Party made in Section 4.5, Section 4.11 or Section 4.15, the certificates delivered pursuant to Section 8.2(d) or Section 8.3(d) (to the extent applicable to the representations and warranties of each Party made in in Section 4.5, Section 4.11 and Section 4.15), as applicable, or the special warranty of Defensible Title set forth in the Conveyances, ARTICLE 3 sets forth Assignee’s sole and exclusive remedy with respect to (A) any Title Defect and/or (B) the failure of Assignor or any other Person to have title to any of the Exchange Oil and Gas Properties to be acquired hereunder by the Assignee (whether Defensible Title or otherwise).

(c)    Additional Louisiana Disclaimer. EACH ASSIGNEE HEREBY ACKNOWLEDGES AND AGREES AS FOLLOWS IN CONNECTION WITH ANY EXCLUSION OF WARRANTY OF TITLE HEREIN PROVIDED AND THE SPECIAL WARRANTIES OF TITLE AS SET FORTH IN THE CONVEYANCES TO BE DELIVERED AT CLOSING WITH RESPECT TO THE EXCHANGE OIL AND GAS PROPERTIES TO BE ACQUIRED HEREUNDER BY THE ASSIGNEE: (i) EACH ASSIGNEE IS ACQUIRING SUCH EXCHANGE OIL AND GAS PROPERTIES AT ITS PERIL AND RISK EXCEPT AS OTHERWISE SET

FORTH HEREIN; AND (ii) EXCEPT AS TO ANY BREACH OR FAILURE OF THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY MADE IN SECTION 4.5, SECTION 4.11 OR SECTION 4.15, THE CERTIFICATES DELIVERED PURSUANT TO SECTION 8.2(D) OR SECTION 8.3(D) (TO THE EXTENT APPLICABLE TO THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY MADE IN IN SECTION 4.5, SECTION 4.11 AND SECTION 4.15), AS APPLICABLE, OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCES, THE REMEDIES AVAILABLE AS TO THE TITLE DEFECTS WITH RESPECT TO SUCH EXCHANGE OIL & GAS PROPERTIES ARE THOSE SET FORTH IN THIS ARTICLE 3 AND EACH ASSIGNEE EXPRESSLY DISCLAIMS, WAIVES, AND EXCLUDES ANY OBLIGATION OF ITS ASSIGNOR TO RETURN THE PRICE OR ANY OTHER AMOUNT OTHERWISE AVAILABLE UNDER LOUISIANA CIVIL CODE ARTICLE 2503 OR OTHER SIMILAR LAW.

(d)    Special Warranties of Title in the Conveyances. The Conveyances delivered at Closing shall (i) contain a special warranty of Defensible Title by Assignor whereby Assignor warrants Defensible Title to its interest in the Exchange Oil and Gas Properties to be acquired by the Assignee hereunder unto Assignee against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor but not otherwise, subject, however, to the Permitted Encumbrances and (ii) be granted with full substitution and subrogation unto each Assignee of (y) all actions of warranty which the applicable Assignor may have against previous owners, and (z) all rights of prescription, both liberative and acquisitive. In order to make a claim under an Assignor’s special warranty of Defensible Title in any Conveyance, Assignee must provide a written notice meeting all the requirements set forth in Section 3.2(a)(i) through Section 3.2(a)(v) for a breach of the Assignor’s special warranty of Defensible Title under the applicable Conveyance to Assignor and, in such event, Assignor shall have a reasonable opportunity to cure such breach.

Section 3.2.    Defects; Adjustments.

(a)    Notice of Defects. As a condition to Assignee asserting any claim with respect to any alleged Title Defect with respect to any Exchange Asset(s), Assignee must deliver a valid claim notice or notices (each a “Defect Notice”) with respect to such alleged Title Defect to Assignor on or before 5:00 p.m. Central Standard Time on the date that is forty-five (45) days following the Execution Date (the “Claim Date”). In order to be a valid Defect Notice as to each alleged Title Defect, each such notice shall be in writing and must include:

(i)    a description of the alleged Title Defect;

(ii)    the Exchange Oil and Gas Properties subject to such Title Defect;

(iii)    if applicable, the Allocated Value of each Exchange Oil and Gas Property subject to the alleged Title Defect;

(iv)    Assignee’s good faith reasonable estimate of the Defect Amount attributable to such Title Defect and the computations and information upon which Assignee’s estimate is based; and

(v)    copies of such supporting documents reasonably necessary for the Assignor (as well as any title attorney, examiner or consultant hired by such Assignor) to verify or investigate the existence of the alleged Title Defect.

WITHOUT LIMITATION OF THE RIGHTS AND REMEDIES OF ASSIGNEE (I) EXPRESSLY SET FORTH IN THIS ARTICLE 3, (II) AS TO ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY MADE IN SECTION 4.5, SECTION 4.11 OR SECTION 4.15, OR THE CERTIFICATES DELIVERED PURSUANT TO SECTION 8.2(D) OR SECTION 8.3(D) (TO THE EXTENT APPLICABLE TO THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY MADE IN SECTION 4.5, SECTION 4.11 AND SECTION 4.15), AS APPLICABLE, AND (III) AS TO ANY BREACH OF ASSIGNOR’S SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCES, SOLELY FOR PURPOSES OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, ASSIGNEE SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE DEFECTS (AND ANY RIGHTS UNDER SECTION 3.2(D) OR SECTION 3.2(E) ATTRIBUTABLE THERETO) FOR WHICH ASSIGNOR HAS NOT RECEIVED ON OR BEFORE THE CLAIM DATE A VALID DEFECT NOTICE THAT SATISFIES ALL OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS SECTION 3.2(A).

(b)    Option to Cure Title Defects. Assignor shall have the right, but not the obligation to attempt, at Assignor’s sole cost, to cure or remove, on or prior to the date that is thirty (30) days after the Closing Date (such period the “Cure Period”), any Title Defects asserted in a valid Defect Notice if such Assignor provides notice to the applicable Assignee in writing on or before the Closing Date that Assignor elects to attempt to cure or remove any such Title Defect. If any validly asserted Title Defect which an Assignor elects to attempt to cure pursuant to this Section 3.2(b) is not cured or removed by the expiration of the Cure Period then such Title Defect and the Defect Amount attributable thereto shall be used to determine the remedies of the applicable Assignee as set forth in Section 3.2(d) or Section 3.2(e), as applicable. Notwithstanding the foregoing, any dispute relating to whether and to what extent a Title Defect has been cured shall be deemed to be a Disputed Matter and shall be resolved as set forth in Section 3.2(f), except that any such matter shall be submitted to the Title Referee, on or before ten (10) Business Days after expiration of the Cure Period; provided, however, that any prior or concurrent determination by the Title Referee with respect to Title Defects (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute) which an Assignor has elected to attempt to cure pursuant to this Section 3.2(b) shall be binding on the Parties with respect to such Title Defect (or factual or legal matters relating thereto, even if determined in connection with the resolution of an otherwise unrelated dispute). Assignor’s election to attempt to cure or remove a Title Defect shall not constitute an obligation to cure or attempt to cure such Title Defect or a waiver of Assignor’s rights to dispute the validity, nature or value of, or cost to cure, such Title Defect.

(c)    Defect Amounts. The diminution in value of the Exchange Assets attributable to any Title Defect (the “Defect Amount”) shall be: (y) in the case of Title Defects which are not Wellbore Limited Title Defects, calculated as the amount of Net Revenue Acres attributable to such Title Defect in the manner set forth in this Section 3.2(c) and (z) in the case of Wellbore Limited Title Defects, calculated as the amount equal to the decrease in the Allocated Value for the applicable Exchange Well attributable to such Wellbore Limited Title Defect in the manner set forth in this Section 3.2(c):

(i)    if Assignee and Assignor agree on the Defect Amount, that amount shall be the Defect Amount;

(ii)    if a Title Defect is a Lien that is undisputed and liquidated in amount, then the Defect Amount shall be (A) in the event that such Title Defect is a Wellbore Limited Title Defect, the greater of (i) the amount of the Allocated Value(s) of the affected Exchange Well(s) subject to such Title Defect or (ii) the amount necessary to be paid to remove the Title Defect from the applicable Exchange Well(s) or (B) in the event that such Title Defect is not a Wellbore Limited Title Defect, the amount of Net Revenue Acres in and to the Target Depths with respect to the Exchange Unit (or portion of the Exchange Unit if only certain Exchange Leases included within such Exchange Unit are subject to such Lien) subject to such Title Defect;

(iii)    if a Title Defect which is not a Wellbore Limited Title Defect constitutes a reduction in the number of Net Revenue Acres owned by Assignor as to the Target Depths with respect to any Exchange Unit, then the Defect Amount for such Title Defect shall be equal to the difference between the number of Net Revenue Acres purported to be owned by Assignor in the applicable Exchange Unit as set forth on Exhibit A-2 or Exhibit B-2, as applicable, minus (y) the actual number of Net Revenue Acres owned by Assignor as to the Target Depths in such Exchange Unit after giving effect to such Title Defect;

(iv)    With respect to any Wellbore Limited Title Defect which represents a negative discrepancy between (A) the actual Net Revenue Interest as to the Target Depths for any Exchange Well and (B) the “Net Revenue Interest” set forth for such Exchange Well on Exhibit A-3 or Exhibit B-3, as applicable, and there is no discrepancy between the Working Interest of the Assignor with respect to such Exchange Well and the “Working Interest” set forth for such Exchange Well on Exhibit A-3 or Exhibit B-3, as applicable, then the Defect Amount shall be the product of the Allocated Value of such Exchange Well multiplied by a fraction, (y) the numerator of which is the difference between the actual Net Revenue Interest as to the Target Depths for the applicable Exchange Well and the “Net Revenue Interest” set forth for such Exchange Well on Exhibit A-3 or Exhibit B-3, as applicable and (z) the denominator of which is the Net Revenue Interest set forth for such Exchange Well on Exhibit A-3 or Exhibit B-3, as applicable; provided that if the Title Defect does not affect the Net Revenue Interest in such Exchange Well as to the Target Depths throughout its entire productive life, the amount of the Defect Amount for such Title Defect shall be reduced to take into account the applicable time period only;

(v)    if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the affected Exchange Oil and Gas Property of a type not described in Section 3.2(c)(i) through Section 3.2(c)(iv) above, the Defect Amount shall be determined by taking into account (A) for Title Defects which are not Wellbore Limited Title Defects, the number of Net Revenue Acres owned by Assignor in such Exchange Oil and Gas Property affected by such Title Defect, (B) for Title Defects which are Wellbore Limited Title Defects, the Allocated Value of the applicable Exchange Well so affected, and (C) with respect to all Title Defects, the portion of Assignor’s interest in the Exchange Oil and Gas Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Exchange Oil and Gas Property, the values placed upon the Title Defect by Assignee and Assignor and such other factors as are necessary to make a proper evaluation and determination of such diminution in value;

(vi)    in no event shall (y) the Defect Amounts attributable to the effects of all Wellbore Limited Title Defects affecting a given Exchange Well be greater than the Allocated Value for the applicable Exchange Well (other than in the case of Wellbore Limited Title Defects of the type set forth in subpart (A) of Section 3.2(c)(ii)) nor (z) the Defect Amounts for Title Defects affecting a given Exchange Unit which are not Wellbore Limited Title Defects be greater than the amount of Net Revenue Acres purported to be owned by Assignor in the applicable Exchange Unit as set forth on Exhibit A-2 or Exhibit B-2, as applicable; and

(vii)    the Defect Amount (a) with respect to a Wellbore Limited Title Defect shall be determined without duplication of any costs or losses included in another Defect Amount hereunder, or for which Assignee otherwise receives credit in the calculation of the Adjustment Amount and (b) with respect to a Title Defect which is not a Wellbore Limited Title defect shall be determined without duplication of any amounts of Net Revenue Acres included in another Defect Amount hereunder.

(d)    Title Defect Remedy for Non-Wellbore Limited Title Defects.

(i)    With respect to Title Defects which are not Wellbore Limited Title Defects and which impact the Exchange Assets that a given Assignor is conveying hereunder, pursuant to the procedure set forth in this Section 3.2(d), on or before the date that is three (3) Business Days after the Claim Date (using the Defect Amounts asserted in good faith by the applicable Assignee in Defect Notices delivered prior to the Claim Date) a calculation shall be made with respect to each Exchange Unit included in such Exchange Assets of the amount equal to the total aggregate amount of the Defect Amounts with respect to such Title Defects affecting (or for such Title Defects which impact multiple Exchange Units, to the extent such Title Defects affect) such Exchange Unit (the result of such calculation for each such Exchange Unit, the “Net Revenue Acre Amount“). Notwithstanding anything in this Agreement to the contrary, neither Party shall be entitled to any of the remedies provided under this Section 3.2(d) with respect to Title Defects which are not Wellbore Limited Title Defects (to the extent such Title Defects impact a given Exchange Unit) unless the Net Revenue Acre Amount for a given Exchange Unit exceeds the Title Threshold.

(ii)    In the event that the Net Revenue Acre Amount for an Assignor’s interest in given Exchange Unit exceeds the Title Threshold (any such Exchange Unit of an Assignor, as applicable, a “Deficit Exchange Unit“), then, subject to the remainder of this Section 3.2(d)(ii), (A) the applicable Assignor’s interests in the Deficit Exchange Unit shall be assigned to the Assignee at Closing, (B) the applicable Assignee to whom such interest in the applicable Deficit Exchange Unit is being conveyed hereunder shall, on a Deficit Exchange Unit by Deficit Exchange Unit basis, be entitled to designate, in its sole good faith discretion and by written notice (delivered to the applicable Assignor prior to Closing) identifying the applicable Deficit Exchange Unit for which such designation is applicable, a portion of such Assignee’s Exchange Leases representing Reasonably Equivalent Acreage to the Assignor’s Exchange Leases included within the applicable Defect Exchange Unit and which covers the same amount of Net Revenue Acres as the total of all Defect Amounts included in the Net Revenue Acre Amount for the applicable corresponding Deficit Exchange Unit (such portions of such Assignee Exchange Leases the “Defect Holdback Acreage” and together with any of such Assignee’s Exchange Assets, to the extent attributable to such Defect Holdback Acreage, the Assignee’s “Assignee Defect Holdback Assets”); (C) all such Assignee Defect Holdback Assets shall be excluded from the Exchange Assets to be transferred hereunder by such Assignee to the applicable Assignor at Closing; and (D) all of such Assignee Defect Holdback Assets shall constitute Excluded Assets of the applicable Party as an Assignor for all purposes hereunder. Notwithstanding the foregoing, within ten (10) Business Days of the determination of all Disputed Matters submitted to the Title Referee pursuant to Section 3.2(f), the Parties shall perform the following (on a Deficit Exchange Unit by Deficit Exchange Unit basis and using the final determined amount of aggregate Defect Amounts for all Title Defects which are not Wellbore Limited Title Defects impacting such Deficit Exchange Unit): (x) subject to the other provisions of this Agreement, the applicable Assignee shall convey and assign to the applicable Assignor the portion of such Assignee Defect Holdback Assets designated with respect to the applicable Deficit Exchange Unit which are attributable to Defect Holdback Acreage covering the amount of Net Revenue Acres equal to (i) the Net Revenue Acres covered by the portion of the Defect Amounts of any Title Defects comprising the Net Revenue Acre Amount for the applicable Deficit Exchange Unit which have been cured in accordance with Section 3.2(b) or which are determined not to exist with respect to such Deficit Exchange Unit (either by agreement of the Parties or pursuant to Section 3.2(f)) or (ii) the entirety of the applicable Assignee Defect Holdback Assets with respect to such Deficit Exchange Unit in the event that the then existing Net Revenue Acre Amount for such Deficit Exchange Unit (calculated using such finally determined Title Defects and Defect Amounts (determined either by agreement of the Parties or pursuant to Section 3.2(f))) is below the Title Threshold; (y) each of the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to the conveyance of such Assignee Deficit Holdback Assets; and (z) all such Assignee Defect Holdback Assets shall no longer be deemed to be Excluded Assets for any purposes hereunder.

(e)    Wellbore Limited Title Defect True Up.

(i)    With respect to each of the Wellbore Limited Title Defects affecting the Exchange Assets the Base Adjustment Amount shall, subject to Section 3.2(e)(ii), be adjusted under Section 2.3(e) at the times provided in Section 8.4(a) and after giving effect to any determination of the Title Referee with respect to any Wellbore Limited Title Defects and/or related Defect Amounts which become Disputed Matters, as follows:

(A)    increased by the sum of the aggregate Defect Amounts attributable to all such Wellbore Limited Title Defects with respect to all Exchange Wells to be assigned hereunder by GEP; and

(B)    decreased by the sum of the aggregate Defect Amounts attributable to all such Wellbore Limited Title Defects with respect to all Exchange Wells to be assigned hereunder by Vine.

(ii)    Notwithstanding the other terms of this Section 3.2(e), (A) there shall not be any adjustment to the Base Adjustment Amount pursuant to Section 3.2(e)(i)(A) or Section 3.2(e)(i)(B) for any individual Wellbore Limited Title Defect unless the Defect Amount with respect to such Wellbore Limited Title Defect exceeds twenty thousand dollars ($20,000) and (B) there shall be no adjustment to the Base Adjustment Amount pursuant to Section 3.2(e)(i) unless and until the absolute value of the difference between (x) the dollar amount used for the increase called for under Section 3.2(e)(i)(A) and (y) the dollar amount used for the decrease called for under Section 3.2(e)(i)(B), in each case after giving effect to subpart (A) of this Section 3.2(e)(ii), exceeds one million dollars ($1,000,000), in which case the Base Adjustment Amount shall be adjusted for all Wellbore Limited Title Defects for which an adjustment is permitted pursuant to subpart (A) of this Section 3.2(e)(ii), in each case, as set forth in Section 3.2(e)(i)(A) and Section 3.2(e)(i)(B).

(f)    Disputed Defects.

(i)    Assignor and Assignee shall use good faith efforts to agree on the interpretation and effect of this ARTICLE 3, the validity and determination of all Title Defects and Defect Amounts (or the cure thereof) and whether any Defect Holdback Acreage, Consent Holdback Acreage, Casualty Holdback Acreage or Preferential Right Holdback Acreage constitutes Reasonably Equivalent Acreage. If Assignor and Assignee are unable to agree on the interpretation and effect of this ARTICLE 3, whether any Defect Holdback Acreage, Consent Holdback Acreage, Casualty Holdback Acreage or Preferential Right Holdback Acreage constitutes Reasonably Equivalent Acreage, or the existence, cure or amount of any Title Defects or Defect Amounts, in each case, by the date that is sixty (60) days after the Closing Date (each a “Disputed Matter”), then, subject to the other provisions of this ARTICLE 3, such Disputed Matters shall be exclusively and finally resolved pursuant to this Section 3.2(f). During the ten (10) Business Day period following the date that is sixty (60) days after the Closing Date, (a) all remaining Disputed Matters shall be submitted to a title attorney that has at least ten (10) years’ experience in oil and gas titles in the state of Louisiana (the “Title Referee”) as selected by mutual agreement of Assignee and Assignor or absent such agreement during such ten (10) Business Day period, by the Dallas, Texas office of the International Institute for Conflict Prevention and Resolution (“CPR”). The Title Referee shall not have worked as an employee or outside counsel for any Party or any Affiliate of any Party during the five (5) year period preceding the arbitration or have any financial interest in the dispute (other than the payment of its fees, costs and expenses for acting as the Title Referee hereunder).

(ii)    Within ten (10) Business Days after the selection of the applicable Title Referee, the Parties shall provide to the applicable Title Referee only the documents and materials described in this Section 3.2(f)(ii), as applicable (it being the intention of the Parties that any Party submitting a Defect Notice shall only be able to submit to the Title Referee the information, reports, opinions and materials included with or provided as part of such Defect Notice): (A) Assignee’s Defect Notice and all documentation provided therewith with respect to each disputed Title Defect; (B) such evidence as Assignor deems appropriate to explain and dispute the existence, waiver and/or cure of each disputed Title Defect or the Defect Amount assigned thereto by Assignee in any Defect Notice, together with Assignor’s good faith estimate of the Defect Amount, if any, with respect to each such disputed Title Defect; (C) such evidence or information in such Party’s possession regarding whether designated Defect Holdback Acreage, Consent Holdback Acreage, Casualty Holdback Acreage, or Preferential Right Holdback Acreage constitutes Reasonably Equivalent Acreage; and (D) a copy of this ARTICLE 3, Exhibit A (including Exhibits A-1, A-2, and A-3) or Exhibit B (including Exhibits B-1, B-2, and B-3), as applicable, together with any definitions of terms used in this ARTICLE 3 and such Exhibits and Schedule, but no other provisions of this Agreement.

(iii)    The arbitration proceedings shall be held in Dallas, Texas and shall be conducted in accordance with, but not under the auspices or jurisdiction of, the CPR Rules for Non-Administered Arbitration, to the extent such rules do not conflict with the terms of this Section 3.2(f). The applicable Title Referee’s determination shall be made as promptly as practicable but in no event later than thirty (30) days after submission of the matters in dispute and shall be final and binding upon the Parties (subject to manifest error by the Title Referee). In making a determination with respect to an applicable Disputed Matter, the Title Referee shall be bound by the rules set forth in this ARTICLE 3 and may consider such other matters as in the opinion of the applicable Title Referee are necessary or helpful to make a determination; provided, however, in determining the existence or amount of any Disputed Matter that is a Title Defect or concerns a Defect Amount, Assignee may not submit any evidence, records, materials, data or information that was not included in a valid Defect Notice delivered to Assignor by the Claim Date with respect to the applicable Title Defect. Additionally, the applicable Title Referee may consult with and engage any disinterested Third Party to advise the Title Referee, including petroleum engineers and environmental consultants.

(iv)    In no event shall the Title Referee’s determination of (A) any Defect Amount with respect to any Title Defect be any lower than the amount asserted by Assignor for such Title Defect or any greater than the amount asserted by Assignee for such Title Defect. Notwithstanding anything herein to the contrary, the Title Referee shall have exclusive, final and binding authority with respect to any Disputed Matter arising under or related to this ARTICLE 3 and, except as expressly provided in Section 3.2(f)(iii), in no event shall any dispute as to the authority of the Title Referee to determine any such Disputed Matters be subject to resolution or the provisions of Section 12.5. The applicable Title Referee shall act as an expert for the limited purpose of determining the interpretation and effect of this ARTICLE 3 and any and all specific Disputed Matters submitted by any Party and may not award any damages, interest or penalties to any Party with respect to any matter. Assignor and Assignee shall each bear its own legal fees and other costs of presenting its case to the Title Referee. Assignee shall bear one-half of the fees, costs and expenses of the applicable Title Referee, and Assignor shall be responsible for the remaining one-half of the fees, costs and expenses of the applicable Title Referee.

Section 3.3.    Notice to Holders of Consent.

(a)    Prior to the date that is five (5) Business Days after the Execution Date, Assignor, as to the Exchange Assets to be assigned by such Party hereunder, shall prepare and send, or cause to be prepared and sent, notices to the holders of any consents, approvals and authorizations applicable to the transactions contemplated by this Agreement (other than Customary Consents), as applicable, requesting consents to and/or approvals of the transactions contemplated by this Agreement. In attempting to identify the names and addresses of such Persons holding such consent or approval rights, Assignor shall not in any event be obligated to go beyond Assignor’s own records. Assignor and Assignee shall cooperate and use commercially reasonable efforts to cause such consents, approvals and authorizations to be obtained and delivered prior to Closing (and, with respect to any Hard Consents that are not obtained prior to Closing, prior to the determination of the final Adjustment Amount pursuant to Section 8.4); provided that Assignor shall not be required to make payments to, or undertake obligations for, the holders of such rights in order to obtain any such consents, approvals and authorizations. Assignor shall not be liable or obligated to Assignee for any Loss or liabilities related or attributable to consents, approvals and authorizations or Customary Consents that are not obtained (whether before or after Closing). If prior to Closing, Assignee discovers any consents, approvals and authorizations (other than Customary Consents) which are applicable to the Exchange Assets to be assigned to such Assignee hereunder, Assignee shall promptly (but in any event within three (3) Business Days after discovery thereof) provide written notice to Assignor of such consent, approval and authorization, whereupon Assignor shall promptly thereafter send notice with respect to such consents, approvals and authorizations and comply with any such rights in accordance with this Section 3.3.

(b)    Unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Exchange Asset for which a Hard Consent has not been obtained prior to Closing. Each Assignor shall deliver a written notice (each a “Hard Consent Notice”)

to the applicable Assignee on or before five (5) Business Days prior to Closing with respect to each Hard Consent applicable to the Exchange Assets being conveyed by such Assignor hereunder which, as of such date, has not been satisfied or waived setting forth (i) with respect to Hard Consents binding on Exchange Oil and Gas Properties, a list of the Exchange Oil and Gas Properties subject to such un-obtained Hard Consent and the number of Net Revenue Acres attributable to the Exchange Leases subject to such Hard Consent or (ii) with respect to Hard Consents binding on only Exchange Assets which are not Exchange Oil and Gas Properties, the Exchange Assets subject to such Hard Consent.

(c)    Without limitation of Section 3.3(d), in cases in which the Exchange Asset subject to such an un-obtained Hard Consent is an Exchange Asset other than an Exchange Oil and Gas Property, and Assignee is assigned the Exchange Oil and Gas Property or Exchange Oil and Gas Properties to which such Exchange Asset relates, but such Exchange Asset is not transferred to the applicable Assignee due to the un-obtained Hard Consent requirement, then, if permitted pursuant to applicable Law and agreement, such Exchange Asset shall be held by Assignor for the benefit of the applicable Assignee and such Assignee shall pay all amounts due thereunder or with respect thereto, and Assignee shall be responsible for the performance of any obligations under or with respect to such Exchange Asset to the extent that such Assignee has been transferred the other Exchange Assets being conveyed to such Assignee hereunder which are necessary for such performance until the applicable Hard Consent is obtained. Notwithstanding the foregoing, Assignor shall not be required to make any payments to, or undertake any obligations for the benefit of, the holders of any un-obtained Hard Consents subject to this Section 3.3(c). Assignor shall, using a Conveyance and subject to the other terms of this Agreement, assign to Assignee all of its right, title and interest in and to any Exchange Asset described in this Section 3.3(c) which is not transferred to the Assignee at Closing due to an un-obtained Hard Consents within five (5) Business Days following receipt of the applicable Hard Consent with respect to such Exchange Asset.

(d)    In cases in which the Exchange Asset subject to such an un-obtained Hard Consent is an Exchange Oil and Gas Property and the Hard Consent to the transfer of such Exchange Oil and Gas Property is not obtained by Closing (each a “Hard Consent Property” and together with any of such Assignor’s Exchange Assets, to the extent attributable to such Hard Consent Property, the Assignor’s “Assignor Hard Consent Assets”), then, subject to the remainder of this Section 3.3(d), (i) the applicable Assignor Hard Consent Assets shall be excluded from the Exchange Assets to be transferred by such Assignor at Closing, (ii) the applicable Assignee to whom such Assignor Hard Consent Assets were to be conveyed hereunder shall, on a Hard Consent Notice by Hard Consent Notice basis, be entitled to designate, in its sole good faith discretion and by written notice (delivered to the applicable Assignor prior to Closing) identifying the applicable Hard Consent Notice for which such designation is applicable, a portion of such Assignee’s Exchange Leases representing Reasonably Equivalent Acreage to the applicable Hard Consent Property(ies) contained in the identified Hard Consent Notice and which covers the same number of Net Revenue Acres as such Hard Consent Property(ies) (such portions of such Assignee Exchange Leases the “Consent Holdback Acreage” and together with any of such Assignee’s Exchange Assets, to the extent attributable to such Consent Holdback Acreage, the Assignee’s “Assignee Consent Holdback Assets”), (iii) such Assignee Consent Holdback Assets shall be excluded from the Exchange Assets to be transferred hereunder by such Assignee to the applicable Assignor at Closing and (iv) all of such Assignor Hard Consent Assets and Assignee Consent Holdback Assets shall constitute Excluded Assets of the applicable Party as an Assignor hereunder for all purposes hereunder. Notwithstanding the foregoing, if any such Hard Consent requirement with respect to which Exchange Assets were excluded pursuant to this Section 3.3(d) is subsequently satisfied prior to the date of the final determination of the final amount of the Adjustment Payment under Section 8.4, then promptly after an applicable Hard Consent requirement is satisfied, (A) the applicable Assignor with respect to the Assignor Hard Consent Assets subject to such Hard Consent shall convey such Assignor Hard Consent Assets to the applicable Assignee using a Conveyance, (B) the applicable Assignee shall convey the applicable Assignee Consent Holdback Assets associated with the applicable Assignor Hard Consent Assets to the applicable Assignor using a Conveyance, (C) each of the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to the conveyance of such Assignor Hard Consent Assets and Assignee Consent Holdback Assets at Closing; and (D) all such Assignor Hard Consent Assets and Assignee Holdback Consent Assets shall no longer be deemed to be Excluded Assets for any purposes hereunder.

Section 3.4.    Preferential Rights.

(a)    Promptly after the Execution Date, each Assignor, as to the Exchange Assets to be assigned by such Assignor hereunder, shall, with the approval of the applicable Assignee (such approval not to be unreasonably withheld, conditioned or delayed), prepare and send, or cause to be prepared and sent, notices to the holders of any applicable preferential rights to purchase or similar rights binding on the Exchange Oil and Gas Properties to be assigned by such Assignor which are triggered by the transactions contemplated by this Agreement. Each such notice shall list the amount of the consideration being given for each applicable Exchange Oil and Gas Property listed in such notice as is reasonably acceptable to the applicable Assignee that is being assigned such Exchange Oil and Gas Property hereunder, and shall request waivers of the applicable preferential right to purchase or similar right. Any such preferential rights to purchase or similar rights must be exercised subject to all terms and conditions set forth in this Agreement, including the successful Closing under this Agreement with respect to the Exchange Oil and Gas Property subject to such right. If prior to Closing, either Assignor discovers any preferential right to purchase or similar right which is applicable to the Exchange Oil and Gas Properties to be assigned by such Assignor, such Assignor shall promptly (but in any event by the earlier of (x) the Closing or (y) within three (3) Business Days after discovery thereof) provide written notice to the applicable Assignee of such right, whereupon Assignor shall promptly thereafter, and with the approval of the applicable Assignee (such approval not to be unreasonably withheld, conditioned or delayed), send notice with respect to such right and comply with any such rights in accordance with this Section 3.4.

(b)    Unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Exchange Oil and Gas Property that is subject to a preferential right to purchase or similar right that has not been waived as of Closing. Each Assignor shall deliver a written notice (each a “Preferential Right Notice”) to the applicable Assignee on or before five (5) Business Days prior to Closing with respect to each preferential right to purchase or similar right applicable to the Exchange Oil and Gas Properties being conveyed by such Assignor hereunder which, as of such date, has been waived by the holder thereof, setting forth a list of the Exchange Oil and Gas Properties subject to such preferential purchase right or other right which has not been waived and the number of Net Revenue Acres attributable to the Exchange Leases subject to such right.

(c)    With respect to any Exchange Oil and Gas Property that is subject to a preferential right to purchase or similar right which has not been waived by the holder thereof by Closing (each, a “Preferential Right Property”) and together with any of such Assignor’s Exchange Assets, to the extent attributable to such Preferential Right Property, the Assignor’s “Assignor Preferential Right Assets”), then, subject to the remainder of this Section 3.4(c), (i) the applicable Assignor Preferential Right Assets shall be excluded from the Exchange Assets to be transferred by such Assignor at Closing, (ii) the applicable Assignee to whom such Assignor Preferential Right Assets were to be conveyed hereunder shall, on a Preferential Right Notice by Preferential Right Notice basis, be entitled to designate, in its sole good faith discretion and by written notice (delivered to the applicable Assignor prior to Closing) identifying the applicable Preferential Right Notice for which such designation is applicable, a portion of such Assignee’s Exchange Leases representing Reasonably Equivalent Acreage to the applicable Preferential Right Property(ies) contained in the identified Preferential Right Notice and which covers the same number of Net Revenue Acres as such Preferential Right Property(ies) (such portions of such Assignee Exchange Leases the “Preferential Right Holdback Acreage” and together with any of such Assignee’s Exchange Assets, to the extent attributable to such Preferential Right Holdback Acreage, the Assignee’s “Assignee Preferential Right Holdback Assets”), (iii) such Assignee Preferential Right Holdback Assets shall be excluded from the Exchange Assets to be transferred hereunder by such Assignee to the applicable Assignor at Closing and (iv) all of such Assignor Preferential Right Assets and Assignee Preferential Right Holdback Assets shall constitute Excluded Assets of the applicable Party as an Assignor hereunder for all purposes hereunder. Notwithstanding the foregoing, if any such preferential right to purchase or other right with respect to which Exchange Assets were excluded pursuant to this Section 3.4(c) is subsequently waived by the holder thereof prior to the date of the final determination of the final amount of the Adjustment Payment under Section 8.4, then promptly after such right is waived, (A) the applicable Assignor with respect to the Assignor Preferential Right Assets subject to such preferential right to purchase or similar right shall convey such Assignor Preferential Right Assets to the applicable Assignee using a Conveyance, (B) the applicable Assignee shall convey the applicable Assignee Preferential Right Holdback Assets associated with the applicable Assignor Preferential Right Assets to the applicable Assignor using a Conveyance, (C) each of the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to the conveyance of such Assignor

Preferential Right Assets and Assignee Preferential Right Holdback Assets at Closing; and (D) all such Assignor Preferential Right Assets and Assignee Holdback Preferential Right Assets shall no longer be deemed to be Excluded Assets for any purposes hereunder.

Section 3.5.    Casualty and Condemnation.

(a)    Notwithstanding anything herein to the contrary from and after the Effective Date, if Closing occurs, Assignee shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any applicable Exchange Well, collapsed casing or sand infiltration of any Exchange Well) and the depreciation of the Exchange Assets due to ordinary wear and tear, in each case, with respect to the Exchange Assets to be acquired by such Assignee hereunder.

(b)    If, after the Execution Date but prior to the Closing Date, any portion of the Exchange Oil and Gas Properties or Exchange Equipment to be transferred by any Party as an Assignor hereunder is destroyed or damaged as a result of a Casualty Loss (all such Assignor’s Exchange Oil and Gas Properties and Exchange Equipment, the Assignor’s “Assignor Casualty Loss Properties” and together with any of such Assignor’s Exchange Assets, to the extent attributable to such Assignor Casualty Loss Properties, the Assignor’s “Assignor Casualty Loss Assets”) such Assignor shall deliver a written notice (each a “Casualty Loss Notice”) to the applicable Assignee on or before five (5) Business Days prior to Closing with respect to each Casualty Loss impacting the Exchange Oil and Gas Properties and Exchange Equipment being conveyed by such Assignor hereunder setting forth a list of such Assignor’s Assignor Casualty Loss Properties that were damaged or destroyed by the applicable Casualty Loss covered by such Casualty Loss Notice as of such date and the number of Net Revenue Acres attributable to such Assignor Casualty Loss Properties. Unless the Parties otherwise agree in writing, in no event shall there be transferred at Closing any Assignor Casualty Loss Assets associated with Assignor Casualty Loss Properties which are excluded at the Closing. In the event a Casualty Loss occurs after the date that is five (5) Business Days prior to the Closing the applicable Assignor will provide a Casualty Loss Notice as soon as reasonably practicable but in any event before the Closing.

(c)    If the amount of the Losses with respect to the applicable Assignor Casualty Loss Assets of such Assignor hereunder resulting from Casualty Loss(es) (after subtracting the aggregate amounts of all reasonably expected recoveries from Third Parties, including insurance claims, unpaid awards and other rights against Third Parties, by reason of the Casualty Loss(es) associated with such Assignor Casualty Loss Assets) are reasonably expected to exceed ten million dollars ($10,000,000), individually or in the aggregate, then (A) Assignee and Assignor shall, subject to the satisfaction (or waiver) of the applicable conditions to Closing set forth in Section 7.1, nevertheless be required to proceed with Closing, and, subject to the remainder of this Section 3.5(c), (B) (i) the applicable Assignor Casualty Loss Assets shall be excluded from the Exchange Assets to be transferred by such Assignor at Closing, (ii) such Assignor shall retain (as an Excluded Asset) all of such Assignor’s rights to sums paid to Assignor by Third Parties by reason of such Casualty Loss(es) with respect such Assignor Casualty Loss Assets as well as all of such Assignor’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against Third Parties arising out of the Casualty Loss(es) impacting such Assignor Casualty Loss Assets, (iii) the applicable Assignee to whom such Assignor Casualty Loss Assets were to be conveyed hereunder shall, on a Casualty Loss Notice by Casualty Loss Notice basis, be entitled to designate, in its sole good faith discretion and by written notice (delivered to the applicable Assignor prior to Closing and identifying the applicable Casualty Loss Notice for which such designation is applicable), a portion of such Assignee’s Exchange Leases representing Reasonably Equivalent Acreage to the applicable Assignor Casualty Loss Properties contained in the identified Casualty Loss Notice and which covers the same number of Net Revenue Acres as such Assignor Casualty Loss Properties (such portions of such Assignee Exchange Leases the “Casualty Holdback Acreage” and together with any of such Assignee’s Exchange Assets, to the extent attributable to such Casualty Holdback Acreage, the Assignee’s “Assignee Casualty Holdback Assets”), and (iv) all of such Assignor Casualty Loss Assets and Assignee Casualty Holdback Assets shall constitute Excluded Assets of the applicable Party as an Assignor hereunder for all purposes hereunder. In the event that the applicable Assignor hereunder disputes whether or not the Assignee’s designated Casualty Holdback Acreage constitutes Reasonably Equivalent Acreage to the applicable Assignor Casualty Loss Properties as a Disputed Matter under Section 3.2(f), then within ten (10) Business Days of the determination of all Disputed Matters submitted to the Title Referee pursuant to Section 3.2(f), the Parties shall perform the following: (x) subject to the other provisions of this Agreement, the applicable Assignee shall convey and assign to the applicable Assignor the portion of such Assignee Casualty Holdback Assets associated with and/or including Casualty Holdback Acreage that is determined not to be Reasonably Equivalent Acreage to the applicable Assignor Casualty Loss Properties (either by agreement of the Parties or pursuant to Section 3.2(f)); (y) each of the Parties shall deliver all instruments and documents that would have been required under the terms hereof to be delivered at Closing with respect to the conveyance of such Assignee Casualty Holdback Assets noted in subpart (x) of this sentence; and (z) all such Assignee Casualty Holdback Assets shall no longer be deemed to be Excluded Assets for any purposes hereunder.

(d)    If, as of the Closing Date, the amount of the Losses with respect to the applicable Assignor Casualty Loss Assets of such Assignor hereunder resulting from the Casualty Loss(es) (after subtracting the aggregate amounts of all reasonably expected recoveries from Third Parties, including insurance claims, unpaid awards and other rights against Third Parties, by reason of the Casualty Loss(es) associated with such Assignor Casualty Loss Assets) are not reasonably expected to exceed ten million dollars ($10,000,000), individually or in the aggregate, then (Y) Assignee and Assignor shall, subject to the satisfaction (or waiver) of the applicable conditions to Closing set forth in Section 7.1, nevertheless be required to proceed with Closing and (Z) Assignor, at the Closing shall pay to Assignee all sums paid to Assignor by Third Parties by reason of such Casualty Loss(es) with respect to the Assignor Casualty Loss Assets being acquired by the applicable Assignee hereunder and shall assign, transfer and set-over to Assignee or subrogate Assignee to all of Assignor’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against Third Parties (excluding any damages or liabilities, other than insurance claims, of or against any members of the applicable

Assignor Group) arising out of such Casualty Loss(es) with respect to the Assignor Casualty Loss Assets being acquired by the applicable Assignee hereunder; provided, however, that Assignor shall reserve and retain (and Assignee shall assign to Assignor) all rights, title, interests and claims against Third Parties for the recovery of Assignor’s costs and expenses incurred prior to the Closing in pursuing or asserting any such insurance claims or other rights against Third Parties.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Subject to the provisions of ARTICLE 5 and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, each Party represents and warrants to the other Party as of the Execution Date and as of the Closing Date as follows:

Section 4.1.    Existence and Qualification. Such Party is duly organized or formed, validly existing and in good standing under the laws of the state where it is organized and is duly qualified to carry on its business in the state of Louisiana.

Section 4.2.    Power. Each Party has the organizational power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents.

Section 4.3.    Authorization and Enforceability. The execution, delivery and performance of the Transaction Documents executed by such Party, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary entity action on the part of such Party. The Transaction Documents executed by such Party have been (or shall be duly executed and delivered by such Party at Closing, as applicable) and constitute, and at the Closing shall constitute, the valid and binding obligations of such Party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4.    No Conflicts. Except as set forth in Section 4.4 of such Party’s Disclosure Schedules, the execution, delivery and performance of this Agreement by such Party, and the consummation of the transactions contemplated by this Agreement shall not (a) violate any provision of the organizational or governing documents of such Party, (b) result in the creation of any Lien, result in default (with due notice or lapse of time or both) or give rise to any right of termination or cancellation of any Exchange Asset to be assigned hereunder by such Party, (c) result in default (with due notice or lapse of time or both) or the creation of any Lien or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument affecting the Exchange Assets (which shall not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated hereunder), (d) violate any judgment, order, ruling, or decree applicable to such Party as a party in interest, (e) violate any Laws applicable to such Party or (f) violate any provision of any material agreement or instrument to which it is a party or by which such Party is bound.

Section 4.5.    Litigation. Except as set forth in Section 4.5 of such Party’s Disclosure Schedules: (a) as to such Party, there is not any Uncommon Litigation pending before any Governmental Authority or arbitrator and, to such Party’s Knowledge, there is not any Uncommon Litigation threatened in writing and (b) there is not any action, litigation, suit or other Proceeding pending before any Governmental Authority or, to such Party’s Knowledge, threatened in writing by any Third Party or Governmental Authority, in each case in this clause (b), against such Party seeking to prevent the consummation of the transactions contemplated by this Agreement.

Section 4.6.    Bankruptcy. There are no bankruptcy, reorganization or receivership demands or Proceedings pending, being contemplated by, or, to the Knowledge of such Party, threatened in writing against, such Party. Such Party is not entering into this Agreement with actual intent to hinder, delay, or defraud any creditor. Immediately prior to, and immediately subsequent to, the Closing, (i) such Party will not have incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature or come due (taking into account the timing and amounts of cash to be received from any source, and amounts to be payable on or in respect of debts), (ii) the amount of cash available to such Party, after taking into account all other anticipated uses of funds will, to the Knowledge of such Party, be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid, and (iii) such Party will, after Closing, have sufficient capital with which to conduct its business.

Section 4.7.    Taxes. Except as set forth in Section 4.7 of such Party’s Disclosure Schedules or to the extent an inaccuracy of the following would neither result in a Lien on any of the Exchange Assets to be assigned hereunder by such Party nor a liability on the other Party:

(a)    all Tax Returns required to be filed with respect to the Exchange Assets to be assigned hereunder by such Party have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects;

(b)    all Asset Taxes related to the Exchange Assets to be assigned hereunder by such Party for which the other Party may be liable that are or have become due have been paid in full;

(c)    all withholding tax requirements imposed on or with respect to the Exchange Assets to be assigned hereunder by such Party have been satisfied in full in all material respects;

(d)    such Party does not have in force any waiver of any statute of limitations in respect of Asset Taxes or any extension of time with respect to a Tax assessment or deficiency with respect to the Exchange Assets to be assigned hereunder by such Party;

(e)    no extension of time within which to file any Tax Return with respect to the Exchange Assets to be assigned hereunder by such Party is currently in effect;

(f)    there are no Liens relating to unpaid Taxes on any of the Exchange Assets to be assigned hereunder by such Party currently existing, pending or, to the Knowledge of such Party, threatened (other than Liens for current period Taxes not yet due and payable);

(g)    there are no pending or active audits or legal demands or Proceedings involving Tax matters or, to the Knowledge of such Party, threatened audits or proposed deficiencies or other claims for unpaid Taxes of such Party (excluding any customary joint operating audits by one Party of the other Party); and

(h)    no Exchange Asset to be assigned hereunder by such Party is subject to a tax partnership agreement or provision requiring a partnership income Tax Return to be filed under applicable Law, and any tax partnership listed on Section 4.7 of such Party’s Disclosure Schedules has, or as of Closing shall have, in effect an election under Section 754 of the Code that will apply with respect to such Exchange Asset to be assigned hereunder by such Party.

Section 4.8.    Compliance with Laws . Such Party’s ownership and operation of the Exchange Assets to be assigned hereunder by such Party are in material compliance with all applicable Laws.

Section 4.9.    Contracts.

(a)    Except for any easement or right-of-way with respect to the Exchange Lands covering the Exchange Oil and Gas Properties being assigned by such Party as an Assignor hereunder which are Uncommon Contracts, Section 4.9 of such Party’s Disclosure Schedules sets forth a complete and accurate list of all Uncommon Contracts which will be binding on the Exchange Assets to be assigned hereunder by such Party or will be binding on the other Party after Closing. All Uncommon Contracts referenced in the first sentence of this Section 4.9 are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a Proceeding at law or in equity). No notice of default or breach has been received or delivered by such Party under any Uncommon Contract referenced in the first sentence of this Section 4.9, the resolution of which is currently outstanding, and there are no current notices received by such Party of the exercise of any premature termination, price redetermination, market-out or curtailment of any such Uncommon Contract.

(b)    Solely with respect to GEP, and except for the Encana PSA and any agreements expressly contemplated thereby, there are no Uncommon Contracts by and among Encana Oil & Gas (USA) Inc. and Pavillion Land Development, LLC on the one hand, and GEP, on the other hand, with respect to the GEP Assets that will be binding on Vine or any of its assets after Closing.

Section 4.10.    Imbalances. Except as set forth in Section 4.10 of such Party’s Disclosure Schedules, to the Knowledge of such Party as of the Execution Date, there are no Imbalances either (i) with respect to the Operator Change Wells or (ii) beyond the wellhead, with respect to the Exchange Assets being assigned by such Party, in each case, as of the date set forth in Section 4.10 of such Party’s Disclosure Schedules which date is the date of the most current imbalance information available to such Party as of the Execution Date.

Section 4.11.    Royalty Payments. Except as set forth in Section 4.11 of such Party’s Disclosure Schedules, such Party has not received written notice from any Person that any Royalties, bonuses, delay rentals or other payment obligations owed under any Exchange Lease included in the Exchange Assets it is conveying to the other Party hereunder have not been timely and/or properly paid.

Section 4.12.    Outstanding Capital Commitments. Except as set forth in Section 4.12 of such Party’s Disclosure Schedules, there are no outstanding authorizations for expenditure or similar requests or invoices for funding or participation under any Uncommon Contracts which are binding on the Exchange Assets to be assigned hereunder by such Party.

Section 4.13.    Bonds. Section 4.13 of such Party’s Disclosure Schedule sets forth all bonds, letters of credit and guarantees posted by such Party or any Affiliate of such Party with any Governmental Authority or Third Party relating to the Operator Change Wells or required under any Uncommon Contract, in each case, to be conveyed hereunder by such Party.

Section 4.14.    Environmental Laws.

(a)    Such Party has not received (and to the Knowledge of such Party, none is pending or threatened) any notice from any applicable Governmental Authority (or other Third Party) of any release of Hazardous Substances or any other condition on or with respect to the Exchange Assets to be assigned hereunder by such Party which, if true, would constitute a material violation of Environmental Laws, or require Remediation under Environmental Laws or under the terms of any Exchange Lease or Exchange Contract, and the Exchange Assets to be assigned hereunder by such Party (and the operation thereof and such Party’s ownership thereof) are, and since November 12, 2015 have been, in compliance in all material respects with all applicable Environmental Laws;

(b)    with respect to Operator Change Wells included in the Exchange Assets to be assigned hereunder by such Party, all material permits, licenses, approvals, consents, certificates and other authorizations required by any Governmental Authority pursuant to any Environmental Law, with respect to the ownership or operation of the Exchange Assets to be assigned hereunder by such Party (the “Environmental Permits”) have been properly obtained and are in full force and effect, and the Operator Change Wells to be assigned hereunder by such Party (and such Party’s ownership and operation thereof) are, and since November 12, 2015 have been, in compliance in all material respects with such Environmental Permits; and

(c)    such Party has not entered into, nor is subject to, any compliance or consent orders, decrees, judgments or other directives from any Governmental Authority that relate to the use of any Exchange Asset to be conveyed hereunder by such Party after Closing under applicable Environmental Laws.

Section 4.15.    Preferential Purchase Rights and Consents. Except as set forth on Section 4.15 of such Party’s Disclosure Schedules, other than Customary Consents, there are no (i) preferential purchase rights, rights of first refusal or similar rights, (ii) rights of first offer, tag-along rights, drag-along rights or other similar rights or (iii) rights to consent to assignment that are applicable to the transfer of such Party’s Exchange Assets in connection with the transactions contemplated hereby.

Section 4.16.    Qualification. Such Party is, or as of the Closing will be, qualified under all applicable Laws to own and operate the Exchange Assets to be assigned to it hereunder as Assignee.

Section 4.17.    Independent Evaluation. In entering into this Agreement, such Party has relied solely on the express representations, warranties, covenants and agreements of such other Party set forth herein, the special warranty of Defensible Title with respect to the Exchange Oil and Gas Properties being assigned to such Party as Assignee hereunder, as set forth in the applicable Conveyances to be delivered to such Party as Assignee at Closing, and the representations and warranties made by the other Party in the closing certificate to be delivered by such other Party at Closing pursuant to Section 8.2(d) and Section 8.3(d), as applicable, and such Party’s own legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Exchange Assets and the value thereof and not on any other comments, representations, warranties or statements of, or information provided by, the other Party or any representatives of the other Party. Such Party acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis, and evaluation of the Exchange Assets being conveyed to it hereunder and has made all such reviews and inspections of such Exchange Assets as it has deemed necessary or appropriate to enter into this Agreement, and (b), subject to any ongoing matters pursuant to ARTICLE 3, at Closing, such Party shall have completed, or caused to be completed, its independent investigation, verification, analysis, and evaluation of the Exchange Assets to be conveyed to it hereunder and made all such reviews and inspections of such Exchange Assets as such Party has deemed necessary or appropriate to consummate the transactions contemplated hereby.

Section 4.18.    Insurance. Section 4.18 of such Party’s Disclosure Schedules sets forth a complete and accurate list of all insurance policies being maintained by such Party with respect to the Exchange Assets being assigned by such Party hereunder, the coverage amounts thereof and the deductible levels for each such insurance policy. Since the Effective Date, with respect to the Exchange Assets such Party is conveying to the other Party hereunder, (i) such Party has or, to the Knowledge of such Party (if the applicable operator is not such Party or an Affiliate of such Party), the applicable operator has, maintained insurance on such Exchange Assets in amounts required by applicable Law and in compliance with any applicable Exchange Contract and (ii) such Party has not made an election to be excluded from any coverage provided by an operator for the joint account pursuant to any operating agreement that is binding on such Exchange Assets (other than insurance policies for well control insurance).

Section 4.19.    Certain Post-Effective Date Operational Items. Except as set forth in Section 4.19 of such Party’s Disclosure Schedules, during the period from and after the Effective Date and lasting until the Execution Date, there has not been any action taken by such Party, nor inaction of such Party, that would create or constitute a breach of such Party’s obligations pursuant to Section 6.1 if the reference to “Execution Date” contained in the first sentence of Section 6.1 were replaced with a reference to “Effective Date”.

Section 4.20.    Suspense Funds. Except for Third Party funds meeting the definition of “Suspense Funds” and except as set forth in Section 4.20 of such Party’s Disclosure Schedules, there are no Third Party funds which are held in suspense by, or on behalf of, such Party with respect to the Exchange Assets being assigned by such Party hereunder.

Section 4.21.    Prior Dedications. Except as set forth in Section 4.21 of such Party’s Disclosure Schedules, there are no Hydrocarbon marketing, transportation, gathering or production sales Contracts binding on the Exchange Oil and Gas Properties being assigned to the other Party; nor are any of such Exchange Oil and Gas Properties dedicated to any Person by any covenant running with the lands covered by such Exchange Oil and Gas Properties, in each case, that would be binding on the Assignee or its Affiliates following the Closing.

ARTICLE 5.

DISCLAIMERS AND ACKNOWLEDGEMENTS

Section 5.1.    General Disclaimers. EXCEPT WITH RESPECT TO FRAUD OR AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS EXECUTED BY AN ASSIGNOR, NO ASSIGNOR MAKES, AND EACH ASSIGNOR EXPRESSLY DISCLAIMS, AND EACH ASSIGNEE WAIVES AND AGREES THAT SUCH ASSIGNEE HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AS TO THE EXCHANGE ASSETS CONVEYED HEREUNDER BY SUCH ASSIGNOR REGARDING (I) TITLE, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS, RESERVE INFORMATION (OR ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO SUCH EXCHANGE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM SUCH EXCHANGE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL OR STEP-OUT DRILLING OPPORTUNITIES WITH RESPECT TO SUCH EXCHANGE ASSETS, (V) ANY ESTIMATES OF THE VALUE OF SUCH EXCHANGE ASSETS OR FUTURE REVENUES GENERATED BY SUCH EXCHANGE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM SUCH EXCHANGE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES WITH RESPECT TO SUCH EXCHANGE ASSETS, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF SUCH EXCHANGE

ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT RELATING TO SUCH EXCHANGE ASSETS, OR (IX) ANY OTHER RECORDS, FILES OR MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, IT BEING EXPRESSLY UNDERSTOOD THAT, EXCEPT WITH RESPECT TO FRAUD, AS OTHERWISE SET FORTH IN THIS AGREEMENT (INCLUDING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4) OR THE OTHER TRANSACTION DOCUMENTS (INCLUDING THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE CONVEYANCES), THE EXCHANGE ASSETS CONVEYED HEREUNDER BY EACH ASSIGNOR ARE BEING TRANSFERRED TO THE APPLICABLE ASSIGNEE “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT SUCH APPLICABLE ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS SUCH ASSIGNEE DEEMS APPROPRIATE. EACH ASSIGNEE SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY ASSIGNOR OR ANY MEMBER OF THE APPLICABLE ASSIGNOR GROUP TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE CONVEYANCES AND ASSIGNEE EXPRESSLY ACKNOWLEDGES AND COVENANTS THAT ASSIGNEE DOES NOT HAVE, WILL NOT HAVE, AND WILL NOT ASSERT, ANY CLAIMS, DAMAGES OR EQUITABLE REMEDIES WHATSOEVER WITH RESPECT TO THE EXCHANGE ASSETS IT IS BEING CONVEYED PURSUANT TO THIS AGREEMENT AGAINST ANY MEMBER OF THE APPLICABLE ASSIGNOR GROUP EXCEPT FOR CLAIMS, DAMAGES AND EQUITABLE REMEDIES AGAINST THE ASSIGNOR FOR FRAUD OR BREACH OR FAILURE OF AN EXPRESS REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF ASSIGNOR UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS EXECUTED BY SUCH ASSIGNOR.

Section 5.2.    Additional Disclaimers. WITHOUT LIMITING ANY PROVISION OF THIS ARTICLE 5, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE NEGATIONS AND DISCLAIMERS BY EACH ASSIGNOR HEREUNDER (INCLUDING THOSE SET FORTH IN THIS ARTICLE 5) AND THE WAIVERS AND RELEASES HEREUNDER RELATE TO THE FOLLOWING: (A) TITLE, OWNERSHIP, PEACEABLE POSSESSION, EVICTION (UNDER LOUISIANA CIVIL CODE ARTICLE 2500) OR NON-DECLARED ENCUMBRANCES (UNDER LOUISIANA CIVIL CODE ARTICLE 2500, OR OTHERWISE); AND (B) FITNESS FOR SUCH ASSIGNEE’S INTENDED USE OR PURPOSE, FOR ANY OTHER PARTICULAR USE OR PURPOSE OR FOR ORDINARY USE (UNDER LOUISIANA CIVIL CODE ARTICLE 2475, 2524 OR OTHERWISE); MERCHANTABILITY; OR CONFORMITY WITH MODELS OR SAMPLES OF MATERIALS.

ARTICLE 6.

COVENANTS OF THE PARTIES

Section 6.1.    Operation of Business.

(a)    From the Execution Date until the earlier of Closing or the termination of this Agreement pursuant to ARTICLE 10, Assignor shall, except for actions taken in connection with emergency situations to protect life or property or necessary to prevent the termination of the Assignor’s interest in an Exchange Asset, operate the Exchange Assets being conveyed by such Assignor hereunder in the ordinary course of business consistent with past practice but, in any event, such Assignor shall comply with the following unless it obtains the prior written consent of the applicable Assignee:

(i)    not transfer, sell, hypothecate, encumber, novate or otherwise dispose of any of the Exchange Assets to be acquired hereunder by the Assignee (including the contribution or transfer of any such Exchange Assets to a tax partnership);

(ii)    not spud or otherwise begin drilling operations, completion operations or re-completion operations (including fracing or re-fracing operations) with respect to any well that is located on lands contained within an Exchange Unit that is currently or, after giving effect to the transactions contemplated by this Agreement is contemplated to be, operated by the Assignee;

(iii)    not terminate (other than terminations based on the expiration without any affirmative action by such Assignor), novate, materially amend, or extend any applicable Uncommon Contract or execute any Contract which, if such Contract had been executed as of the Execution Date, would meet the definition of an Uncommon Contract, in each case, which is to be acquired hereunder by or binding upon the Assignee;

(iv)    not propose any operations or any authorization for expenditure or similar request or invoice for funding or participation which could be binding on Assignee as owner of the Exchange Assets to be assigned hereunder;

(v)    use commercially reasonable efforts to maintain all material governmental permits and approvals affecting the applicable Exchange Assets to be acquired hereunder by the Assignee effecting the Operator Change Wells;

(vi)    notify Assignee of any cessation of production from any of the Operator Change Wells operated by Assignor on an Exchange Lease for which such oil and gas well is, or may reasonably be determined to be, maintaining such Exchange Lease through such production;

(vii)    not extend or propose the extension of, or commence or propose operations for sidetracking of, any Retained Well, or any other operations intended to extend or add an additional lateral to any of the Retained Wells;

(viii)    maintain insurance coverage on the Exchange Assets being transferred by such Assignor in the amounts (including maintaining (and not increasing) the existing amounts of any deductibles under such insurance coverage) and of the types presently in force and not make any election to be excluded from any coverage provided by an operator for the joint account pursuant to a joint operating agreement (other than coverage under any operator provided well control insurance policies);

(ix)    not (a) elect not to participate in any operation or activity proposed with respect to the Exchange Oil and Gas Properties being assigned by such Party as Assignor hereunder and which are proposed by non-Affiliate Persons, (b) fail to timely make any election as to whether to participate in any operation or activity proposed with respect to the Exchange Oil and Gas Properties being assigned by such Party as Assignor hereunder and which are proposed by non-Affiliate Persons or (c) fail to make any payments due with respect to operations or activities proposed with respect to the Exchange Oil and Gas Properties being assigned by such Party as Assignor hereunder in which Assignor has elected, or does elect, to participate, in each case, which could result in any of Assignor’s interest in such Exchange Oil and Gas Properties becoming subject to a penalty or forfeiture (including by deemed non-participation in an operation or activity proposed with respect to the Exchange Oil and Gas Properties under an applicable operating agreement or applicable Law) as a result of such action or inaction of the types noted in subparts (a), (b) or (c) of this Section 6.1(a)(ix);

(x)    provide notice to Assignee (within three (3) Business Days of receipt by Assignor) of any demands or claims (including demands or claims by lessors with respect to any failure to pay, or improper payment of, Royalties) that are received by Assignor with respect to the Exchange Oil and Gas Properties being assigned by such Assignor hereunder; and

(xi)    not waive, release, assign, settle or compromise any action, suit, litigation or other Proceeding which, absent such waiver, release, assignment, settlement or compromise, will constitute an Assumed Obligation of the applicable Assignee after Closing.

(b)    Assignee’s approval of any action or inaction restricted by Section 6.1(a) shall not be unreasonably withheld, conditioned or delayed and shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Assignor’s notice) of receipt of Assignor’s notice to Assignee requesting such consent unless Assignee notifies Assignor to the contrary during that period. Requests for approval of any action or inaction restricted by this Section 6.1 shall be delivered to the following representatives of each Assignee:

to GEP:

GEP Haynesville, LLC 1425 Lake Front Circle	GEP Haynesville, LLC 1425 Lake Front Circle

The Woodlands, TX 77380

Telephone: (281) 363-9161

Facsimile: (281) 363-9181

Attention: Richard Borstmayer

Email: rborstmayer@geosouthernenergy.com

Attention: Steve Hanks

Email: shanks@geosouthernenergy.com

Attention: Donald Hausen

Email: dhausen@geosouthernenergy.com

Attention: Doug Dahmann

Email: ddahmann@geosouthernenergy.com

The Woodlands, TX 77380 Attention: Legal Department Telephone: 281-363-9161 Fax: 281-363-9181 Email: legal@gephaynesville.com to Vine:

Vine Oil & Gas LP
5800 Granite Pkwy #550
Plano, TX 75024 Attention: Eric Marsh
Email: eric.marsh@vineoil.com
Attention: John Regan
Email: jregan1@vineoil.com
Attention: Beth Truelove
Email: beth.truelove@vineoil.com
Attention: Randy Blurton
Email: randy.blurton@vineoil.com

Section 6.2.    Operatorship of the Assets. Assignor does not make any representation or warranty to Assignee as to transferability or assignability of operatorship of any applicable Exchange Contract or with respect to the Exchange Oil and Gas Properties to be acquired hereunder by the Assignee. Without limitation of the Assignor’s rights to remove any operator under any Contract, Assignor agrees that, from and after Closing, as to the applicable Exchange Oil and Gas Properties (and with respect to any Exchange Contracts related thereto) to be acquired hereunder by the Assignee, Assignor shall: (a) terminate any contract operating agreements providing such Assignor the right to operate such Exchange Oil and Gas Properties, (b) vote any and all of its voting interests under any applicable Contract binding on the Exchange Oil and Gas Properties to be acquired hereunder by the Assignee (to the extent permitted under any such Contract) to appoint Assignee (or its designee) as successor operator of such Exchange Oil and Gas Properties, effective as of the Closing Date; and (c) designate and or appoint the Assignee, to the extent legally possible and permitted under any applicable Contract, as successor operator of such Exchange Oil and Gas Properties effective as of the Closing Date.

Section 6.3.    Efforts. Each of the Parties shall use its commercially reasonable efforts to obtain, at such Party’s expense, all waivers, permits, consents (including Hard Consents, Required Consents and Customary Consents), approvals or other authorizations from

Governmental Authorities and Third Parties and to effect all registrations, filings and notices with or to Governmental Authorities, as may be required, including by applicable Laws for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. After the Execution Date, each Party, at the reasonable request of the other Party, shall take such other actions or deliver such other documents as may be reasonably requested by the other Party in order to accomplish the orderly release and termination of all Liens other than Permitted Encumbrances that burden or encumber any of the Vine Assets or GEP Assets, as applicable.

Section 6.4.    Liability for Brokers’ Fees. Each Party hereby agrees to indemnify, defend and hold harmless the other Party, any Affiliate of such other Party, and all such other Person’s equityholders, partners, members, officers, directors, managers, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from and against any and all obligations and Losses arising as a result of undertakings or agreements of any such indemnifying Party, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or document contemplated hereunder or consummation of the transactions contemplated hereby or thereby.

Section 6.5.    Confidentiality. From the Execution Date until Closing each Party hereby agrees to adhere to the terms and conditions of that certain Access and Confidentiality Agreement by and between the Parties, dated effective as of July 12, 2017 (as may be amended, the “Confidentiality and Access Agreement”).

Section 6.6.    Press Releases. From and after the Execution Date, no Party shall make, and each Party shall cause each of its Affiliates and representatives not to make, any press release or public disclosure regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, or the identities of any Parties hereto, in each case, without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided, however, the foregoing shall not restrict disclosures by a Party, or any of its Affiliates (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over such Party or Affiliate of such Party (including the New York Stock Exchange), (b) to Governmental Authorities (including the SEC) or any Person holding rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents or (c) as necessary to assert any rights against, or defend any claims by, the other Party arising under, or in connection with, this Agreement. Each Party shall each be responsible for the compliance of such Party’s Affiliates or representatives with the terms of this Section 6.6. Without limitation of the foregoing, from and after the Execution Date, each Party shall consult in good faith with each other with regard to all press releases or other public announcements issued or made by a Party or its Affiliates concerning this Agreement or the transactions contemplated herein. Notwithstanding anything in this Section 6.6 or in the Confidentiality and Access Agreement to the contrary, Vine and GEP shall each be permitted to disclose information (including non-public information) related to the Exchange Assets being assigned to such Assignee hereunder and which they are advised by their respective outside counsels or underwriters is reasonably necessary, customary or appropriate for purposes of (x) marketing any offering of securities of such Party or one of its Affiliates, inclusive of such materials in customary marketing materials and other “road show” materials or (y) satisfying disclosure obligations to the holders of such Party’s or its Affiliates’ securities, including any bonds, senior notes or stock issued by such Party or its Affiliates.

Section 6.7.    Replacement of Credit Support . The Parties agree and acknowledge that except as expressly provided in this Section 6.7, none of the cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by or on behalf of any member of the applicable Assignor Group in support of the obligations of a member of such applicable Assignor Group to any Governmental Authority, contract counterparty or other Person related to the ownership or operation of the applicable Exchange Assets to be assigned hereunder by such applicable Assignor (collectively, the “Credit Support”), including those Credit Support obligations described on Section 6.7 of such Assignor’s Disclosure Schedules, shall be included in such Exchange Assets or transferred to the applicable Assignee at Closing. Prior to Closing, the Assignee receiving the applicable Exchange Assets to be assigned hereunder to such Assignee shall provide the applicable Assignor Group, with the release or replacement of all Credit Support set forth on Section 6.7 of the Assignor’s Disclosure Schedules, effective as of the Closing, with each such release or replacement in form and substance satisfactory to such Assignor. At the Closing, each Assignee shall cause the return or reimbursement to the applicable Assignor of any cash deposits constituting Credit Support that are provided, funded or otherwise supported by Assignor or any of its Affiliates with respect to the applicable Exchange Assets to be assigned hereunder by such Assignor.

Section 6.8.    Financial Statements; Relevant Cooperation. For a period of two (2) years from the Closing Date:

(a)    Each Party acknowledges that the other Party and/or its Affiliates may be required to include statements of revenues and direct operating expenses and other financial information relating to the Exchange Assets in documents filed with the SEC by the other Party and/or its Affiliates pursuant to the Securities Act of 1933, as amended, and that such financial statements may be required to be audited and may need to comply with the requirements of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and the rules set forth in Regulation S-X (the “Requisite Financial Statement Information”). At a Party’s request, the other Party will use commercially reasonable efforts before and/or after Closing to assist such Party in obtaining all financial information related to the Exchange Assets for periods ending on or prior to the Closing Date that is necessary to comply with the requirements of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and the rules set forth in Regulation S-X. The requesting Party or its Affiliates, as applicable, shall be responsible, and obligated to reimburse the other Party, for all reasonable Third Party costs and expenses incurred by such other Party associated with obtaining the Requisite Financial Statement Information. The applicable Party shall provide the requesting Party or its Affiliates, as applicable, reasonable access during the normal business hours to such records (to the extent such information is available) and personnel of such Party and use commercially reasonable efforts to provide reasonable access during normal business hours to such Party’s accounting firm, in each case, as the requesting Party or its Affiliates, as applicable, may reasonably request to enable the requesting Party or its Affiliates, as applicable, and its representatives and accountants, to create and audit, and for the sole purpose of creating and auditing, the Requisite Financial Statement Information.

(b)    Upon request of either Party, the other Party agrees to request its external audit firm’s consent to the inclusion or incorporation by reference of the applicable Requisite Financial Statement Information in any registration statement, report or other document of the requesting Party or any of its Affiliates to be filed with the SEC upon receipt of written notice from such requesting Party’s or its Affiliates’ counsel that the Requisite Financial Statement Information is required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Upon request of either Party, the other Party agrees to request the external audit firm that audits such Party’s financial statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the Requisite Financial Statement Information in any such registration statement, report or other document. The applicable Party shall provide the requesting Party, or its Affiliates, and the requesting Party’s or its Affiliates’ independent accountants with access to management representation letters provided by such Party to such Party’s independent accountants and use commercially reasonable efforts to provide access to such Party’s independent accountants.

(c)    Each Party agrees to use its commercially reasonable efforts to ensure that the obligations set forth in this Section 6.8 shall be binding and enforceable against any future purchaser of any Exchange Assets, including through the inclusion of a covenant substantially similar to this Section 6.8 in any future purchase and sale or other definitive agreement in respect of the Exchange Assets.

Section 6.9.    Amendments to Gas Purchase and Marketing Agreement. After the Closing Date, GEP shall not amend (i) the Gas Purchase and Marketing Agreement, dated as of November 12, 2015, and as amended from time to time, by and among Encana Oil & Gas (USA) Inc., Encana Marketing (USA) Inc. and GEP (the “Gas Purchase Agreement”) or (ii) that certain Release and Amendment to Gas Purchase and Marketing Agreement, dated as of the date hereof, by and among GEP, Encana Oil & Gas (USA) Inc. and Encana Marketing (USA) Inc., in each case, in any manner which would cause Vine or any of the GEP Assets to become subject to the Gas Purchase Agreement after Closing.

ARTICLE 7.

CONDITIONS TO CLOSING

Section 7.1.    Conditions to Closing. The obligations of each Party to consummate the transactions contemplated by this Agreement (except for the obligations of such Party to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of such Party to consummate the Closing, are subject, at the option of such Party, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 7.1, unless waived in writing by such Party:

(a)    Representations. Each representation and warranty of the other Party set forth in ARTICLE 4 shall be true and correct in all material respects (and in all respects in the case of any representations and warranties qualified by materiality) as of the Closing Date as though made again on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(b)    Performance. The other Party shall have performed and observed, in all material respects (and in all respects in the case of covenants and agreements qualified by materiality), all covenants and agreements required to be performed or observed by the other Party under this Agreement prior to or on the Closing Date;

(c)    No Orders or Proceedings. On the Closing Date, (i) no injunction, order or award restraining, enjoining, declaring illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force and (ii) no Proceeding instituted by a Third Party shall be pending before any Governmental Authority seeking to restrain, enjoin, declare illegal or otherwise prohibit, or substantial damages in connection with, the transactions contemplated by this Agreement;

(d)    Required Consents. Each of the following consents shall have been granted or waived by the holder thereof and evidence of such consent shall have been delivered to the other Party on or prior to the Closing Date as follows:

(i)    With respect to the obligations of GEP to consummate the transactions contemplated by this Agreement, Vine shall have provided GEP with written documentation, in form and substance substantially similar to Exhibit H-1 attached hereto (the “Shell Consent”), executed by each of SWEPI LP, a Delaware limited partnership, and Shell Gulf of Mexico Inc., a Delaware corporation;

(ii)    With respect to the obligations of Vine to consummate the transactions contemplated by this Agreement, GEP shall have provided Vine with written documentation, in form and substance substantially similar to Exhibit H-2 attached hereto (the “Encana Consent”), executed by each of Encana Oil & Gas (USA) Inc., a Delaware corporation and Pavillion Land Development, LLC, a Wyoming limited liability company;

(iii)    With respect to the obligations of either Party to consummate the transactions contemplated by this Agreement, Enable Midstream Partners, LP (“Enable”) shall have executed and delivered to either Party written documentation, in form and substance substantially similar to Exhibit H-3 attached hereto(the “Enable Consent”); and

(iv)     With respect to the obligations of either Party to consummate the transactions contemplated by this Agreement, all of the landowner consents listed on

Exhibit H-4 attached hereto (the “Landowner Consents” and, together with the Enable Consent, Shell Consent and the Encana Consent, the “Required Consents”) shall have been granted by the holders thereof, in each case, through written documentation reasonably acceptable to the applicable Assignee of the Exchange Oil and Gas Properties which are bound by the applicable Landowner Consent.

(e)    Governmental Consents. All consents and approvals of, and notices to, any Governmental Authority required to be obtained by the other Party for the transfer of the Exchange Assets to be conveyed by such Party as contemplated under this Agreement, except Customary Consents, shall have been granted (or delivered in the case of notices), or the applicable waiting period shall have expired, or early termination of the waiting period shall have been granted;

(f)    Closing Deliverables. Such Party shall (i) have delivered to the other Party the officer’s certificate described in Section 8.2(d) or Section 8.3(d), as applicable, and (ii) be ready, willing and able to deliver to the other Party at the Closing the other Transaction Documents and other deliverables required to be delivered by such Party under Section 8.2 or Section 8.3, as applicable;

(g)    Holdback Acreage. The aggregate number of Net Revenue Acres of Defect Holdback Acreage, Casualty Holdback Acreage, Consent Holdback Acreage and Preferential Right Holdback Acreage which such Party has the right to exclude pursuant to (i) Section 3.2(d) with respect to Title Defects and Defect Amounts asserted in good faith pursuant to Defect Notices delivered by such Party prior to the Claim Date, (ii) Section 3.3(d) with respect to Hard Consent Properties, (iii) Section 3.4(c) with respect to Preferential Right Properties and (iv) Section 3.5(c) with respect to Assignor Casualty Loss Properties, shall not be greater than two thousand (2,000) Net Revenue Acres in the aggregate; and

(h)    Gathering and Hydrocarbon Purchase Agreements. At Closing, there shall be no Hydrocarbon marketing, transportation, gathering or production sales Contracts binding on the Exchange Oil and Gas Properties being assigned to such Party hereunder; nor shall any of such Exchange Oil and Gas Properties be dedicated to any Person by any covenant running with the lands covered by such Exchange Oil and Gas Properties and the other Party shall have provided reasonably acceptable evidence of the release, removal or termination of any such Contracts previously binding on (or covenants running with the lands covered by) any such Exchange Oil and Gas Properties.

ARTICLE 8.

CLOSING

Section 8.1.    Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Vine and GEP, take place at the offices of Bracewell LLP located at 711 Louisiana Street, Suite 2300, Houston, TX 77002 at 12:00 p.m., local time, on the date that is sixty (60) days after the Execution Date, or if all conditions in ARTICLE 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of ARTICLE 10. The date on which the Closing occurs with respect to a given Exchange Asset is referred to herein as the “Closing Date” for such Exchange Asset and the Closing with respect to a given Exchange Asset shall be deemed to occur as of 12:01 a.m. local time at the location of such Exchange Asset on the Closing Date. All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, none of such actions shall be deemed taken nor any such documents and instruments executed or delivered until all such actions have been taken and all documents and instruments have been executed and delivered.

Section 8.2.    Obligations of GEP at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, GEP shall deliver or cause to be delivered to Vine, the following:

(a)    Conveyances of (i) the GEP Assets to Vine or its applicable Affiliate designee (the “GEP Conveyances”) and (ii) the Vine Assets to GEP or its applicable Affiliate designee (the “Vine Conveyances” and, collectively with the GEP Conveyances, the “Conveyances”), each in the form attached hereto as Exhibit E-1 and Exhibit E-2, as applicable, in each case duly executed by GEP, in sufficient duplicate originals to allow, recording in all appropriate jurisdictions and offices;

(b)    Assignments in the form required by Governmental Authorities for the assignment of any Exchange Assets, duly executed by GEP, in sufficient duplicate originals to allow recording in all appropriate offices;

(c)    Executed certificate of non-foreign status of GEP meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) and in the form attached hereto as Exhibit F-1;

(d)    A certificate in the form attached hereto as Exhibit G-1 duly executed by an authorized officer of GEP, dated as of the Closing, certifying on behalf of GEP that the conditions set forth in Section 7.1(a) and Section 7.1(b) with respect to GEP have been fulfilled;

(e)    Executed releases and terminations of all Liens securing indebtedness for borrowed money that burden or encumber any of the GEP Assets, including all instruments and agreements reasonably requested by Vine, and in form and substance reasonably acceptable to GEP and Vine, to effect and file of record the release of all such Liens;

(f)    An original counterpart of the Post-Closing Covenant Agreement duly executed by an authorized officer of GEP;

(g)    An original counterpart of the Closing Letter duly executed by an authorized officer of GEP; and

(h)    All other documents and instruments reasonably requested by Vine from GEP that are necessary to transfer (i) the Vine Assets to GEP and (ii) the GEP Assets to Vine.

Section 8.3.    Obligations of Vine at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by GEP of its obligations pursuant to Section 8.2, Vine shall deliver or cause to be delivered to GEP, the following:

(a)    Conveyances, in each case duly executed by Vine, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b)    Assignments in the form required by Governmental Authorities for the assignment of any Exchange Assets, duly executed by Vine, in sufficient duplicate originals to allow recording in all appropriate offices;

(c)    Executed certificate of non-foreign status of Vine meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) and in the form attached hereto as Exhibit F-2;

(d)    A certificate in the form attached hereto as Exhibit G-2 duly executed by an authorized officer of Vine, dated as of the Closing, certifying on behalf of Vine that the conditions set forth in Section 7.1(a) and Section 7.1(b) with respect to Vine have been fulfilled;

(e)    Executed releases and terminations of all Liens securing indebtedness for borrowed money that burden or encumber any of the Vine Assets, including all instruments and agreements reasonably requested by GEP, and in form and substance reasonably acceptable to Vine and GEP, to effect and file of record the release of all such Liens; and

(f)    An original counterpart of the Post-Closing Covenant Agreement duly executed by an authorized officer of Vine;

(g)    An original counterpart of the Closing Letter duly executed by an authorized officer of Vine; and

(h)    All other documents and instruments reasonably requested by GEP from Vine that are necessary to transfer (i) the GEP Assets to Vine and (ii) the Vine Assets to GEP.

Section 8.4.    Adjustment Payment and Post-Closing Adjustments.

(a)    As soon as reasonably practicable after the Closing, but not later than the last to occur of (i) the one hundred twentieth (120) day following the Closing Date or (ii) the date that is five (5) Business Days following the date on which all Defect Amounts with respect to asserted Title Defects have been finally determined (whether such determination is by agreement of the Parties or by the Title Referee pursuant to Section 3.2(f))

(such date, the “Statement Date”), each Party shall prepare and deliver to the other Party a draft settlement statement setting forth all items within the calculation of the Adjustment Amount as it relates to the Exchange Assets conveyed by such Party hereunder and showing the calculation of each adjustment under Section 2.3, based on the most recent actual figures for each adjustment and shall provide reasonable documentation available to support the final figures in such draft statement. The Parties shall undertake to agree on all disputed items within the calculation of the Adjustment Amount no later than thirty (30) days following the Statement Date. In the event that the Parties cannot reach agreement as to all items in the calculation of the Adjustment Amount within such period of time, then (x) all undisputed amounts in the Adjustment Amount shall be calculated and the resulting calculation of the Adjustment Payment shall be remitted to the applicable Party within five (5) Business Days following the conclusion of such thirty (30) day period and (y) the Parties shall jointly refer the items of adjustment which are in dispute, or any dispute as to the interpretation or effect of this Section 8.4 or the adjustments under Section 2.3, to a nationally-recognized independent accounting firm mutually acceptable to both Vine and GEP (the “Accounting Referee”), for review and final determination by arbitration. The Accounting Referee shall conduct the arbitration proceedings in Houston, Texas in accordance with the CPR Rules for Non-Administered Arbitration, to the extent such rules do not conflict with the terms of this Section. The Accounting Referee’s determination shall be made as promptly as practicable but in no event later than thirty (30) days after submission of the matters in dispute and shall be final and binding on all Parties (except in the case of manifest error by the Accounting Referee). In determining the amount of any adjustment to the Adjustment Payment, the Accounting Referee shall be bound by the terms of Section 2.3 and may not increase the Adjustment Payment more than the increase to the Adjustment Amount proposed by Vine nor decrease the Adjustment Payment more than the decrease to the Adjustment Amount proposed by GEP, as applicable. The Accounting Referee shall act as an expert for the limited purpose of determining the specific disputed aspects of adjustments under Section 2.3 submitted by any Party and may not award damages, interest or penalties to any Party with respect to any matter. GEP and Vine shall each bear their own legal fees and other costs of presenting its case. GEP shall bear one-half and Vine shall bear one-half of the fees, costs and expenses of the Accounting Referee. Within five (5) Business Days after the date on which the Parties or the Accounting Referee finally determine the final amount of the Adjustment Payment, Vine or GEP, as applicable, shall make a payment to the other Party of the final Adjustment Payment (taking into account any prior payment of undisputed amounts pursuant to this Section 8.4(a)).

(b)    From and after the Execution Date until finalization of the Adjustment Payment, the Parties shall cooperate to prepare the final statement of the Adjustment Payment under Section 8.4(a) by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be requested by either Party to facilitate such process. The Parties shall cooperate with the Accounting Referee and make available to the Accounting Referee all relevant books and records relating to any calculations made in support of their respective calculations and all other information reasonably requested by the Accounting Referee.

(c)    All payments made or to be made under this Agreement to GEP shall be made by electronic transfer of immediately available funds to such bank and account as may be specified by GEP to Vine in writing. All payments made or to be made hereunder to Vine shall be by electronic transfer of immediately available funds to such bank and account as may be specified by Vine to GEP in writing.

Section 8.5.    Further Cooperation. After the Closing Date, each Party, at the reasonable request of the other, shall execute and deliver, or use commercially reasonable efforts to cause the execution and delivery by Third Parties, from time to time, such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the applicable Exchange Assets to Assignee, to accomplish the orderly transfer of the applicable Exchange Assets to Assignee, and to complete any other transaction contemplated by this Agreement.

ARTICLE 9.

TAX MATTERS

Section 9.1.    Tax Returns; Proration of Taxes. Other than Asset Taxes attributable to Bucket 2 Wells and Bucket 3 Wells which shall be the sole responsibility of the applicable Assignee to which such Bucket 2 Wells and Bucket 3 Wells are actually conveyed hereunder (whether attributable to periods before, on or after the Effective Date), (a) each Assignor shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Date and (ii) the portion of any Straddle Period ending prior to the Effective Date and (b) each Assignee shall bear and be allocated all Asset Taxes attributable to (i) any Tax period beginning on or after the Effective Date and (ii) the portion of any Straddle Period beginning on the Effective Date. For purposes of determining the allocations of Asset Taxes to the period ending prior to the Effective Date and the period beginning on the Effective Date: (1) Asset Taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (2) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (1)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (3) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending prior to the Effective Date and the portion of such Straddle Period beginning on the Effective Date by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Date, on the one hand, and the number of days in such Straddle Period that occur on and after the Effective Date, on the other hand. To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Adjustment Payment is to be made with respect to such Asset Tax pursuant to Section 2.3 or Section 8.4, (i) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 9.1.

Section 9.2.    Transfer Taxes. Each Assignor shall be liable for, timely pay and shall indemnify the other Party for, any sales and use Taxes, conveyance, transfer and recording fees and real estate transfer stamps, document fees or Taxes (including any related interest, penalties or legal costs) that may be imposed on any transfer of any Exchange Asset by the applicable Assignor made in connection with the transactions contemplated under this Agreement (“Transfer Taxes”). The Parties shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 9.3.    Section 1031 Exchange.

(a)    GEP and Vine agree and acknowledge that the transactions contemplated by this agreement constitute a multi-property exchange intended to qualify for non-recognition of gain or loss (in whole or in part) under Section 1031 of the Code. Each Party will comply with the allocation and reporting requirements of Section 1060 of the Code and regulations thereunder, to the extent applicable to the transactions under this Agreement.

(b)    Notwithstanding anything herein to the contrary, but subject to this Section 9.3(b) each of GEP, on the one hand, and Vine, on the other hand (in such capacity, the “Exchanging Party”) may take such steps as it determines may be appropriate to permit all or any portion of the transactions contemplated by this Agreement to satisfy the requirements of a like-kind exchange pursuant to Code section 1031 with respect to such Exchanging Party (an “Exchange Transaction”).

(i)    Subject to the other provisions of this Section 9.3(b), Vine, if GEP is the Exchanging Party, or GEP, if Vine is the Exchanging Party, (in such capacity, the “Non-Exchanging Party”) shall, as and when reasonably requested by the Exchanging Party from time to time, execute and deliver, or cause to be executed and delivered, all such documents and instruments, and take, or cause to be taken, all such further actions as the Exchanging Party may determine is reasonably necessary or appropriate for purposes of causing the contemplated Exchange Transaction, in whole or in part, to satisfy the requirements of Code section 1031 with respect to the Exchanging Party.

(ii)    Notwithstanding the foregoing, unless the Exchanging Party provides for reimbursement or indemnity reasonably acceptable to the Non-Exchanging Party, the Non-Exchanging Party shall not be obligated to pay any additional costs or incur any additional obligations or liabilities in connection with the requested actions or contemplated transactions to the extent such costs, obligations or liabilities would not have been incurred but for the requested actions or contemplated transactions. The Non-Exchanging Party shall provide no assurance to the Exchanging Party that any particular tax treatment will be given to the Exchanging Party as a result of the Exchange Transaction, and the Non-Exchanging Party shall have no obligation to the Exchanging Party or any other person if the Exchange Transaction fails to qualify as a “like kind exchange” under Code section 1031 or similar state or local tax provision.

Section 9.4.    Tax Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other Proceeding with respect to Taxes relating to the applicable Exchange Assets. Such cooperation shall include the retention (consistent with each Party’s bona fide internal document retention policies) and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Exchange Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

ARTICLE 10.

TERMINATION AND AMENDMENT

Section 10.1.    Termination. This Agreement can be terminated as follows:

(a)    At any time prior to Closing by the mutual prior written consent of GEP and Vine;

(b)    At any time prior to Closing by GEP or Vine upon written notice to the other Party, if Closing has not occurred on or before February 16, 2018;

(c)     At any time prior to Closing by GEP or Vine, as applicable, if there has been a violation, failure or breach by the other Party of any covenant, representation or warranty contained in this Agreement that will prevent the satisfaction of any condition to the obligations of GEP or Vine, as applicable, to consummate the Closing under Section 7.1(a) or Section 7.1(b) and such violation, failure or breach has not been cured (to the extent curable) within ten (10) Business Days of receipt of written notice of such breach from the non-breaching Party; or

(d)    At any time prior to Closing, Vine shall be permitted to terminate (and shall be deemed to automatically have elected to terminate) this Agreement in the event that Vine Resources files with the SEC an amendment to the Registration Statement containing a bona fide public offering price range for the IPO (a “Pricing Amendment”), in which case such termination shall be effective as of 12:01 a.m. local time in Houston, Texas on the date that such Pricing Amendment is filed with the SEC.

provided, however, that a Party shall not be entitled to terminate this Agreement under Section 10.1(b) or Section 10.1(c) if, at the time such terminating Party would be asserting its right to terminate this Agreement under such Sections, such Party has failed to perform or observe in any material respect such Party’s covenants and agreements hereunder (including the failure to perform the obligations of such Party to proceed with Closing of the transactions contemplated hereunder if and when required) or is in material breach or failure of its representations and warranties under this Agreement (the date of any permitted or automatic termination of this Agreement under this Section 10.1, the “Termination Date”).

Section 10.2.    Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect except for (i) any rights of the Parties with respect to breaches of this Agreement occurring prior to such termination other than any claim or right that is based on the breach or failure of a representation and warranty of the other Party under ARTICLE 4 due to matters caused by actions first occurring, or conditions or circumstances first existing, after the Execution Date, for which neither Party shall have any right to recover Losses and (ii) the provisions of ARTICLE 1, Section 6.5, Section 6.6, this ARTICLE 10, Section 12.1, Section 12.2(a), and Section 12.4 through Section 12.19, all of which shall survive and continue in full force and effect indefinitely.

Section 10.3.    Specific Performance. Each Party acknowledges that the other Party would be damaged irreparably if the obligations of a Party under this Agreement, including those to be performed at or in connection with the Closing, are not performed in accordance with their specific terms or otherwise breached. Accordingly, each Party agrees that any Party that has the right to terminate this Agreement under Section 10.1(b) or Section 10.1(c) may, in lieu of such termination under Section 10.1(b) or Section 10.1(c) seek to enforce specifically the obligations of the other Party under this Agreement or in connection with the Closing.

ARTICLE 11.

INDEMNIFICATION; LIMITATIONS

Section 11.1.    Assumption.

(a)    Vine Assumption. Without limiting Vine’s rights to indemnity under this ARTICLE 11, from and after the Closing, Vine assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Losses, known or unknown, regardless of whether such obligations or Losses arise out of, are attributable to, or are incurred prior to, on or after the Effective Date, with respect to the ownership, use and operation of the GEP Assets (but, in each case, excluding any GEP Retained Liabilities) (the “Vine Assumed Obligations”), including the following:

(i)    delivery of makeup gas according to the terms of applicable gas sales, gathering or transportation Exchange Contracts and all obligations with respect to Imbalances on or after the Effective Date which are attributable to the GEP Assets;

(ii)    all Environmental Liabilities related to the GEP Assets, including liabilities and obligations to clean-up, restore or Remediate the GEP Assets, ground water, surface water, soil or sediments in accordance with applicable Environmental Laws with respect to the ownership, use and operation of the GEP Assets, including any obligations to assess, Remediate, remove and dispose of NORM, asbestos, mercury, drilling fluids and chemicals, and produced waters and Hydrocarbons, or other environmental liabilities with respect to the GEP Assets;

(iii)    obligations for plugging and abandonment of all of the Exchange Wells included in the GEP Assets (including the GEP Legacy Decommissioning Obligations) and the dismantlement, decommissioning, or abandonment of all structures and Exchange Equipment included in the GEP Assets and restoration of the surface covered by the GEP Assets required due to such plugging, abandonment, dismantlement, decommissioning or abandonment, in each case, in accordance with applicable Laws and the terms of any applicable Exchange Lease or Contract (whether or not required to be plugged, abandoned, dismantled, or restored as of the Effective Date, and whether or not the applicable Exchange Lease has terminated or expired), including any obligations to assess, remediate, remove, and dispose of NORM, asbestos, mercury, drilling fluids, chemicals, and produced waters and Hydrocarbons;

(iv)    any actions, litigation, suits or other Proceedings existing as of the Closing relating to the GEP Assets conveyed to Vine hereunder to which Vine (or one of its Affiliates or any predecessor interest to Vine) is a named party (whether or not GEP, one of its Affiliates or one of GEP’s predecessors in interest is a named party to such action, litigation, suit or other Proceeding); and

(v)    subject to, and without limitation of, Vine’s post-closing remedies in ARTICLE 3 and the special warranty of Defensible Title in the GEP Conveyances, title defects, deficiencies, or other title matters with respect to the ownership, use and operation of the GEP Assets (including any actions, litigation, suits or other Proceedings existing as of the Closing relating to title to the GEP Assets conveyed to Vine hereunder).

(b)    GEP Assumption. Without limiting GEP’s rights to indemnity under this ARTICLE 11, from and after the Closing, GEP assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Losses, known or unknown, regardless of whether such obligations or Losses arise out of, are attributable to, or are incurred prior to, on or after the Effective Date, with respect to the ownership, use and operation of the Vine Assets (but, in each case, excluding any Vine Retained Liabilities) (the “GEP Assumed Obligations”), including the following:

(i)    delivery of makeup gas according to the terms of applicable gas sales, gathering or transportation Exchange Contracts and all obligations with respect to Imbalances on or after the Effective Date which are attributable to the Vine Assets;

(ii)    all Environmental Liabilities related to the Vine Assets, including liabilities and obligations to clean-up, restore or Remediate the Vine Assets, ground water, surface water, soil or sediments in accordance with applicable Environmental Laws with respect to the ownership, use and operation of the Vine Assets, including any obligations to assess, Remediate, remove and dispose of NORM, asbestos, mercury, drilling fluids and chemicals, and produced waters and Hydrocarbons, or other environmental liabilities with respect to the Vine Assets;

(iii)    obligations for plugging and abandonment of all of the Exchange Wells included in the Vine Assets (including the Vine Legacy Decommissioning Obligations) and the dismantlement, decommissioning, or abandonment of all structures and Exchange Equipment included in the Vine Assets and restoration of the surface covered by the Vine Assets required due to such plugging, abandonment, dismantlement, decommissioning or abandonment, in each case, in accordance with applicable Laws and the terms of any applicable Exchange Lease or Contract (whether or not required to be plugged, abandoned, dismantled, or restored as of the Effective Date, and whether or not the applicable Exchange Lease has terminated or expired), including any obligations to assess, remediate, remove, and dispose of NORM, asbestos, mercury, drilling fluids, chemicals, and produced waters and Hydrocarbons;

(iv)    any actions, litigation, suits or other Proceedings existing as of the Closing relating to the Vine Assets conveyed to GEP hereunder to which GEP (or one of its Affiliates or any predecessor in interest to GEP) is a named party (whether or not Vine, one of its Affiliates or one of Vine’s predecessors in interest is a named party to such action, litigation, suit or other Proceeding); and

(v)    subject to, and without limitation of, GEP’s post-closing remedies in ARTICLE 3 and the special warranty of Defensible Title in the Vine Conveyances, title defects, deficiencies, or other title matters with respect to the ownership, use and operation of the Vine Assets (including any actions, litigation, suits or other Proceedings existing as of the Closing relating to title to the Vine Assets conveyed to Vine hereunder).

Section 11.2.    GEP’s Indemnification Rights. Subject to the terms hereof, from and after the Closing, Vine shall be responsible for, shall pay and shall indemnify, defend and hold harmless GEP, each Affiliate of GEP, and each of such Person’s respective equityholders, partners, members, officers, directors, managers, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants (“GEP Group”) from and against all obligations and Losses caused by, arising out of, attributable to or resulting from:

(a)    Vine’s failure to perform, or Vine’s breach of, any of Vine’s covenants or agreements contained in this Agreement or any other Transaction Document delivered by Vine hereunder;

(b)    the breach or failure of any representation or warranty made by Vine contained in ARTICLE 4 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(d) to be true and correct as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(c)    any of the Vine Assumed Obligations; and

(d)    any of the following (collectively, the “Vine Retained Liabilities”):

(i)    the ownership, use or operation of the Vine Excluded Assets by any Person other than GEP or any of its Affiliates (including any and all Environmental Liabilities arising out of or related thereto);

(ii)    any Suspense Funds attributable to the Vine Assets as of the Closing, including any reporting and/or mis-reporting, payment and/or mis-payment of such Suspense Funds;

(iii)    Vine’s obligations with respect to Property Costs pursuant to Section 2.4;

(iv)    any actions, litigation, suits or other Proceedings (i) arising out of Uncommon Contracts of Vine to the extent attributable to ownership or operation of the Vine Assets prior to the Closing or (ii) relating to the failure to pay, or improper payment of, Royalties with respect to the ownership or operation of the Vine Assets to the extent attributable to periods prior to the Effective Date, in each case, regardless of whether such action, litigation, suit or other Proceeding is filed or pending prior to the Closing;

(v)    any and all Vine Taxes;

(vi)    bodily injury or property damage arising out of any incident(s) or occurrence(s) with respect to Operator Change Wells which are Vine Assets prior to the Closing to the extent related to the ownership of the Vine Assets;

(vii)    fines or penalties imposed by Governmental Authorities (and any interest owed on such amounts) arising from violations of Laws (including Environmental Laws) caused by Vine or its Affiliates occurring prior to the Closing to the extent related to the ownership or operation of the Vine Assets;

(viii)    the failure to pay, or improper payment of, any Royalties with respect to the ownership or operation of the Vine Assets to the extent attributable to periods prior to the Effective Date;

(ix)    (A) Vine’s and its Affiliate’s employment relationship with the employees of Vine or its Affiliates prior to Closing, (B) Vine’s and its Affiliates employee benefit plans applicable to such employees, or (C) Vine’s or its Affiliates responsibilities under the Employee Retirement Income Security Act of 1974, as amended, applicable to such employees;

(x)    any Environmental Liability that results from any disposal (or arrangement thereof) off-site of the Vine Assets by or on behalf of Vine or its Affiliates prior to the Closing of any Hazardous Substances arising from or with respect to the ownership or operation of the Operator Change Wells included in the Vine Assets;

(xi)    the gross negligence or willful misconduct of Vine or its Affiliates with respect to the ownership or operation of the Vine Assets prior to the Closing; and

(xii)    any matter that constitutes one of the “Retained Obligations” (as such term is defined in the Shell PSA) or for which SWEPI LP and/or SHELL GULF OF MEXICO., INC. (or their applicable successors or assigns) is obligated to provide indemnification under Section 12.4(b) of the Shell PSA.

IN EACH CASE OF SECTION 11.2(A) THROUGH SECTION 11.2(D) EVEN IF ANY SUCH OBLIGATIONS OR LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY MEMBER OF THE GEP GROUP, INVITEES OR THIRD PARTIES, but excepting in each case Losses caused by the gross negligence, willful misconduct or Fraud of any member of the GEP Group and Losses against which Vine would be entitled to indemnification under Section 11.3 at the time the applicable Claim Notice is presented by GEP.

Section 11.3.    Vine’s Indemnification Rights. Subject to the terms hereof, from and after the Closing, GEP shall be responsible for, shall pay and shall indemnify, defend and hold harmless Vine, each Affiliate of Vine, and each of such Person’s respective equityholders, partners, members, officers, directors, managers, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants (“Vine Group”) from and against all obligations and Losses caused by, arising out of, attributable to or resulting from:

(a)    GEP’s failure to perform, or GEP’s breach of, any of GEP’s covenants or agreements contained in this Agreement or any other Transaction Document delivered by GEP hereunder;

(b)    the breach or failure of any representation or warranty made by GEP contained in ARTICLE 4 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.2(d) to be true and correct as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(c)    any of the GEP Assumed Obligations; and

(d)    any of the following (collectively, the “GEP Retained Liabilities”):

(i)    the ownership, use or operation of the GEP Excluded Assets by any Person other than Vine or any of its Affiliates (including any and all Environmental Liabilities arising out of or related thereto);

(ii)    any Suspense Funds attributable to the GEP Assets as of the Closing, including any reporting and/or mis-reporting, payment and/or mis-payment of such Suspense Funds;

(iii)    GEP’s obligations with respect to Property Costs pursuant to Section 2.4;

(iv)    any actions, litigation, suits or other Proceedings (i) arising out of Uncommon Contracts of GEP to the extent attributable to ownership or operation of the GEP Assets prior to the Closing or (ii) relating to the failure to pay, or improper payment of, Royalties with respect to the ownership or operation of the GEP Assets to the extent attributable to periods prior to the Effective Date, in each case, regardless of whether such action, litigation, suit or other Proceeding is filed or pending prior to the Closing;

(v)    any and all GEP Taxes;

(vi)    bodily injury or property damage arising out of any incident(s) or occurrence(s) with respect to Operator Change Wells which are GEP Assets prior to the Closing to the extent related to the ownership of the GEP Assets;

(vii)    fines or penalties imposed by Governmental Authorities (and any interest owed on such amounts) arising from violations of Laws (including Environmental Laws) caused by GEP or its Affiliates occurring prior to the Closing to the extent related to the ownership or operation of the GEP Assets;

(viii)    the failure to pay, or improper payment of, any Royalties with respect to the ownership or operation of the GEP Assets to the extent attributable to periods prior to the Effective Date;

(ix)    (A) GEP’s and its Affiliate’s employment relationship with the employees of GEP or its Affiliates prior to Closing, (B) GEP’s and its Affiliates employee benefit plans applicable to such employees, or (C) GEP’s or its Affiliates responsibilities under the Employee Retirement Income Security Act of 1974, as amended, applicable to such employees;

(x)    any Environmental Liability that results from any disposal (or arrangement thereof) off-site of the GEP Assets by or on behalf of GEP or its Affiliates prior to the Closing of any Hazardous Substances arising from or with respect to the ownership or operation of the Operator Change Wells included in the GEP Assets; and

(xi)    the gross negligence or willful misconduct of GEP or its Affiliates with respect to the ownership or operation of the GEP Assets prior to the Closing;

IN EACH CASE OF SECTION 11.3(A) THROUGH SECTION 11.3(D) EVEN IF ANY SUCH OBLIGATIONS OR LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY MEMBER OF THE VINE GROUP, INVITEES OR THIRD PARTIES, but excepting in each case Losses caused by the gross negligence, willful misconduct or Fraud of any member of the Vine Group and Losses against which GEP would be entitled to indemnification under Section 11.2 at the time the applicable Claim Notice is presented by Vine.

Section 11.4.    Survival; Limitation on Actions.

(a)    Subject to Section 11.4(b) and Section 11.4(c):

(i)    any right to a claim for breach or failure of the Fundamental Reps of each Party, or the corresponding representations and warranties given in the certificates delivered by such Party at Closing pursuant to Section 8.2(d) or Section 8.3(d) shall survive the Closing indefinitely;

(ii)    any right to a claim for breach or failure of any representation and warranty of either Party set forth herein (other than those that constitute one of the Fundamental Reps), or the corresponding representations and warranties given in the applicable certificates delivered by each Party pursuant to Section 8.2(d) and Section 8.3(d), shall survive the Closing and terminate twelve (12) months after the Closing Date;

(iii)    any right to a claim for a breach of, or failure to perform, any covenant or agreement of either Party set forth herein that is to be performed prior to or on the Closing shall survive the Closing and terminate twelve (12) months after the Closing Date;

(iv)    any right to a claim for a breach of, or failure to perform, a covenant or agreement of either Party set forth herein that is to be performed after the Closing that provides for a date of termination or performance shall survive Closing and terminate and expire on the date twelve (12) months after such date of termination or performance; and

(v)    any right to a claim for a breach of, or failure to perform, a covenant or agreement of either Party set forth herein that is to be performed after the Closing but which does not provide for a date of termination or performance shall survive the Closing indefinitely until fully and finally performed (including the covenants with respect to the Retained Liabilities set forth in Section 11.2(d) and Section 11.3(d)).

(b)    Any right to a claim for a breach of, or failure to perform, a representation, warranty, covenant or agreement set forth in this Agreement or any other Transaction Document shall be of no further force and effect, and the Parties shall not have any obligations hereunder with respect thereto, after the applicable date of their expiration, provided that there shall be no termination of any bona fide claim validly asserted pursuant to a valid Claim Notice pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to the expiration or termination date thereof.

(c)    Subject to Section 12.13 and notwithstanding anything to the contrary contained elsewhere in this Agreement:

(i)    GEP shall not have any liability or be required to indemnify any member of the Vine Group:

(A)    under Section 11.3(b) with respect to the breach, failure or inaccuracy of any and all representations and warranties of GEP that do not constitute Fundamental Reps for Losses relating to or arising out of any individual event, matter or occurrence, or series of related events, matters or occurrences, for which a Claim Notice is timely delivered by Vine and for which GEP admits (or it is otherwise finally determined) that GEP has an obligation to indemnify Vine pursuant to Section 11.3(b) unless the amount of such Losses exceeds Two Hundred and Fifty Thousand and 00/100 dollars ($250,000.00); and

(B)    under Section 11.3(b) with respect to the breach, failure or inaccuracy of any and all representations and warranties of GEP that do not constitute Fundamental Reps for any and all Losses for which Claim Notices are timely delivered by Vine and for which GEP admits (or it is otherwise finally determined) that GEP has an obligation to indemnify Vine pursuant to Section 11.3(b) unless the aggregate amount of all such Losses for claims that otherwise qualify for indemnity under Section 11.4(c)(i)(A) exceed Two Million and 00/100 dollars ($2,000,000.00) (and then only to the extent such Losses exceed such amount).

(ii)    Vine shall not have any liability or be required to indemnify any member of the GEP Group:

(A)    under Section 11.2(b) with respect to the breach, failure or inaccuracy of any representations and warranties of Vine that do not constitute Fundamental Reps for Losses relating to or arising out of any individual event, matter or occurrence, or series of related events, matters or occurrences, for which a Claim Notice is timely delivered by GEP and for which Vine admits (or it is otherwise finally determined) that Vine has an obligation to indemnify GEP pursuant to Section 11.2(b) unless the amount of such Losses exceeds Two Hundred and Fifty Thousand and 00/100 dollars ($250,000.00); and

(B)    under Section 11.2(b) with respect to the breach, failure or inaccuracy of any and all representations and warranties of Vine that do not constitute Fundamental Reps for any and all Losses for which Claim Notices are timely delivered by GEP and for which Vine admits (or it is otherwise finally determined) that Vine has an obligation to indemnify GEP pursuant to Section 11.2(b) unless the aggregate amount of all such Losses for claims that otherwise qualify for indemnity under Section 11.4(c)(ii)(A) exceeds Two Million and 00/100 dollars ($2,000,000.00) (and then only to the extent such Losses exceed such amount).

(iii)    the liability of GEP pursuant to Section 11.3(c) and Section 11.3(d) shall be without limit and shall not be subject to any threshold or deductible hereunder, including pursuant to Section 11.4(c)(i) or (ii); and

(iv)    the liability of Vine pursuant to Section 11.2(c) and Section 11.2(d) shall be without limit and shall not be subject to any threshold or deductible hereunder, including pursuant to Section 11.4(c)(i) or (ii).

(d)    Notwithstanding anything to the contrary contained in this Agreement, nothing contained in Section 11.4(a) or Section 11.4(c) shall limit any claim by an Assignee with respect to (x) Fraud or (y) the applicable Assignor’s special warranty of Defensible Title set forth in a Conveyance.

(e)    Each Party acknowledges and agrees that except as expressly set forth in ARTICLE 10, (i) the payment of money and the right to seek and enforce injunctive relief and specific performance of any covenants or obligations of either Party, as limited by the terms of this Agreement, shall be adequate compensation for breach of, or failure to perform, any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement and (ii) each Party hereby waives any and all rights to rescind, cancel, terminate, revoke or void this Agreement or any of the transactions contemplated hereby.

(f)    Notwithstanding anything to the contrary herein, from and after Closing, any qualifiers as to materiality or material adverse effect (or words of similar import) contained in any representation and warranty herein shall be disregarded for the purposes of both (i) determining the amount of any and all Losses for which any Party is obligated to indemnify or entitled to indemnity under Section 11.2 and Section 11.3 and (ii) determining whether or not a representation and warranty has been breached or fails to be true and correct.

(g)    The representations and warranties of each of the Parties set forth in this Agreement, subject to the express exceptions thereto, shall not be affected by any information furnished to, or any investigation or audit conducted before or after the Execution Date or the Closing Date by, any of the Parties or their respective representatives in connection with the transactions contemplated hereby. In order to preserve the benefit of the bargain otherwise represented by this Agreement, each Party shall be entitled to rely upon the representations, warranties, covenants and agreements of the other Party set forth herein and in the other Transaction Documents notwithstanding any investigation or audit conducted or any knowledge acquired (or capable of being acquired) before or after the Closing Date or the decision of any Party to complete the Closing.

Section 11.5.    Exclusive Remedy and Certain Limitations.

(a)    Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, each Party’s sole and exclusive remedy against the other Party with respect to the negotiation, performance and consummation of the transactions contemplated hereunder, any breach or failure of the representations, and warranties of the Parties contained in ARTICLE 4, the covenants and agreements of the Parties contained in this Agreement, and the affirmations of such representations, warranties, covenants and agreements contained in the applicable certificates delivered by each Party at Closing pursuant to Section 8.2(d) and Section 8.3(d) are the rights set forth in this ARTICLE 11, the right to seek and enforce injunctive relief and specific performance of any covenants or obligations of such other Party (as limited by the terms of this Agreement) and any other rights expressly set forth in the Transaction Documents, and, except for such rights and remedies, upon Closing, each Assignee waives, releases, remises and forever discharges, and shall cause each member of its Assignee Group to waive, release, remise and forever discharge, each member of its counterpart Assignor Group from any and all Losses, suits, legal or administrative Proceedings, claims, demands, losses, costs, obligations, interest, charges or causes of action whatsoever, in law or in equity, known or unknown, which any member of the applicable Assignee Group might now, or subsequently may, have, based on, relating to or arising out of the applicable Assumed Obligations of such Assignee and the applicable Retained Liabilities of such Assignee in its capacity as an Assignor hereunder, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY AND IMPLIED WARRANTIES,

NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY MEMBER OF THE ASSIGNOR GROUP, INVITEES OR THIRD PARTIES.

(b)    Any claim for indemnity under this ARTICLE 11 by any current or former Affiliate, equityholder, partner, member, officer, director, manager, employee, agent, lender, advisor, representative, accountant, attorney and consultant of any Party must be brought and administered by the applicable Party to this Agreement. No Indemnified Person other than GEP and Vine shall have any rights against either GEP or Vine under the terms of this ARTICLE 11 except as may be exercised on its behalf by Vine or GEP, as applicable, pursuant to this ARTICLE 11. GEP and Vine may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section.

(c)    The amount of any Losses for which the applicable Indemnified Person is entitled to indemnity under this ARTICLE 11 shall be reduced by the amount of insurance or other Third Party proceeds, reimbursements or claims actually realized by such Assignee or applicable member of the Assignee Group (net of reasonable out-of-pocket expenses incurred in obtaining such recovery, including the payment of any deductibles). Such Assignee shall use commercially reasonable efforts to pursue and prosecute any and all insurance claims and any claims against Third Parties for which an Indemnified Person is entitled to indemnity from Assignor under this ARTICLE 11. In the event that any member of the Assignee Group receives funds or proceeds from any insurance carrier or any other Third Party with respect to any Losses, Assignee shall, regardless of when received by such member of the Assignee Group, promptly pay to the Assignor such funds or proceeds to the extent (and not in excess) of any funds previously paid by the Assignor or its Affiliates to the Assignee with respect to such Losses.

(d)    Each Indemnified Person shall make commercially reasonable efforts to mitigate or minimize Losses consistent with the common law doctrine of mitigation of damages upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

(e)    Except to the extent of claims and rights expressly included as part of the Exchange Assets, and subject to Section 12.18, nothing in this Agreement is intended to limit or otherwise waive any recourse or remedies (i) GEP may have against any Person that is not a member of the Vine Group for any Losses or obligations that may be incurred with respect to ownership or operation of the Vine Assets, the GEP Assumed Obligations or the GEP Retained Liabilities or (ii) Vine may have against any Person that is not a member of the GEP Group for any Losses or obligations that may be incurred with respect to ownership or operation of the GEP Assets, the Vine Assumed Obligations or the Vine Retained Liabilities.

Section 11.6.    Indemnification Actions. All claims for indemnification under ARTICLE 11 shall be asserted and resolved as follows:

(a)    For purposes of this ARTICLE 11, the term “Indemnifying Party” when used in connection with particular Losses shall mean the Person(s) having an obligation to indemnify another Person(s) with respect to such Losses pursuant to this ARTICLE 11, and the term “Indemnified Person” when used in connection with particular Losses shall mean a Person(s) having the right to be indemnified with respect to such Losses pursuant to this ARTICLE 11 (including, for the avoidance of doubt, those Persons identified in Section 11.5(b)).

(b)    To make claim for indemnification, defense or reimbursement under this ARTICLE 11, an Indemnified Person shall notify the Indemnifying Party of its claim, including the specific details if reasonably practicable (including supporting documentation of the alleged Losses and such Indemnified Person’s good faith estimate of the applicable claim) of and specific basis under this Agreement for its claim (the “Claim Notice”).

(c)    In the event that any claim for indemnification is based upon a claim by a Third Party against the Indemnified Person (a “Third Party Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Person to give notice of a Third Party Claim shall not relieve the Indemnifying Party of its obligations under this ARTICLE 11 except and then only to the extent such failure materially prejudices the Indemnifying Party’s ability to effectively defend against the Third Party Claim or the Indemnifying Party is able to demonstrate that such failure has otherwise directly affected the Indemnifying Party’s ability to reduce the amount of the indemnifiable Losses. In the event that the claim for indemnification is based upon an alleged inaccuracy, failure or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was allegedly inaccurate, failed or breached.

(d)    In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Third Party Claim. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Party admits or denies its obligation to defend the Indemnified Person, then until such date as the Indemnifying Party admits or it is finally determined by an non-appealable judgment that such obligation exists, the Indemnified Person may file any motion, answer or other pleading, settle any Third Party Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Party is prejudiced or adversely impacted by any such actions.

(e)    If the Indemnifying Party admits its indemnity obligations with respect to any Third Party Claim, then such Indemnifying Party shall have (i) the right and obligation to diligently prosecute and control the defense, at its sole cost and expense, of the Third Party Claim to the extent such Indemnifying Party admits its obligations with respect thereto and (ii) have full control of such defense and Proceedings, including any compromise or settlement thereof (to the extent such Indemnifying Party admits its obligations with respect thereto) unless the compromise or settlement includes the payment of any amount by, the performance of any obligation by, the admission of any guilt by or the limitation of any right or benefit of, the Indemnified Person, in which event the settlement or compromise shall not be effective without the consent of the Indemnified Person, which shall not be unreasonably withheld or delayed. If requested by the Indemnifying Party, the Indemnified Person agrees, at the cost and expense of the Indemnifying Party, to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.6(e) (at the cost of the Indemnifying Party if the Indemnified Person is entitled to indemnification hereunder for such Third Party Claim); provided that the Indemnified Person may file initial pleadings as described in the last sentence of Section 11.6(c) above if required by court or procedural rules to do so within the thirty (30) day period in Section 11.6(c) above. An Indemnifying Party shall not, without the written consent of the Indemnified Person, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (A) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Third Party Claim), (B) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity) or (C) would result in monetary damages in excess of the amount required to be indemnified by the Indemnifying Party hereunder.

(f)    If the Indemnifying Party does not admit its obligation or admits its obligation but fails to diligently defend or settle the Third Party Claim, then the Indemnified Person shall have the right, but not the obligation, to defend and control the defense against the Third Party Claim (at the sole cost and expense of the Indemnifying Party, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Party to admit its obligation to indemnify the Indemnified Person and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Third Party Claim and (ii) if its obligation is so admitted, assume the defense of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted its obligation for indemnification in writing and assumed the defense of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Third Party Claim.

(g)    A claim for indemnification not based upon a Third Party Claim, (a “Direct Claim”) shall be asserted by giving the Indemnifying Party a Claim Notice thereof. The Claim Notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, shall include copies of all available material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Person. The Indemnifying Party shall have sixty (60) days from its receipt of the Claim Notice to (i) cure the Losses complained of, (ii) admit its obligation to provide indemnification with respect to such Losses or (iii) dispute the claim for such Losses. If the Indemnifying Party does not notify the Indemnified Person within such sixty (60) day period that it has cured the Losses or that it disputes the claim for such Losses, the Indemnifying Party shall be conclusively deemed obligated to provide indemnification hereunder with respect to the Direct Claim.

Section 11.7.    Express Negligence/Conspicuous Manner. WITH RESPECT TO THIS AGREEMENT, BOTH PARTIES AGREE (i) THAT THE PROVISIONS SET OUT IN THIS ARTICLE 11 COMPLY WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING A PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY, OR OTHER FAULT OF MEMBERS OF THE OTHER PARTY. EACH PARTY REPRESENTS TO THE OTHER PARTY (1) THAT SUCH PARTY HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT SUCH PARTY WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND (ii) THAT SUCH PARTY FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE 12.

MISCELLANEOUS

Section 12.1.    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the other Party shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt or mailed by certified mail, postage prepaid and return receipt requested, facsimile or by e-mail (with written confirmation of delivery, including automated confirmation of delivery), as follows:

To GEP:	With a copy (that shall not constitute notice) to:

GEP Haynesville, LLC 1425 Lake Front Circle	Bracewell LLP 711 Louisiana Street, Suite 2300
The Woodlands, TX 77380 Telephone: (281) 363-9161 Facsimile: (281) 363-9181 Attn: Margaret W. Molleston	Houston, TX 77002 Telephone: (713) 221-1411 Facsimile: (713) 221-2108 Attn: G. Alan Rafte
Email: mmolleston@geosouthernenergy.com	Email: Alan.Rafte@bracewell.com

GEP Haynesville, LLC 1425 Lake Front Circle
The Woodlands, TX 77380 Telephone: (281) 363-9161 Facsimile: (281) 363-9181 Attn: Legal Department
Email: legal@gephaynesville.com

To Vine:	With a copy (that shall not constitute notice) to:

Vine Oil & Gas, LP	Kirkland & Ellis LLP
5800 Granite Pkwy #550	609 Main Street
Plano, TX 75024 Facsimile: (877) 992-0118 Attn: Eric Marsh Email: eric.marsh@vineoil.com	Houston, TX 77002 Facsimile: (713) 836-3301 Attn: Anthony Speier, P.C. Email: anthony.speier@kirkland.com
Attn: John Regan	Attn: William J. Benitez
Email: jregan1@vineoil.com	Email: william.benitez@kirkland.com

Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth (5th) Business Day following deposit with the U.S. Post Office. Notice given by e-mail shall be effective upon actual receipt (which receipt, in any case, can be evidenced by automated confirmation of delivery to the recipient’s electronic mail inbox) if received during the recipient’s normal business hours, or at the beginning of the next Business Day after receipt if not received during the recipient’s normal business hours. If a date specified herein for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Any Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address to the other Party.

Section 12.2.    Expenses; Filings, Certain Governmental Approvals and Removal of Names.

(a)    Except as otherwise expressly provided in this Agreement, all expenses incurred by a Party in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing (other than in connection with the pursuit or enforcement of any rights and remedies under Section 10.2), including all fees and expenses of counsel, accountants and financial advisers employed by such Party (other than in connection with the pursuit or enforcement of any rights and remedies under Section 10.2), shall be borne solely and entirely by such Party.

(b)    Promptly after the Closing each Assignee shall (i) record all Conveyances and assignments of Exchange Assets conveyed to such Assignee at the Closing in the records of the applicable Governmental Authority, (ii) if applicable, send notices to vendors supplying goods and services for such Exchange Assets and to the operator of such Exchange Assets of the assignment of such Exchange Assets conveyed to such Assignee, (iii) actively pursue all Customary Consents of the assignment of the Exchange Assets conveyed to such Assignee and (iv) actively pursue all other consents and approvals that may be required in connection with the assignment of the Exchange Assets conveyed to such Assignee and the assumption of the applicable Assumed Obligations assumed hereunder by such Assignee, that, in each case, shall not have been obtained prior to the Closing. Each Party shall use its commercially reasonable efforts in order to obtain approval from any Governmental Authority with respect to the Exchange Assets conveyed to such Assignee hereunder, provided, however, each Party shall, in any event, post any and all bonds or other security that may be required with respect to the Exchange Assets conveyed to such Assignee hereunder in excess of its existing lease, pipeline or area-wide bond.

(c)    Upon the occurrence of Closing, as promptly as practicable, but in any case within thirty (30) days after the Closing Date, (a) Vine shall eliminate the names “GEP Haynesville” and any variants thereof from the GEP Assets acquired by Vine pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to GEP or any of its Affiliates and (b) GEP shall eliminate the names “Vine Oil & Gas” and any variants thereof from the Vine Assets acquired by GEP pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Vine or any of its Affiliates.

Section 12.3.    Records.

(a)    No later than thirty (30) days after Closing,

(i)    GEP shall make available to Vine at GEP’s corporate headquarters the GEP Records that are in the possession of GEP for pickup or copying, as applicable, during normal business hours, subject to Section 12.3(b). GEP may retain, at GEP’s sole cost and expense, copies of any and all GEP Records.

(ii)    Vine shall make available to GEP at Vine’s corporate headquarters the Vine Records that are in the possession of Vine for pickup or copying, as applicable, during normal business hours, subject to Section 12.3(b). Vine may retain, at Vine’s sole cost and expense, copies of any and all Vine Records.

(b)    Each Party may retain the originals of those Records relating to Tax and accounting matters and shall provide the other Party, at its request, (i) with copies of such Records that pertain to non-income Tax matters solely related to the Exchange Assets assigned and transferred to such other Party or (ii) if such Records are necessary for a Party to adequately prepare Tax Returns or to contest a legal or administrative Proceeding pursuant to ARTICLE 9.

(c)    Each Assignee shall preserve and keep a copy of all Records in such Party’s possession with respect to the Exchange Assets assigned and transferred hereunder to such Party for a period of at least seven (7) years after the Closing Date. Each Party shall provide to the other Party, at no cost or expense to such Party, full access to such Records (excluding any legally privileged information or confidential information) as remain in such Party’s possession and, during normal business hours and upon reasonable advanced notice, full access to the Exchange Assets and other properties and employees of such Party in connection with matters relating to any Retained Liabilities or any claims or disputes relating to this Agreement or with any Third Parties.

Section 12.4.    Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, (a) in connection with the determination of the existence of any Title Defect or special warranty claim or with respect to conveyancing matters, in each case, as to any Exchange Oil and Gas Property, the Laws of the state where such Exchange Oil and Gas Property is located shall govern and control such determination and (b) in connection with the determination of the existence of any environmental matter, the federal Laws of the United States and the Laws of the state where the applicable affected Exchange Asset is located shall govern and control such determination.

Section 12.5.    Forum Selection; Waiver of Jury Trial.

(a)    Each Party to this Agreement agrees that, except as to any dispute, controversy, matters or claim arising out of or in relation to or in connection with (i) the Adjustment Payment pursuant to Section 2.3 or Section 8.4 (which shall be resolved exclusively in accordance with Section 8.4(a)) or (ii) Disputed Matters (which shall be resolved in accordance with Section 3.2(f)), as to any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”) that cannot be resolved among the Parties, each Party hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Texas in and for either (x) Harris County or the United States District Court for the Southern District of Texas, Houston Division or (y) Dallas County or the United States District Court for the Northern District of Texas, Dallas Division in connection with any Dispute, litigation or Proceeding arising out of this Agreement or any of the transactions contemplated thereby and all Disputes among any the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the courts of the State of Texas in and for either (x) Harris County or the United States District Court for the Southern District of Texas, Houston Division or (y)

Dallas County or the United States District Court for the Northern District of Texas, Dallas Division. Each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or other Proceeding in the foregoing courts.

(b)    EACH PARTY HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.6.    Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. The rights and obligations of each Party with respect to the subject matter of this Agreement shall be determined pursuant to this Agreement. GEP and Vine have had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transactions contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

Section 12.7.    Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof or by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or constitute a waiver of, or consent to a change in or modification of, any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein.

Section 12.8.    Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

Section 12.9.    Assignment. No Party shall be entitled to sell, transfer or assign all or any part of the Exchange Assets being assigned to such Party under this Agreement unless the acquirer, assignee or transferee of such Exchange Assets expressly assumes (in a signed written agreement) the obligations under this Agreement of the selling, assigning or transferring Party with respect to the Exchange Assets being acquired, assigned to or transferred to by such acquirer, assignee or transferee; provided, however, that such requirement for an acquirer, assignee or transferee to assume the obligations under this Agreement shall not be required for a sale, transfer or assignment made pursuant to any transaction involving the sale of interests in the Exchange Oil and Gas Properties received by a Party hereunder covering 640 Net Revenue Acres or less. Unless expressly agreed to in writing by the Parties, no assignment or transfer of any Party’s rights or obligations, or delegation of any Party’s duties, hereunder shall relieve or release any Party from the performance of such Party’s rights or obligations hereunder and the assigning, transferring or delegating Party shall be (and remain) fully liable to the other Party for the performance of all such rights, obligations and duties. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns (who shall each be considered a “Party” to this Agreement upon becoming bound hereby).

Section 12.10.    Entire Agreement. This Agreement, the Confidentiality and Access Agreement, and the other Transaction Documents constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. For the avoidance of doubt, this Agreement constitutes a “definitive written agreement” as contemplated by the Confidentiality and Access Agreement and as such, upon Closing, the Confidentiality and Access Agreement to the extent it covers information relating the Exchange Assets being assigned to either Party hereunder shall automatically terminate, effective as of the Closing Date, or if Closing does not occur, the Confidentiality Agreement shall survive in accordance with its terms.

Section 12.11.    Amendment. This Agreement may be amended or modified only by an agreement in writing signed by GEP and Vine and expressly identified as an amendment or modification.

Section 12.12.    No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Vine and GEP to any claim, cause of action, remedy or right of any kind, except the rights and obligations expressly provided to the Persons described in Section 6.7, Section 11.2, Section 11.3 and Section 12.18. Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person

(including the other members of the GEP Group or Vine Group, as applicable); and (b) no Party hereunder shall have any direct liability to any permitted third party beneficiary, nor shall any permitted third party beneficiary have any right to exercise any rights hereunder for such third-party beneficiary’s benefit except to the extent such rights are brought, exercised and administered by a Party hereto in accordance with Section 11.5(b) above.

Section 12.13.    Limitation on Damages. Notwithstanding anything to the contrary contained herein, NO PERSON SHALL BE ENTITLED TO LOST PROFITS (SOLELY TO THE EXTENT CONSTITUTING CONSEQUENTIAL DAMAGES), INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF VINE AND GEP, FOR ITSELF AND ON BEHALF OF THE RESPECTIVE MEMBERS OF THE VINE GROUP AND GEP GROUP, RESPECTIVELY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS (SOLELY TO THE EXTENT CONSTITUTING CONSEQUENTIAL DAMAGES), INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, in each case other than (i) loss of profits, consequential damages or punitive damages suffered by any Third Party for which responsibility is allocated among the Parties under the terms hereof or (ii) arising out of any breach of Section 6.5. NOTWITHSTANDING THE FOREGOING, LOST PROFITS SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER TO THE EXTENT CONSTITUTING DIRECT DAMAGES.

Section 12.14.    Time of the Essence; Calculation of Time. Time is of the essence in this Agreement.

Section 12.15.    Waiver of Consumer Rights. TO THE EXTENT APPLICABLE TO THE EXCHANGE ASSETS OR ANY PORTION THEREOF, EACH PARTY HEREBY WAIVES IT’S RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS AS WELL AS ITS RIGHTS UNDER THE LOUISIANA DECEPTIVE TRADE PRACTICES ACT, LOUISIANA REVISED STATUTE 51:1401 ET SEQ.; AND ANY SIMILAR LAW OF ANY OTHER JURISDICTION, IN EACH CASE TO THE EXTENT SUCH LAW WOULD OTHERWISE APPLY. EACH PARTY WARRANTS AND REPRESENTS THAT IT: (A) IS EXPERIENCED AND KNOWLEDGEABLE WITH RESPECT TO THE OIL AND GAS INDUSTRY GENERALLY AND WITH TRANSACTIONS OF THE TYPE CONTEMPLATED BY THIS AGREEMENT SPECIFICALLY; (B) POSSESSES AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS HEREIN CONTEMPLATED; AND (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

Section 12.16.    Redhibition Waiver. EACH PARTY (A) WAIVES ALL RIGHTS IN REDHIBITION OR WITH RESPECT TO FREEDOM FROM DIMINUTION IN VALUE BECAUSE OF THE PRESENCE OR ABSENCE OF REDHIBITORY OR OTHER DEFECTS OR VICES PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2475 AND

ARTICLES 2520 THROUGH 2548 OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE; (B) ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE SALE OF THE APPLICABLE EXCHANGE ASSETS HEREUNDER AND THE CONSIDERATION THEREFOR; AND (C) ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF EACH PARTY, HAS BEEN EXPLAINED IN DETAIL AND THAT EACH PARTY HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE EXCHANGE ASSETS.

Section 12.17.    References. In this Agreement: (a) references to any gender includes a reference to all other genders; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement; (e) unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) references to “$” or “dollars” means United States Dollars; (g) “include” and “including” mean include or including without limiting the generality of the description preceding such term; (h) reference to “Exhibit A” means Exhibit A-1 through Exhibit A-4, collectively; and reference to “Exhibit B” means Exhibit B-1 through Exhibit B-4, collectively.

Section 12.18.    No Recourse. Except to the extent a named Party to this Agreement, and subject in all cases to the terms and conditions of and limitations herein, the Parties acknowledge and agree that no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, agent, attorney, representative, affiliate or financing source of any of the Parties to this Agreement (each, a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort or otherwise) for any liabilities of any Party hereto, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. This Agreement may be enforced only against, and any action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may be brought only against the entities that are expressly named as Parties hereto (and their permitted successors and assigns) and then only with respect to the specific obligations set forth herein with respect to each such Person. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 12.18. For clarity, the Parties acknowledge and agree that nothing in this Section 12.18 shall affect any obligations or liabilities of any Non-Recourse Person arising (a) under any agreement other than this Agreement and the Transaction Documents or (b) by reason of such Non-Recourse Person becoming a direct or indirect successor or assign of any Assignee.

Section 12.19.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank. Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

GEP:

GEP HAYNESVILLE, LLC

By:	/s/ Margaret W. Molleston
Name:	Margaret W. Molleston
Title:	President and Chief Executive Officer

Signature Page to Asset Exchange Agreement

Vine:

VINE OIL & GAS LP

By:	Vine Oil & Gas GP LLC
Its:	General Partner

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and Chief Executive Officer

Signature Page to Asset Exchange Agreement

ANNEX 1.1

CERTAIN DEFINITIONS

Annex 1.1	Definitions

(a)	“Accounting Referee” is defined in Section 8.4.

(b)	“Adjustment Amount” means the result of the calculation of the adjustments to the Base Adjustment Amount after giving effect to the adjustments in Section 2.3.

(c)	“Adjustment Payment” means a payment equal to the absolute value of the Adjustment Amount which shall be due to (i) GEP if the Adjustment Amount is negative or (ii) Vine if the Adjustment Amount is positive.

(d)	“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, the terms “control” (including the terms “controlled by” and “under common control with”), with respect to any Person, shall mean the possession, directly or indirectly, of the power to exercise or determine the voting of more than 50% of the voting rights of an entity, or otherwise direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither Vine nor its Affiliates are Affiliates of GEP and its Affiliates.

(e)	“Agreement” is defined in the preamble.

(f)	“Allocated Value” is defined in Section 2.5.

(g)	“Asset Taxes” means ad valorem, property, severance, production, sales, use and similar taxes based upon operation or ownership of the GEP Assets or Vine Assets, as applicable, or the production of Hydrocarbons therefrom, but excluding Income Taxes and Transfer Taxes.

(h)	“Assignee” means, as applicable, (a) GEP, with respect to, and as the assignee of, the Vine Assets and (b) Vine, with respect to, and as the assignee of, the GEP Assets.

(i)	“Assignee Casualty Holdback Assets” is defined in Section 3.5.

(j)	“Assignee Consent Holdback Assets” is defined in Section 3.3(d).

(k)	“Assignee Defect Holdback Assets” is defined in Section 3.2(d)(ii).

(l)	“Assignee Group” means, as applicable, (a) the GEP Group with respect to the rights concerning the Vine Assets under this Agreement and (b) the Vine Group with respect to the rights concerning the GEP Assets under this Agreement.

(m)	“Assignee Preferential Right Holdback Assets” is defined in Section 3.4(c).

(n)	“Assignor” means, as applicable, (a) Vine, with respect to, and as the assignor of, the Vine Assets and (b) GEP, with respect to, and as the assignor of, the GEP Assets.

(o)	“Assignor Casualty Loss Assets” is defined in Section 3.5.

(p)	“Assignor Casualty Loss Properties” is defined in Section 3.5.

(q)	“Assignor Group” means, as applicable, (a) the Vine Group with respect to the rights concerning the Vine Assets under this Agreement and (b) the GEP Group with respect to the rights concerning the GEP Assets under this Agreement.

(r)	“Assignor Preferential Right Asset” is defined in Section 3.4(c).

(s)	“Assumed Obligations” means the Vine Assumed Obligations and the GEP Assumed Obligations, as applicable.

(t)	“Base Adjustment Amount” means zero dollars ($0.00).

(u)	“Base of the Cotton Valley Formation” means the stratigraphic equivalent of 10,464 measured depth feet as such formation is seen in the Halliburton Quad Combo Log run dated September 28, 2010 in the Joseph T Bolan Et al. 27 No. 003 well (Louisiana DNR Serial No. 241735; API No. 17081212320000) located 2,640 feet FSL and 2,425 feet FEL, in Section 27, Township 14 North, Range 11 West, Red River Parish, Louisiana.

(v)	“Base of the Haynesville Formation” means the stratigraphic equivalent of 12,472 measured depth feet as such formation is seen in the Halliburton Quad Combo Log run dated September 28, 2010 in the Joseph T Bolan Et al. 27 No. 003 well (Louisiana DNR Serial No. 241735; API No. 17081212320000) located 2,640 feet FSL and 2,425 feet FEL, in Section 27, Township 14 North, Range 11 West, Red River Parish, Louisiana.

(w)	“Bucket 2 Wells” means those certain Exchange Wells set forth on Schedule 1.1(w), which represent Exchange Wells drilled by or on behalf of (and operated by) GEP or Vine, as applicable, which were spud between January 1, 2017 and June 30, 2017.

(x)	“Bucket 3 Wells” means those certain Exchange Wells set forth on Schedule 1.1(x), which represent Exchange Wells drilled by or on behalf of (and operated by) GEP or Vine, as applicable, which were spud on or after July 1, 2017.

(y)	“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas or New York, New York.

(z)	“Casualty Holdback Acreage” is defined in Section 3.5.

(aa)	“Casualty Loss” means any event constituting (i) an act of God, fire, explosion, pipeline or gathering line failure, earthquake, hurricane, tropical storm, tropical depression, storm, windstorm, lightning strike, blowout or (ii) the expropriation or taking in condemnation or under right of eminent domain of an Exchange Oil and Gas Property or any Exchange Equipment.

(bb)	“CERCLA” is defined in Annex 1.1(ggg).

(cc)	“Claim Date” is defined in Section 3.2(a).

(dd)	“Claim Notice” is defined in Section 11.6(b).

(ee)	“Closing” is defined in Section 8.1.

(ff)	“Closing Date” is defined in Section 8.1.

(gg)	“Closing Letter” means that certain letter agreement to be executed at Closing, dated as of the Closing Date, by and between Vine and GEP, the form of which is attached hereto as Exhibit I.

(hh)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(ii)	“Confidentiality and Access Agreement” is defined in Section 6.5.

(jj)	“Consent Holdback Acreage” is defined in Section 3.3(d).

(kk)	“Contract” means any oral or written contract, agreement, understanding, or instrument; provided that, the term “Contract” shall not include the Exchange Leases and other instruments constituting an Assignor’s chain of title to the Exchange Leases.

(ll)	“Conveyances” is defined in Section 8.2(a).

(mm)	“Conveyed SCADA Equipment” is defined in Annex 1.1(iii).

(nn)	“CPR” is defined in Section 3.2(f)(i).

(oo)	“Credit Support” is defined in Section 6.7.

(pp)	“Cure Period” is defined in Section 3.2(b).

(qq)	“Customary Consents” means any and all consents, approvals, authorizations or permits of, or filings with, or notifications to, any Governmental Authorities or any other Person which are required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of any of the Exchange Assets, in each case, (a) that are not required prior to the assignment of any such interests, assets or properties or are customarily obtained subsequent to the sale or conveyance or (b) do not constitute a Hard Consent or Required Consent.

(rr)	“Defect Amount” is defined in Section 3.2(c).

(ss)	“Defect Holdback Acreage” is defined in Section 3.2(d)(ii).

(tt)	“Defect Notice” is defined in Section 3.2(a).

(uu)	“Defensible Title” means that record title of the applicable Assignor in and to the Exchange Oil and Gas Properties included in the Exchange Assets to be conveyed hereunder by such Assignor which, as of the Effective Date and the Closing Date and subject to Permitted Encumbrances:

(i)	as to any Exchange Well, entitles such Assignor (and will entitle the applicable Assignee, as successor in interest to such Assignor), in the aggregate, to receive a Net Revenue Interest as to the Target Depths with respect to such Exchange Well of not less than the Net Revenue Interest percentage shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, except, in each case, for (1) any decreases in connection with those operations in which Assignor may elect after the Execution Date to be a non-consenting co-owner in accordance with the terms of this Agreement, (2) any decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (3) any decreases resulting from the establishment or amendment, after the Execution Date, of pools or units, (4) any decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (5) as otherwise expressly stated in Exhibit A-3 or Exhibit B-3, as applicable, with respect to such Exchange Well;

(ii)	as to any Exchange Well, obligates such Assignor (and will obligate the applicable Assignee, as successor in interest to such Assignor), in the aggregate, to bear a Working Interest as to the Target Depths with respect to such Exchange Well that is no greater than the Working Interest shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, except (A) as stated in Exhibit A-3 or Exhibit B-3, as applicable, with respect to such Exchange Well and (B) any increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements or applicable Law and increases that are accompanied by at least a proportionate increase in Assignor’s Net Revenue Interest in such Exchange Well with respect to the Target Depths; and

(iii)	as to any Exchange Unit, entitles Assignor (and will entitle the applicable Assignee, as successor in interest to such Assignor), in the aggregate, to the number of Net Revenue Acres as to the Target Depths in and to such Exchange Unit equal to the Net Revenue Acres set forth for such Exchange Unit in Exhibit A-2 or Exhibit B-2, as applicable; and

(iv)	is free and clear of Liens, encumbrances, obligations or defects, other than Permitted Encumbrances.

(vv)	“Deficit Exchange Unit” is defined in Section 3.2(d)(ii).

(ww)	“Direct Claim” is defined in Section 11.6(g).

(xx)	“Disclosure Schedules” means the GEP Disclosure Schedules and the Vine Disclosure Schedules, as applicable.

(yy)	“Dispute” is defined in Section 12.5(a).

(zz)	“Disputed Matter” is defined in Section 3.2(f)(i).

(aaa)	“Effective Date” means 12:01 a.m. local time in Houston, Texas on July 1, 2017.

(bbb)	“Enable” is defined in Section 7.1(d)(iii).

(ccc)	“Enable Consent” is defined in Section 7.1(d)(iii).

(ddd)	“Encana Consent” is defined in Section 7.1(d)(ii).

(eee)	“Encana PSA” means that certain Purchase and Sale Agreement, dated as of August 24, 2015 (as amended from time to time), by and among GEP, Encana Oil & Gas (USA) Inc. and Pavillion Land Development, LLC.

(fff)	“Environmental Defect” shall mean any condition with respect to (a) the air, soil, subsurface, surface waters, ground waters and/or sediments that causes an Assignor or any Affiliate of an Assignor to be in violation of, or non-compliance with, any Environmental Laws with respect to the Exchange Assets to be assigned hereunder by such Assignor or the operation thereof (including any Release of Hazardous Substances), (b) the existence, with respect to such Exchange Assets or the operation thereof, of any Environmental Liabilities, environmental pollution, contamination or degradation where Remediation is presently required (or if known or confirmed, would be presently required) under Environmental Laws or under the express terms of any Exchange Lease or any Exchange Contract and, in each case of (a) or (b), which are chargeable to the Assignor’s Working Interest in such Exchange Asset.

(ggg)	“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA” ); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended and in effect as of or prior to the Closing Date, and all similar Laws of any Governmental Authority having jurisdiction over the Exchange Assets addressing pollution or protection of the environment or biological resources, or public or worker health and safety (to the extent related to Hazardous Substances), in effect as of or prior to the Closing Date.

(hhh)

“Environmental Liabilities” means any and all Loss, Remediation obligations, environmental response costs, costs to cure, cost to investigate or monitor, restoration costs, settlements, penalties, fines, and attorneys’ and consultants’ fees and expenses arising out of or related to any violations of, or non-compliance with, any Environmental Laws, including any contribution obligation under CERCLA or any other Environmental Law or matters incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to any Environmental Defects, any Release or any other environmental condition with respect to the ownership or operation of an Exchange Asset.

(iii)	“Environmental Permits” is defined in Section 4.14(b).

(jjj)	“Exchange Assets” means, as to GEP and Vine, respectively, all of the Assignor’s right, title and interest, as of the Closing Date, in and to the following:

(i)	the GEP Oil and Gas Properties and the Vine Oil and Gas Properties, as applicable;

(ii)	all surface fee interests used or useful in connection with the ownership and operation of the Operator Change Wells included in the GEP Assets, including, those surface fee interests described on Schedule 1.1(jjj)(ii) (the “GEP Surface Interests” );

(iii)	all surface fee interests used or useful in connection with the ownership and operation of the Operator Change Wells included in the Vine Assets, including, those surface fee interests described on Schedule 1.1(jjj)(iii) (the “Vine Surface Interests” );

(iv)	all tank batteries, pipelines, metering facilities, interconnections and other equipment (including all SCADA radio equipment and automation equipment located on an Operator Change Well (the “Conveyed SCADA Equipment” )), machinery, facilities, fixtures and other tangible personal property and improvements, and Exchange Well equipment (both surface and subsurface) located on the Exchange Lands or primarily used in connection with the ownership or operation of the Exchange Oil and Gas Properties or the production, transportation or processing of Hydrocarbons produced therefrom (as to the GEP Assets, the “GEP Equipment” , and as to the Vine Assets, the “Vine Equipment” );

(v)	all Contracts that relate primarily to the ownership or operation of the other Exchange Assets, to the extent, and only to the extent applicable to such other Exchange Assets (as to the applicable GEP Assets, the “GEP Contracts” (which shall include the Encana PSA (as modified by the Encana Consent)), and as to the applicable Vine Assets, the “Vine Contracts” );

(vi)	subject to the grant of certain surface and subsurface rights contained in the Conveyances, as applicable, and to the extent used or useful in connection with the ownership or operation of the applicable Exchange Oil and Gas Properties, those interests described on Exhibit A-4 as “GEP Rights of Way” (the “GEP Rights of Way”) and on Exhibit B-4 as “Vine Rights of Way” (the “Vine Rights of Way” );

(vii)	all (i) Hydrocarbons produced from or attributable to the applicable Exchange Oil and Gas Properties after the Effective Date as well as (ii) all Imbalances as of the Effective Date (the economic transfer of such Imbalances shall be made by a financial adjustment pursuant to Section 2.3(c));

(viii)	subject to Section 12.3, originals (or copies if originals are not available) of the Records owned by each Assignor or its Affiliates which relate solely to the Assignor’s other Exchange Assets, together with a non-assignable, nonexclusive license to make copies of the Records which relate to both an Assignor’s Exchange Assets and any of its Excluded Assets (as to the GEP Assets, the “GEP Records” and as to the Vine Assets, the “Vine Records” ); and

(ix)	all indemnity rights or other rights under any Contracts and all other claims (including claims for insurance) of an Assignor or any Affiliate of an Assignor, in each case, against any Person to the extent related or attributable to, (i) as to GEP as Assignor, any Vine Assumed Obligations and (ii) as to Vine as Assignor, any GEP Assumed Obligations.

Notwithstanding anything herein to the contrary, as to each Assignor, the defined term| “Exchange Assets” expressly excludes the Excluded Assets of that Assignor.

(kkk)	“Exchange Contracts” means the GEP Contracts and the Vine Contracts, as applicable.

(lll)	“Exchange Equipment” means the GEP Equipment and the Vine Equipment, as applicable.

(mmm)	“Exchange Lands” means the GEP Lands and the Vine Lands, as applicable.

(nnn)	“Exchange Leases” means the GEP Leases and the Vine Leases, as applicable.

(ooo)	“Exchange Oil and Gas Properties” means the GEP Oil and Gas Properties and the Vine Oil and Gas Properties, as applicable.

(ppp)	“Exchange Records” means the GEP Records and the Vine Records, as applicable.

(qqq)	“Exchange Rights of Way” means the GEP Rights of Way and the Vine Rights of Way, as applicable.

(rrr)	“Exchange Transaction” is defined in Section 9.3(b).

(sss)	“Exchange Units” means the GEP Units and the Vine Units, as applicable.

(ttt)	“Exchange Wells” means the GEP Wells and the Vine Wells, as applicable.

(uuu)	“Excluded Assets” means, as to GEP and Vine, respectively, the following:

(i)	(i) as to GEP, all of GEP’s right, title and interest, as of the Closing Date, in and to the oil, gas and/or mineral leases, carried interests, force pooled interests and other rights to Hydrocarbons in place, in each case, which are set forth on Exhibit A-1 INSOFAR, BUT ONLY INSOFAR, as such right title and interest is attributable to and/or necessary to produce Hydrocarbons from the Retained Wells set forth on Exhibit C-1 (the “GEP Retained Leasehold Interests”) and (ii) as to Vine, all of Vine’s right, title and interest, as of the Closing Date, in and to the oil, gas and/or mineral leases, carried interests, force pooled interests and other rights to Hydrocarbons in place, in each case, which are set forth on Exhibit B-1 INSOFAR, BUT ONLY INSOFAR, as such right title and interest is attributable to and/or necessary to produce Hydrocarbons from the Retained Wells set forth on Exhibit C-2 (the “Vine Retained Leasehold Interests” and together with the GEP Retained Leasehold Interests, the “Retained Leasehold Interests” );

(ii)	all of Assignor’s right, title and interest, as of the Closing Date, in and to the wellbores set forth on Exhibit C-1 (the “GEP Retained Wells”) or Exhibit C-2 (the “Vine Retained Wells” , and together with the GEP Retained Wells, each a “Retained Well” and collectively, the “Retained Wells” ), as applicable, and any and all Hydrocarbons that are produced (A) as to any horizontal Retained Well, through the horizontal lateral of such Retained Well and (B) as to any vertical Retained Well, through any portion of such Retained Well, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned;

(iii)	subject to the grant of certain surface and subsurface rights contained in the Conveyances, a non-exclusive easement and right-of-way with respect to the Exchange Lands covering the Exchange Oil and Gas Properties being assigned by such Assignor hereunder for access, utilities, gathering lines and produced water lines as may reasonably be necessary or convenient for the applicable Assignor to operate its Retained Wells and produce Hydrocarbons from its Retained Wells;

(iv)	as to GEP, the GEP Excluded Records, and as to Vine, the Vine Excluded Records;

(v)	all trade credits, all accounts receivables and all other proceeds, income or revenues attributable to (i) as to GEP, (A) the GEP Assets with respect to any period of time prior to the Effective Date or (B) the interests of GEP in and to the GEP Excluded Assets and (ii) as to Vine, (A) the Vine Assets with respect to any period of time prior to the Effective Date or (B) the interests of Vine in and to the Vine Excluded Assets;

(vi)	all indemnity rights or other rights under any Contracts included in the Exchange Assets and all claims (including claims for insurance) of such Assignor or any Affiliate of such Assignor, in each case, against any Person to the extent related or attributable to periods on or prior to the Effective Date, other than such rights and claims to the extent attributable to Assumed Obligations of the applicable Assignee (including claims for adjustments or refunds) or matters for which the Assignor is liable for payment or required to indemnify the Assignee under Section 9.1 or ARTICLE 11 (in each case whether or not such claims are pending or threatened as of the Execution Date or the Closing Date);

(vii)	except for the Vine Surface Interests (which are part of the Vine Assets) and the GEP Surface Interests (which are party of the GEP Assets), all of Assignor’s right, title and interest, as of the Closing Date, in and to any surface fee interests, offices, office leases, computers, office equipment, SCADA radio equipment and frequencies, automation systems (including meters and related telemetry and associated communications infrastructure, towers, antennas, data links and network circuits), but expressly excluding the Conveyed SCADA Equipment, and any other personal property located in or on such offices or office leases, and all of an Assignor’s proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(viii)	any Tax refund (whether by payment, credit, offset or otherwise, and together with any interest thereon) or any loss carryforwards in respect of any GEP Taxes, in the case of GEP, or Vine Taxes, in the case of Vine;

(ix)	whether or not relating to the Exchange Assets, any master services agreements, drilling Contracts or similar Contracts of such Assignor;

(x)	all Suspense Funds attributable or relating to the Exchange Assets being conveyed by such Assignor as of the Closing Date;

(xi)	all audit rights and claims for reimbursements for any and all Property Costs, overhead or joint account reimbursements and revenues associated with all joint interest audits and other audits of any (a) of Assignor’s other Excluded Assets and (b) of the applicable Exchange Assets being assigned by such Assignor, but, in the case of the audit rights and claims described in this subpart (b), only to the extent (i) set forth on Schedule 1.1(uuu)(xi)-A (with respect to the GEP Assets) or on Schedule 1.1(uuu)(xi)-B (with respect to the Vine Assets) or (ii) such audit rights or claims cover periods prior to the Effective Date and then only to the extent the applicable Assignor exercises such rights to initiate the applicable audits (and any claims resulting therefrom if so initiated) prior to December 31, 2018;

(xii)	as to GEP, all of GEP’s rights and obligations in, to and under (a) that certain Gas Gathering and Treating Agreement by and between GEP (as successor in interest to ENCANA OIL & GAS (USA) INC.) and Enable (as successor in interest to CENTERPOINT ENERGY FIELD SERVICES, INC.) dated effective September 1, 2009, as has been amended from time to time and (b) that certain Gas Gathering and Treating Agreement by and between GEP (as successor in interest to ENCANA OIL & GAS (USA) INC.) and Enable (as successor in interest to CENTERPOINT ENERGY FIELD SERVICES, INC.) dated effective as of April 29, 2010, as has been amended from time to time;

(xiii)

as to Vine, all of Vine’s rights and obligations in, to and under (a) that certain Gas Gathering and Treating Agreement by and between Vine (as successor in interest to SWEPI LP) and Enable (as successor in interest to CENTERPOINT ENERGY FIELD SERVICES, INC.) dated effective as of September 1, 2009, as has been amended from time to time and (b) that certain Gas Gathering and Treating Agreement by and between Vine (as successor in interest to SWEPI LP) and Enable (as successor in interest to CENTERPOINT ENERGY FIELD SERVICES, INC.) dated effective as of April 29, 2010, as has been amended from time to time;

(xiv)	as to Vine, and with the exception of the Vine Legacy Decommissioning Obligations, all of Vine’s rights and obligations in, to and under the Shell PSA; and

(xv)	as to GEP, all of GEP’s rights and obligations in, to and under (i) the Netting/Set Off Agreement, dated as of November 12, 2015, and as amended from time to time, by and among Encana Oil & Gas (USA) Inc., Encana Marketing (USA) Inc. and GEP and (ii) the Gas Purchase Agreement.

(vvv)	“Excluded Records” means, as to GEP and Vine, respectively, any and all:

(i)	originals of records which relate to both the Assignor’s Exchange Assets and any of its Excluded Assets (subject to the Assignee’s right to copy any such records) and those records retained by Assignor in accordance with Section 12.3(b);

(ii)	corporate, financial, Tax and legal data and records of the Assignor that relate primarily to the Assignor’s or any Affiliate of the Assignor’s business generally (whether or not relating to that Assignor’s Exchange Assets);

(iii)	legal records and legal files of Assignor, including all work product of and attorney-client communications with Assignor’s legal counsel or any other documents or instruments that may be protected by an attorney-client privilege, but excluding any title opinions covering Assignor’s Exchange Oil and Gas Properties; and

(iv)	all data, software and records, core and fluid samples and other engineering, geological and/or geophysical studies and data (including seismic data, seismic records, seismic studies and information, gravity meter surveys, maps based on seismic data and other geological and/or geophysical surveys or data, any processed or reprocessed seismic data), all interpretative data and analyses, including any and all interpretations of any of the foregoing and other similar information and records, in each case relating to an Assignor’s Exchange Assets, including the original data, software and records and copies of any records retained or made by that Assignor pursuant to Section 12.3(b).

(www)	“Fraud” means an actual and intentional misrepresentation or omission of a material fact (excluding any assumption or matter based on projection of future events) which constitutes common law fraud. For the avoidance of doubt, “Fraud” expressly excludes constructive fraud, equitable fraud and promissory fraud.

(xxx)	“Fundamental Reps” means the representations and warranties of GEP and Vine, as applicable, set forth in Section 4.1 through Section 4.3, Section 4.4(a), Section 4.4(b), Section 4.7 and Section 4.21 and, solely with respect to GEP, Section 4.9(b).

(yyy)	“GEP Assets” means all of GEP’s right, title and interest in and to the GEP Oil and Gas Properties, GEP Surface Interests, GEP Contracts, GEP Rights of Way, GEP Equipment, GEP Records and any and all other Exchange Assets owned by or contracted to GEP as of the Closing Date.

(zzz)	“GEP Assumed Obligations” is defined in Section 11.1(b).

(aaaa)	“GEP Contracts” is defined in Annex 1.1(jjj)(v).

(bbbb)	“GEP Conveyances” is defined in Section 8.2(a).

(cccc)	“GEP Disclosure Schedules” means the schedules that set forth exceptions, disclosures or otherwise relate to or are referenced in any of the representations or warranties of GEP set forth in ARTICLE 4.

(dddd)	“GEP Equipment” is defined in Annex 1.1(jjj)(iv).

(eeee)	“GEP Excluded Assets” means the Excluded Assets owned or contracted to GEP as of the Closing Date.

(ffff)	“GEP Excluded Records” means the Excluded Records owned or in the possession of GEP as of the Closing Date.

(gggg)	“GEP Group” is defined in Section 11.2.

(hhhh)	“GEP Lands” means the lands covered by the GEP Leases and the GEP Units.

(iiii)	“GEP Leases” means all of GEP’s right, title and interest, in and to the oil, gas and/or mineral leases, carried interests, force pooled interests and other rights to Hydrocarbons in place, in each case, which are set forth on Exhibit A-1, in each case, INSOFAR AND ONLY INSOFAR, as (i) such right title and interest covers the lands included within the “Vine Unit” noted directly above such lease, carried interest, force pooled interest or other right to Hydrocarbons in place as set forth on Exhibit A-1, (ii) such right, title and interest covers, and/or is reasonably necessary or convenient to produce Hydrocarbons from, the Specified Depths under the lands covered by the applicable lease, carried interest, force pooled interest or other right to Hydrocarbons in place and (iii) to the extent covering depths other than the Specified Depths, but only to the extent such lease, carried interest, force pooled interest or other right to Hydrocarbons in place is attributable to and/or necessary or convenient to produce Hydrocarbons from the Specified Depths from the wellbore of any GEP Well; provided, however, that the term “GEP Leases” does not include any (i) mineral servitudes owned by GEP in the GEP Lands or (ii) royalties, overriding royalties, non-participating royalties and other cost-free shares of production of Hydrocarbons from the GEP Lands owned by GEP.

(jjjj)	“GEP Legacy Decommissioning Obligations” means the duties, obligations and liabilities of every kind and character set forth on Schedule 1.1(jjjj).

(kkkk)	“GEP Oil and Gas Properties” means the GEP Leases, the GEP Units and the GEP Wells, and all appurtenant or ancillary rights attributable thereto.

(llll)	“Gas Purchase Agreement” is defined in Section 6.9.

(mmmm)	“GEP Records” is defined in Annex 1.1(jjj)(viii).

(nnnn)	“GEP Retained Leasehold Interests” is defined in Annex 1.1(uuu)(i).

(oooo)	“GEP Retained Liabilities” is defined in Section 11.3(d).

(pppp)	“GEP Retained Wells” is defined in Annex 1.1(uuu)(ii).

(qqqq)	“GEP Rights of Way” is defined in Annex 1.1(jjj)(vi).

(rrrr)	“GEP Surface Interests” is defined in Annex 1.1(jjj)(ii).

(ssss)	“GEP Taxes” means (a) Income Taxes imposed on GEP or any of its Affiliates or any combined, unitary or consolidated group of which any of the foregoing is or was a member; (b) the Asset Taxes allocable to GEP pursuant to Section 9.1 (taking into account and without duplication of amounts included as adjustments to the Adjustment Payment pursuant to Section 2.3 or Section 8.4); (c) any Taxes imposed on or with respect to the GEP Excluded Assets, (d) all other Taxes imposed on or with respect to the GEP Assets for any taxable period (or portion thereof) ending before the Effective Date, (e) Transfer Taxes to be paid by GEP pursuant to Section 9.2 and (f) any Taxes relating to the Vine Assets that are not Vine Taxes.

(tttt)	“GEP Units” means all of GEP’s right, title and interest, in and to all pooled or unitized acreage which includes all or part of any GEP Lease as set forth on Exhibit A-2, in each case, to the extent such right, title and interest is derived from a GEP Lease.

(uuuu)	“GEP Wells” means all of GEP’s right, title and interest, in and to the Hydrocarbon wells located on the GEP Lands and set forth on Exhibit A-3, in each case, to the extent such right, title and interest is derived from a GEP Lease and, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned.

(vvvv)	“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, or any state, county, parish, city, tribal, quasi-governmental entity or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power.

(wwww)	“Hard Consent” means any consent, approval or authorization that is required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of any Exchange Asset, or any interest therein, as contemplated by this

Agreement, by an Assignor that without securing such consent, approval or authorization would result in voidability, termination or other material impairment of any rights in relation to such Exchange Asset or the voidability of the assignment of such Exchange Asset contemplated hereunder; provided, however, “Hard Consent” shall not include any Customary Consents or Required Consents.

(xxxx)	“Hard Consent Notice” is defined in Section 3.3(b).

(yyyy)	“Hard Consent Property” is defined in Section 3.3(d).

(zzzz)	“Hazardous Substances” means any pollutant, contaminant, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, or otherwise hazardous material or waste defined as “hazardous waste”, “hazardous substance” or “hazardous material” under applicable Environmental Laws and any other chemicals, pollutants, contaminants, wastes, toxic substances, which are classified as hazardous, toxic, radioactive, or otherwise are regulated by, or form the basis for liability under, any applicable Environmental Law including petroleum and petroleum products, asbestos, polychlorinated and naturally occurring radioactive material (“NORM” ).

(aaaaa)	“Hydrocarbons” means oil, gas and other hydrocarbons or minerals produced or processed in association therewith (whether in liquid or gaseous form), or any combination thereof.

(bbbbb)	“Imbalance” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the applicable Exchange Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under processing agreements and imbalances under gathering or transportation agreements.

(ccccc)	“Income Taxes” means Taxes based upon, measured by, or calculated with respect to (a) net income, profits or similar measures, and (b) multiple bases (including corporate, franchise, business and occupation, business license, or similar Taxes) if one or more of the bases on which such Tax is based, measured or calculated is described in the preceding clause (a) of this definition.

(ddddd)	“Indemnified Person” is defined in Section 11.6(a).

(eeeee)	“Indemnifying Party” is defined in Section 11.6(a).

(fffff)	“IPO” means the initial public offering of Class A common stock of Vine Resources pursuant to the Registration Statement on Form S-1 (registration no. 333- 217235) (the “Registration Statement”) filed by Vine Resources with the SEC under the Securities Act of 1933, as amended.

(ggggg)	“Knowledge” means, (a) with respect to GEP, the actual conscious knowledge of only those representatives of GEP named on Schedule 1.1(ggggg)-1 and (b) with respect to Vine, the actual conscious knowledge of only those representatives of Vine named on Schedule 1.1(ggggg)-2.

(hhhhh)	“Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

(iiiii)	“Lien” means any lien, mortgage, pledge, collateral assignment or security interest, of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

(jjjjj)	“Loss” means any and all judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other Proceedings or of any claim, default or assessment).

(kkkkk)	“Net Mineral Acre” means, as to each parcel or tract burdened by an Exchange Lease, the product of (a) the number of surface acres of land that are described in such parcel or tract (i.e. gross acres), multiplied by (b) the Undivided Interests in the fee minerals, mineral servitudes, non-executive interests and other mineral fee interests in the lands covered by such parcel or tract burdened by the applicable Exchange Lease, multiplied by (c) Assignor’s aggregate Working Interest in such Exchange Lease (provided, however, if items (b) and (c) of this definition vary as to different areas or depths within any tracts or parcels burdened by such Exchange Lease, a separate calculation shall be performed with respect to each such area and/or depth).

(lllll)	“Net Revenue Acre” means, with respect to each Exchange Unit, the aggregate sum of the amount calculated with respect to the portion of each of the Exchange Leases included in such Exchange Unit as the product of: (i) the total number of Net Mineral Acres covered by the Assignor’s interest in the portion of such Exchange Lease multiplied by (ii) the Net Revenue Interest attributable to Assignor’s interest in such Exchange Lease; provided, however, that to the extent Assignor’s interest in an Exchange Lease included within the applicable Exchange Unit varies as to different tracts or depths covered by such Exchange Lease (to the extent such tracts or depths are included in the applicable Exchange Unit), there shall be a separate calculation as to the Net Revenue Acres included in each such tract and/or depth and the sum of all such calculations shall be used to determine the total Net Revenue Acres for such Exchange Lease. By way of example, and without limitation, if an Assignor owns a 100% of the interest in an Exchange Lease covering 100 gross surface acres for which the lessor under that Exchange Lease has 50% of the mineral estate (i.e. Undivided Interest) under the subject acreage as to the Target Depths, then that Exchange Lease would contain 50 Net Mineral Acres as to the Target Depths. If the total Royalties affecting that Exchange Lease are 20.0% proportionately reduced to the interest covered by such Exchange Lease (thus the Net Revenue Interest with respect to such Lease would be 80.0%), then the Net Revenue Acres owned by that Assignor with respect to that Exchange Lease would be 40.00 Net Revenue Acres (100 gross surface acres x 50% mineral interest covered x 100% interest in the Exchange Lease x 80% Net Revenue Interest (or .80) = 40.00 Net Revenue Acres).

(mmmmm)	“Net Revenue Acre Amount” is defined in Section 3.2(d)(i).

(nnnnn)	“Net Revenue Interest” means, with respect to any Exchange Oil and Gas Property, the percentage interest in and to all production of Hydrocarbons produced, saved and sold from or allocated to such Exchange Oil and Gas Property, after giving effect to all Royalties.

(ooooo)	“Non-Exchanging Party” is defined in Section 9.3(b)(i).

(ppppp)	“Non-Recourse Person” is defined in Section 12.8.

(qqqqq)	“NORM” is defined in Annex 1.1(zzzz).

(rrrrr)	“Operator Change Wells” means the Exchange Wells set forth on Schedule 1.1(rrrrr) which represent Exchange Wells which are currently operated by the Assignor of such Exchange Well hereunder but for which the Parties shall work (as provided in Section 6.2) to have the Assignee of such Exchange Well appointed as the operator thereof after Closing.

(sssss)	“Party” and “Parties” are defined in the preamble.

(ttttt)	“Permitted Encumbrances” means any or all of the following:

(i)	all Royalties as well as any burdens on production of Hydrocarbons from or allocated to an Exchange Lease or an Exchange Well (or, in each case, the proceeds thereof) which are held of record by Assignor or its Affiliates if the net cumulative effects of such Royalties and burdens do not, individually or in the aggregate, (A) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Interest in the applicable Exchange Well with respect to the Target Depths below that shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, (B) obligate the Assignor (or the applicable Assignee, as successor in interest to such Assignor) to bear a Working Interest for any applicable Exchange Well with respect to the Target Depths above the Working Interest shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, unless the Net Revenue Interest for such Exchange Well as to the Target Depths is greater than the Net Revenue Interest set forth in Exhibit A-3 or Exhibit B-3, as applicable, for such Exchange Well in at least the same proportion as any increase in such Working Interest or (C) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Acre ownership in the applicable Exchange Unit with respect to the Target Depths below that shown for such Exchange Unit in Exhibit A-2 or Exhibit B-2, as applicable;

(ii)

the terms of any Exchange Leases, all Exchange Contracts and the applicable Exchange Rights of Way, including provisions for penalties, suspensions or forfeitures contained therein, to the extent that the terms thereof do not (in absence of non-consent elections or default), individually or in the aggregate, (A) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Interest in the applicable Exchange Well with respect to the Target Depths below that shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, (B) obligate the Assignor (or the applicable Assignee, as successor in interest to such Assignor) to bear a Working Interest for any applicable Exchange Well with respect to the Target Depths above the Working Interest shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, unless the Net Revenue Interest for such Exchange Well as to the Target Depths is greater than the Net Revenue Interest set forth in Exhibit A-3 or Exhibit B-3, as applicable, for such Exchange Well in at least the same proportion as any increase in such Working Interest; (C) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Acre ownership in the applicable Exchange Unit with respect to the Target Depths below that shown for such Exchange Unit in Exhibit A-2 or Exhibit B-2, as applicable; or (D) materially detract from the value of or interfere with the use, operation, ownership of such applicable Exchange Assets (as presently used, owned and operated);

(iii)	rights of first refusal, preferential purchase rights and similar rights with respect to the Exchange Assets;

(iv)	all (A) Customary Consents; (B) consent requirements and similar restrictions which are not applicable to the sale or exchange of the Exchange Assets contemplated by this Agreement and (C) and all consent requirements and similar restrictions with respect to which waivers or consents are obtained from the appropriate Persons prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

(v)	Liens for Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(vi)	Liens created under the terms of the Exchange Leases, Exchange Contracts or Exchange Rights of Way that, in each case, are for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

(vii)	materialman’s, warehouseman’s, workman’s, carrier’s, mechanic’s, vendor’s, repairman’s, employee’s, contractor’s, operator’s Liens, construction Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law) or, if delinquent, being contested in good faith by appropriate actions;

(viii)	failure to record Exchange Leases issued by any Governmental Authority in the real property, conveyance, or other records of the county or parish in which such Exchange Leases are located, provided that the instruments evidencing the conveyance of title to such Exchange Lease to Assignor from its immediate predecessor in title are recorded with the Governmental Authority that issued any such Exchange Lease;

(ix)	conventional rights of reassignment arising upon the expiration or final intention to abandon or release any of the Exchange Assets to the extent not yet triggered;

(x)	easements, rights-of-way, covenants, servitudes, permits, surface leases, conditions, restrictions, and other rights included in or burdening the Exchange Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment, in each case, to the extent they do not, individually or in the aggregate, (A) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Interest in the applicable Exchange Well with respect to the Target Depths below that shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, (B) obligate the Assignor (or the applicable Assignee, as successor in interest to such Assignor) to bear a Working Interest for any applicable Exchange Well with respect to the Target Depths above the Working Interest shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, unless the Net Revenue Interest for such Exchange Well as to the Target Depths is greater than the Net Revenue Interest set forth in Exhibit A-3 or Exhibit B-3, as applicable, for such Exchange Well in at least the same proportion as any increase in such Working Interest; (C) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Acre ownership in the applicable Exchange Unit with respect to the Target Depths below that shown for such Exchange Unit in Exhibit A-2 or Exhibit B-2, as applicable; or (D) materially detract from the value of or interfere with the use, operation, ownership of such applicable Exchange Assets (as presently used, owned and operated);

(xi)	all rights reserved to or vested in any Governmental Authorities (A) to control or regulate any of the Exchange Assets in any manner, (B) to assess Tax with respect to the Exchange Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (C) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Exchange Assets, (D) to presently use such property in a manner which does not, individually or in the aggregate, materially detract from the value of or interfere with the use, operation, ownership of such applicable Exchange Assets (as presently used, owned and operated), or (E) to enforce any obligations or duties affecting the Exchange Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

(xii)	rights of any (A) owner or lessee of any oil and gas interests in formations, strata, horizons or depths other than the Target Depths or (B) common owner of any interest in rights-of-way or easements currently held by Assignor and such common owner as tenants in common or through common ownership, in each case of (A) and (B), to the extent such rights do not, individually or in the aggregate, materially detract from the value of or interfere with the use, operation, ownership of the applicable Exchange Assets (as presently used, owned and operated);

(xiii)	any Liens, defects, burdens or irregularities which are based solely on lack of information in Assignor’s files;

(xiv)	any Liens, defects, irregularities or other matters set forth or described on Exhibit A or Exhibit B, as applicable;

(xv)	the terms and conditions of this Agreement and any agreement or instrument that is required to be executed or delivered hereunder;

(xvi)	such Title Defects as Assignee may have waived in writing or otherwise deemed to have waived hereunder;

(xvii)	defects based on any claims of the termination of Assignor’s title to any Exchange Oil and Gas Property held by production as a consequence of the failure to conduct operations, cessation of production or insufficient production over any period of time absent a claim in writing from any Third Party that such matter has caused title to the applicable Exchange Oil and Gas Property to terminate;

(xviii)	depth severances or any other change in Assignor’s Working Interest, Net Revenue Interest or Net Revenue Acre ownership for an Exchange Oil and Gas Property with depth to the extent that they do not, individually or in the aggregate, (A) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Interest in any applicable Exchange Well with respect to the Target Depths below that shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, (B) obligate the Assignor (or the applicable Assignee, as successor in interest to such Assignor) to bear a Working Interest for any applicable Exchange Well with respect to the Target Depths above the Working Interest shown for such Exchange Well in Exhibit A-3 or Exhibit B-3, as applicable, unless the Net Revenue Interest for such Exchange Well as to the Target Depths is greater than the Net Revenue Interest set forth in Exhibit A-3 or Exhibit B-3, as applicable, for such Exchange Well in at least the same proportion as any increase in such Working Interest; or (C) reduce the Assignor’s (or the applicable Assignee’s, as successor in interest to such Assignor) Net Revenue Acre ownership in the applicable Exchange Unit with respect to the Target Depths below that shown for such Exchange Unit in Exhibit A-2 or Exhibit B-2, as applicable;

(xix)	maintenance of uniform interest provisions (i) contained in any Exchange Contract to the extent compliance with such provisions has been waived in writing by the parties to such Exchange Contract, or (ii) contained in any Exchange Lease to the extent the applicable lessor has waived compliance with such provisions in writing;

(xx)	defects based on the Assignee’s change (or desired change) in the surface or bottom hole location, borehole or drainhole path, well or operational plan, or operational technique (including completion or stimulation technique) of any Exchange Oil and Gas Property or with respect to wells to be drilled on any Exchange Oil and Gas Property;

(xxi)	Liens created under deeds of trust, mortgages and similar instruments by the lessor under an Exchange Lease covering the lessor’s surface and/or mineral interests in the land covered thereby to the extent such mortgage, deed of trust or similar instrument has expired on its terms or the enforcement of which is barred by the applicable statute(s) of limitations or prescription; and

(xxii)	defects consisting of (A) any defect arising out of lack of survey or lack of metes and bounds descriptions, unless a survey or metes and bounds description is expressly required by applicable Law; (B) any defect in the chain of the title consisting of the failure to recite marital status in a document or omissions of succession or heirship Proceedings, unless affirmative evidence shows that such failure or omission results in another Person’s superior claim of title to the Exchange Assets; (C) any defect arising out of lack of corporate or entity authorization, unless affirmative evidence shows that such corporate or entity action was not authorized and results in another Person’s superior claim of title to the Exchange Assets; (D) any gap in the chain of title unless affirmative evidence shows that there is a superior chain of title by an abstract of title, title opinion or landman’s title chain or runsheet; (E) any defect that is cured, released or waived by any Law of limitation or prescription, including adverse possession or which has existed for more than thirty (30) years and no affirmative evidence shows that another Person has asserted a superior claim of title to the Exchange Assets affected thereby; (F) any defect arising from prior oil and gas leases relating to the lands burdened by the Exchange Leases that are terminated but are not surrendered or released of record; and (G) any defect arising from any change in applicable Law after the Execution Date.

(uuuuu)	“Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

(vvvvv)	“Post-Closing Covenant Agreement” means that certain Post-Closing Covenant Agreement to be executed at Closing, dated as of the Closing Date, by and between Vine and GEP the form of which is attached hereto as Exhibit J.

(wwwww)	“Preferential Right Holdback Acreage” is defined in Section 3.4(c).

(xxxxx)	“Preferential Right Notice” is defined in Section 3.4(b).

(yyyyy)	“Preferential Right Property” is defined in Section 3.4(b).

(zzzzz)	“Proceeding” means any complaint, lawsuit, action, suit, claim (including claim of a violation of Law) or other proceeding at Law or in equity or order or ruling, in each case by or before any Governmental Authority.

(aaaaaa)	“Property Costs” means all operating expenses (including costs of insurance, rentals, shut-in payments, and overhead costs charged under the applicable joint operating agreement or other agreement, in each case, to the Exchange Assets) and capital expenditures incurred in the ownership and operation of the Exchange Assets in the ordinary course of business, but excluding (without limitation) liabilities, losses, costs, and expenses attributable to: (a) investigations, administrative Proceedings, settlements, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death, property damage, environmental damage or contamination, other torts; private rights of action given under any Law, or violation of any Law; (b) claims of improper calculation or payment of Royalties; (c) claims for Imbalances (d) casualty loss; (e) the costs to cure or attempt to cure any defects in title or Remediate any Environmental Liability; (f) any Taxes; (g) any corporate level general and administrative expenses; and (h) any claims for indemnification, contribution, or reimbursement from any Person with respect to damages of the type described in preceding clauses (a) through (g) whether such claims are made pursuant to Contract or otherwise.

(bbbbbb)	“Reasonably Equivalent Acreage” means, with respect to any Consent Holdback Acreage, Casualty Holdback Acreage, Defect Holdback Acreage or Preferential Right Holdback Acreage, Exchange Leases of the applicable Assignee which are located within (i) an Exchange Unit being conveyed by the applicable Assignee covering any governmental section that is contiguous to (A) the applicable Exchange Unit containing the corresponding Hard Consent Property or Preferential Right Property (in the case of Consent Holdback Acreage or Preferential Right Holdback Acreage, as applicable) (B) the applicable Deficit Exchange Unit (in the case of Defect Holdback Acreage), or (C) the applicable Exchange Unit where a Casualty Loss occurred (in the case of Casualty Holdback Acreage), or to the extent sufficient qualifying Consent Holdback Acreage, Casualty Holdback Acreage, Defect Holdback Acreage or Preferential Right Holdback Acreage, as applicable, is not available in the Exchange Units described in this subpart (i), (ii) any Exchange Unit being conveyed by the applicable Assignee covering any governmental section that is (A) contiguous to the governmental sections referred to in subpart (i) of this definition, or, to the extent sufficient qualifying Consent Holdback Acreage, Casualty Holdback Acreage, Defect Holdback Acreage or Preferential Right Holdback Acreage, as applicable, is not available in the Exchange Units described in subpart (A) of this subpart (ii), (B) any Exchange Unit being conveyed by the applicable Assignee covering the next closest governmental section to the governmental sections described in subpart (A) of this subpart (ii).

(cccccc)	“Records” means all books, records, files, data, information, drawings and maps to the extent (and only to the extent) related to the Exchange Assets, including electronic copies of all computer records where available, contract files, lease files, well logs, division order files, title opinions and other title information (including abstracts, evidences of rental payments, maps, surveys and data sheets), hazard data and surveys, production records, engineering files and environmental records, but excluding the Excluded Records.

(dddddd)	“Release” means any discharge, emission, spilling, leaking, pumping, pouring, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

(eeeeee)	“Remediate” or “Remediation” mean any remedial, removal, response, investigation, monitoring, construction, closure, disposal, testing, integrity testing, or other corrective actions required under applicable Environmental Laws, in each case taking into account permanent or non-permanent remedies or actions, including mechanisms to contain or stabilize Hazardous Substances, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on any Exchange Oil and Gas Property or Excluded Asset, including caps, dikes, encapsulation, and/or leachate collection systems.

(ffffff)	“Required Consent” is defined in Section 7.1(d)(iv).

(gggggg)	“Requisite Financial Statement Information” is defined in Section 6.8(a).

(hhhhhh)	“Retained Leasehold Interests” is defined in Annex 1.1(uuu)(i).

(iiiiii)	“Retained Liabilities” means the GEP Retained Liabilities and the Vine Retained Liabilities, as applicable.

(jjjjjj)	“Retained Well” is defined in Annex 1.1(uuu)(ii).

(kkkkkk)	“Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other interests payable to Third Parties out of production of Hydrocarbons from or allocated to an Exchange Lease or an Exchange Well or, in each case, the proceeds thereof.

(llllll)	“SEC” means the United States Securities and Exchange Commission.

(mmmmmm)	“Shell Consent” is defined in Section 7.1(d)(i).

(nnnnnn)	“Shell PSA” means that certain Purchase and Sale Agreement, dated as of August 11, 2014 (as amended from time to time) by and among SWEPI LP, Shell Gulf of Mexico Inc. and Vine.

(oooooo)	“Specified Depths” means all intervals, formations, strata, and depths from and below the Base of the Cotton Valley Formation (including the entirety of the Bossier and Haynesville formations).

(pppppp)	“Statement Date” has the meaning set forth in Section 8.4(a).

(qqqqqq)	“Straddle Period” means any Tax period beginning before and ending after the Effective Date.

(rrrrrr)	“Suspense Funds” means any and all Royalties held in suspense by or on behalf of either Assignor (or its respective Affiliates) to the extent related to the Exchange Assets being conveyed by such Assignor, and any interest accrued in escrow accounts for such suspended funds.

(ssssss)	“Target Depths” means all intervals, formations, strata, and depths from and below the Base of the Cotton Valley Formation down through and including the Base of the Haynesville Formation, but limited to the entirety of the Bossier and Haynesville formations.

(tttttt)	“Tax Return” means each tax return, declaration, report, claim for refund or information return or statement relating to Taxes.

(uuuuuu)	“Taxes” means (a) all taxes, assessments, fees, unclaimed property and escheat obligations and other charges of any kind whatsoever imposed by any Governmental Authority, including any foreign, federal, state or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, margin tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax; (b) all interest, penalties, fines, additions to tax, or additional amounts imposed by a Governmental Authority in connection with any item described in subsection (a); and (c) any liability for any item described in subsections (a) or (b), that arises by reason of contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unity Tax Return) or otherwise.

(vvvvvv)	“Termination Date” is defined in Section 10.1(d).

(wwwwww)	“Third Party” means any Person other than GEP, Vine and their respective Affiliates.

(xxxxxx)	“Third Party Claim” is defined in Section 11.6(c).

(yyyyyy)	“Title Defect” means any Lien, encumbrance, obligation, burden or defect, including a discrepancy in Net Revenue Interest, Working Interest or Net Revenue Acres, that results in the failure of the applicable Assignor to have Defensible Title to the Exchange Oil and Gas Properties to be conveyed hereunder by such Assignor.

(zzzzzz)	“Title Threshold” means an amount equal to Forty (40) Net Revenue Acres.

(aaaaaaa)	“Transaction Documents” means this Agreement, the Closing Letter, the Post-Closing Covenant Agreement and each other agreement or instrument required to be executed and delivered by a Party under this Agreement, at or prior to Closing.

(bbbbbbb)	“Transfer Taxes” is defined in Section 9.2.

(ccccccc)	“Treasury Regulations” means the income tax regulations promulgated under the Code.

(ddddddd)	“Uncommon Contract” means, to the extent binding on any Exchange Asset or an Assignee’s ownership thereof after giving effect to the occurrence of Closing, any Contract which is binding on the applicable Assignor conveying such Exchange Asset hereunder but which, as of the Execution Date (and prior to giving effect to the occurrence of Closing), is not binding on the applicable Assignee of such Exchange Asset hereunder.

(eeeeeee)	“Uncommon Litigation” means any actions, litigation, suits or other Proceedings (other than, in each case, actions, litigation, suits or other Proceedings initiated by the applicable Assignee or any of its Affiliates) relating to (a) the Exchange Assets being conveyed by the applicable Party as Assignor hereunder or (b) seeking to prevent the consummation of the transactions contemplated by this Agreement, in each case, to which such Party (or its applicable predecessor in interest) is a named party but to which neither the other Party nor its applicable predecessor in interest is a named party.

(fffffff)	“Undivided Interest” means the specified percentage undivided interest (on an eight-eight’s basis) in the applicable properties and assets (whether tangible or intangible, real or personal).

(ggggggg)	“Vine Assets” means all of Vine’s right, title and interest in and to the Vine Oil and Gas Properties, Vine Surface Interests, Vine Contracts, Vine Rights of Way, Vine Equipment, Vine Records and any and all other Exchange Assets owned by or contracted to Vine as of the Closing Date.

(hhhhhhh)	“Vine Assumed Obligations” is defined in Section 11.1(a).

(iiiiiii)	“Vine Contracts” is defined in Annex 1.1(jjj)(v).

(jjjjjjj)	“Vine Conveyances” is defined in Section 8.2(a).

(kkkkkkk)	“Vine Disclosure Schedules” means the schedules that set forth exceptions, disclosures or otherwise relate to or are referenced in any of the representations or warranties of Vine set forth in ARTICLE 4.

(lllllll)	“Vine Equipment” is defined in Annex 1.1(jjj)(iv).

(mmmmmmm)	“Vine Excluded Assets” means the Excluded Assets owned or contracted to Vine as of the Closing Date.

(nnnnnnn)	“Vine Excluded Records” means the Excluded Records owned or in the possession of Vine as of the Closing Date.

(ooooooo)	“Vine Group” is defined in Section 11.3.

(ppppppp)	“Vine Lands” means the lands covered by the Vine Leases and the Vine Units.

(qqqqqqq)	“Vine Leases” means all of Vine’s right, title and interest, in and to the oil, gas and/or mineral leases, carried interests, force pooled interests and other rights to Hydrocarbons in place, in each case, which are set forth on Exhibit B-1, in each case, INSOFAR AND ONLY INSOFAR, as (i) such right title and interest covers the lands included within the “GEP Unit” noted directly above such lease, carried interest, force pooled interest or other right to Hydrocarbons in place as set forth on Exhibit B-1, (ii) such right, title and interest covers, and/or is reasonably necessary or convenient to produce Hydrocarbons from, the Specified Depths under the lands covered by the applicable lease, carried interest, force pooled interest or other right to Hydrocarbons in place and (iii) to the extent covering depths other than the Specified Depths, but only to the extent such lease, carried interest, force pooled interest or other right to Hydrocarbons in place is attributable to and/or necessary or convenient to produce Hydrocarbons from the Specified Depths from the wellbore of any Vine Well; provided, however, that the term “Vine Leases” does not include any (i) mineral servitudes owned by Vine in the Vine Lands or (ii) royalties, overriding royalties, non-participating royalties and other cost-free shares of production of Hydrocarbons from the Vine Lands owned by Vine.

(rrrrrrr)	“Vine Legacy Decommissioning Obligations” means the duties, obligations and liabilities of every kind and character set forth on Schedule 1.1(rrrrrrr).

(sssssss)	“Vine Oil and Gas Properties” means the Vine Leases, the Vine Units and the Vine Wells, and all appurtenant or ancillary rights attributable thereto.

(ttttttt)	“Vine Records” is defined in Annex 1.1(jjj)(viii).

(uuuuuuu)	“Vine Resources” means Vine Resources Inc., a Delaware corporation formed for the purpose of effecting the IPO and a related corporate reorganization of Vine.

(vvvvvvv)	“Vine Taxes” means (a) Income Taxes imposed on Vine or any of its Affiliates or any combined, unitary or consolidated group of which any of the foregoing is or was a member; (b) the Asset Taxes allocable to Vine pursuant to Section 9.1 (taking into account and without duplication of amounts included as adjustments to the Adjustment Payment pursuant to Section 2.3 or Section 8.4); (c) any Taxes imposed on or with respect to the Vine Excluded Assets, (d) all other Taxes imposed on or with respect to the Vine Assets for any taxable period (or portion thereof) ending before the Effective Date, (e) Transfer Taxes to be paid by Vine pursuant to Section 9.2 and (f) any Taxes relating to the GEP Assets that are not GEP Taxes.

(wwwwwww)	“Vine Retained Leasehold Interests” is defined in Annex 1.1(uuu)(i).

(xxxxxxx)	“Vine Retained Liabilities” is defined in Section 11.2(d).

(yyyyyyy)	“Vine Retained Wells” is defined in Annex 1.1(uuu)(ii).

(zzzzzzz)	“Vine Rights of Way” is defined in Annex 1.1(jjj)(vi).

(aaaaaaaa)	“Vine Surface Interests” is defined in Annex 1.1(jjj)(iii).

(bbbbbbbb)	“Vine Units” means all of Vine’s right, title and interest, in and to all pooled or unitized acreage which includes all or part of any Vine Lease as set forth on Exhibit B-2, in each case, to the extent such right, title and interest is derived from a Vine Lease.

(cccccccc)	“Vine Wells” means all of Vine’s right, title and interest, in and to the Hydrocarbon wells located on the Vine Lands and set forth on Exhibit B-3, in each case, to the extent such right, title and interest is derived from a Vine Lease and, in each case, whether producing, non-producing, permanently or temporarily plugged and abandoned.

(dddddddd)	“Wellbore Limited Title Defect” means any Title Defect which (or the extent to which a Title Defect) impacts an Exchange Well but does not impact the Exchange Unit(s) on which such Exchange Well is located.

(eeeeeeee)	“Working Interest” means, with respect to any Exchange Oil and Gas Property, the percentage of costs and expenses associated with the exploration, drilling, intended development, operation, maintenance and abandonment on or in connection with such Exchange Oil and Gas Property required to be borne with respect thereto, but without regard to the effect of any Royalties or other burdens on production of Hydrocarbons from or allocated to an Exchange Lease or an Exchange Well or, in each case, the proceeds thereof which are held of record by Assignor or its Affiliates.